CUSIP Number 29717DAA2

FOURTH AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

dated as of March 24, 2006

among

ESSEX PORTFOLIO, L.P.,
a California limited partnership,

THE LENDERS LISTED HEREIN,

BANK OF AMERICA, N.A.,
as Administrative Agent,

BANC OF AMERICA SECURITIES LLC,
as Sole Lead Arranger and Sole Book Manager,

PNC BANK, NATIONAL ASSOCIATION,
as Documentation Agent,

UNION BANK OF CALIFORNIA, N.A.,
as Syndication Agent,

COMERICA BANK,
as Managing Agent,

KEYBANK NATIONAL ASSOCIATION,
as Managing Agent,

and

JPMORGAN CHASE BANK, N.A.,
as Managing Agent.

FACTUAL BACKGROUND					1
AGREEMENT					1
1.	DEFINITIONS				1
	1.1	Defined Terms			1
	1.2	Other Interpretive Provisions			23
		1.2.1	Use of Defined Terms		23
		1.2.2	Certain Common Terms		23
			(1)	The Agreement	23
			(2)	Documents	23
			(3)	Meaning of Certain Terms	23
			(4)	Performance	23
			(5)	Contracts	24
			(6)	Laws	24
			(7)	Captions	24
			(8)	Independence of Provisions	24
			(9)	Exhibits	24
			(10)	Times of Day	24
		1.2.3	Accounting Principles		24
			(1)	Accounting Terms	24
			(2)	Fiscal Periods	24
			(3)	Rounding	25
		1.2.4	Letter of Credit Amounts		25
2.	LOAN AMOUNTS AND TERMS				25
	2.1	Amount and Terms of Commitment			25
		(a)	Commitment		25
		(b)	Letters of Credit		25
		(c)	Letter of Credit Applications and Issuer Documents		25
		(d)	Issuance of Letter of Credit		26
		(e)	Drawings Constituting Committed Borrowings		26
		(f)	Limited to Availability		26
		(g)	Benefits of L/C Issuer		26
		2.1.1	No Obligation to Issue Letters of Credit Under Certain Circumstances		27
		2.1.2	Letter of Credit Amendments		27
		2.1.3	Applicability of ISP98		27
	2.2	Swing Line			27
		2.2.1	Swing Loans		27
		2.2.2	Interest on Swing Loans		28
		2.2.3	Principal Payable on Swing Loans		28
		2.2.4	Prepayments of Swing Loans		28

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	2.2.5	Funding of Participations	29
	2.2.6	Refinancing of Swing Loans	29
	2.2.7	Termination of Swing Line	30
	2.2.8	No Swing Loans Upon Default	30
2.3	Procedure for Obtaining Credit (Committed Loans, Swing Loans and Letters of Credit)		30
2.4	Bid Loans		32
	2.4.1	General	32
	2.4.2	Requesting Competitive Bids	32
	2.4.3	Submitting Competitive Bids	32
	2.4.4	Notice to Borrower of Competitive Bids	33
	2.4.5	Acceptance of Competitive Bids	33
	2.4.6	Procedure for Identical Bids	33
	2.4.7	Notice to Lenders of Acceptance or Rejection of Bids	34
	2.4.8	Notice of LIBOR Base Rate	34
	2.4.9	Funding of Bid Loans	34
	2.4.10	Notice of Range of Bids	34
2.5	Loan Accounts; Notes		34
	2.5.1	Loan Accounts	34
	2.5.2	Notes	35
2.6	Letters of Credit		35
	2.6.1	Letter of Credit Drawings and Reimbursements; Funding of Participations	35
	2.6.2	Repayment of Participations	37
	2.6.3	Obligations Absolute	37
	2.6.4	Role of Letter of Credit Issuer	38
	2.6.5	Cash Collateral	39
2.7	Conversion and Continuation Elections of Committed Loans		39
	2.7.1	Election to Convert and Renew	39
	2.7.2	Notice of Conversion/Continuation	39
	2.7.3	Failure to Select a New Interest Period	40
	2.7.4	Number of Interest Periods	40
2.8	Voluntary Termination or Reduction of Commitment		40
2.9	Principal Payments		41
	2.9.1	Optional Prepayments of the Committed Loans	41
	2.9.2	No Optional Prepayments of Bid Loans	41
	2.9.3	Mandatory Repayments	41
	2.9.4	Repayment at Maturity	41
	2.9.5	Repayment of Bid Loans	41
2.10	Extension of Maturity Date		41
2.11	Interest		42
	2.11.1	Accrual Rate	42

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		2.11.2	Payment	42
		2.11.3	Default Interest	42
		2.11.4	Maximum Legal Rate	42
	2.12	Fees		43
		2.12.1	Facility Fee	43
		2.12.2	Letter of Credit Fees	43
		2.12.3	Other Fees	44
	2.13	Computation of Fees and Interest		44
	2.14	Increase in Maximum Commitment Amount		44
		2.14.1	Request for Increase	44
		2.14.2	No Lender Consent Required	44
		2.14.3	Administrative Agent Consent and Conditions to Increase	44
		2.14.4	Rights of Eligible Assignees	45
		2.14.5	Conditions of Increase in Maximum Commitments	45
	2.15	Payments by Borrower		46
		2.15.1	Timing of Payments	46
		2.15.2	Non-Business Days	46
		2.15.3	Payment May be Made by Administrative Agent	47
	2.16	Payments by the Lenders to Administrative Agent		47
		2.16.1	Administrative Agent May Make Committed Borrowings Available	47
		2.16.2	Obligations of Lenders Several	47
		2.16.3	Failure to Satisfy Conditions Precedent	47
		2.16.4	Funding Source	48
	2.17	Sharing of Payments, Etc.		48
	2.18	Defaulting Lender		48
		2.18.1	Notice and Cure of Lender Default; Election Period; Electing Lenders	48
		2.18.2	Removal of Rights; Indemnity	49
		2.18.3	Commitment Adjustments	49
		2.18.4	No Election	50
	2.19	Increases and Decreases in Pro Rata Shares From Existing Agreement		50
3.	TAXES, YIELD PROTECTION AND ILLEGALITY			50
	3.1	Taxes		50
		3.1.1	Payments Free of Taxes	50
		3.1.2	Payment of Other Taxes by Borrower	51
		3.1.3	Indemnification by Borrower	51
		3.1.4	Evidence of Payments	51
		3.1.5	Status of Lenders	51
		3.1.6	Treatment of Certain Refunds	52
	3.2	Illegality		52
	3.3	Increased Costs		52

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		3.3.1	Increased Costs Generally	52
		3.3.2	Capital Requirements	53
		3.3.3	Delay in Requests	53
	3.4	Funding Losses		54
	3.5	Inability to Determine Rates		54
	3.6	Certificate of Lender		55
	3.7	Mitigation Obligations; Replacement of Lenders		55
		(a)	Designation of a Different Lending Office	55
		(b)	Replacement of Lenders	55
	3.8	Survival		55
4.	UNENCUMBERED ASSET POOL			55
	4.1	Additions of Property to the Unencumbered Asset Pool		55
	4.2	Delivery of Information		59
5.	CONDITIONS TO DISBURSEMENTS			60
	5.1	Conditions to Initial Loans		60
		5.1.1	Deliveries to Administrative Agent	60
		5.1.2	Payment of Fees	61
		5.1.3	Payment of Expenses	61
	5.2	Conditions of all Borrowings and Letters of Credit		61
6.	COVENANTS OF BORROWER			62
	6.1	Specific Affirmative Covenants		62
		6.1.1	Compliance with Law	62
		6.1.2	Site Visits	63
		6.1.3	Insurance	63
		6.1.4	Preservation of Rights	64
		6.1.5	Taxes	64
	6.2	Payment of Expenses		65
	6.3	Financial and Other Information; Certification		65
	6.4	Notices		68
	6.5	Negative Covenants		69
		6.5.1	Limitations on Certain Activities	69
		6.5.2	Acquisition Down-REITs	70
	6.6	Type of Business; Development Covenants		71
	6.7	Performance of Acts		72
	6.8	Keeping Guarantor Informed		72
	6.9	Maximum Total Liabilities to Gross Asset Value		72
	6.10	Debt Ratios		72
	6.11	Fixed Charge Coverage Ratio		72
	6.12	Tangible Net Worth		72
	6.13	Maximum Quarterly Dividends		73

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	6.14	Negative Pledge; Limitations on Affiliate Indebtedness		73
	6.15	Change in Ownership of Borrower or Management of the Unencumbered Asset Pool Property		73
	6.16	Books and Records		74
	6.17	Audits		74
	6.18	Cooperation		74
	6.19	ERISA Plans		74
	6.20	Use of Proceeds		74
	6.21	Use of Proceeds - Ineligible Securities		74
	6.22	Existing Convertible “Flipper” Loans		74
7.	Representations and Warranties			74
	7.1	Organization of Borrower, Guarantor and each Permitted Affiliate		75
	7.2	Authorization		75
	7.3	Enforceable Agreement		75
	7.4	Good Standing		75
	7.5	No Conflicts		75
	7.6	Financial Information		75
	7.7	Borrower Not a “Foreign Person”		75
	7.8	Lawsuits		75
	7.9	Permits, Franchises		76
	7.10	Other Obligations		76
	7.11	Income Tax Returns		76
	7.12	No Event of Default		76
	7.13	ERISA Plans		76
	7.14	Location of Borrower		76
	7.15	No Required Third Party/Governmental Approvals		76
	7.16	Regulated Entities		77
8.	DEFAULT AND REMEDIES			77
	8.1	Events of Default		77
	8.2	Remedies		79
		8.2.1	Termination of Commitment to Lend	79
		8.2.2	Acceleration of Loans	79
		8.2.3	Security for Letters of Credit	79
		8.2.4	Exercise of Rights and Remedies	80
	8.3	Application of Funds		80
9.	ADMINISTRATIVE AGENT			81
	9.1	Appointment and Authority		81
	9.2	Rights as a Lender		81
	9.3	Exculpatory Provisions		81
		9.3.1	Limitation of Administrative Agent’s Duties	81
		9.3.2	Limitation of Administrative Agent’s Liability	82

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		9.3.3	Limitation of Administrative Agent’s Responsibilities	82
	9.4	Reliance by Administrative Agent		82
	9.5	Delegation of Duties		82
	9.6	Resignation of Administrative Agent		83
		9.6.1	Notice of Resignation	83
		9.6.2	Resignation by Bank of America	83
	9.7	Non-Reliance on Administrative Agent and Other Lenders		84
	9.8	No Other Duties, Etc.		84
	9.9	Administrative Agent May File Proofs of Claim		84
	9.10	Release of Permitted Affiliate from Payment Guaranty		85
10.	MISCELLANEOUS PROVISIONS			85
	10.1	Amendments and Waivers		85
	10.2	Notices; Effectiveness; Electronic Communication		86
		(a)	Notices Generally	86
		(b)	Electronic Communications	87
		(c)	The Platform	87
		(d)	Change of Address, Etc.	88
		(e)	Reliance by Administrative Agent, L/C Issuer and Lenders	88
	10.3	No Waiver; Cumulative Remedies		88
	10.4	Costs and Expenses; Indemnity; Waiver of Consequential Damages, Etc.		88
		(a)	Costs and Expenses	88
		(b)	Indemnification by the Borrower	89
		(c)	Reimbursement by Lenders	89
		(d)	Payments	90
		(e)	Survival	90
	10.5	Successors and Assigns		90
		(a)	Successors and Assigns Generally	90
		(b)	Assignment by Lenders	90
		(c)	Register	91
		(d)	Participations	91
		(e)	Limitations on Participant Rights	92
		(f)	Certain Pledges	92
		(g)	Electronic Execution of Assignments	92
		(h)	Resignation as L/C Issuer or Swing Line Lender after Assignment	92
	10.6	Confidentiality		93
	10.7	Right of Setoff		94
	10.8	No Third Parties Benefited		94
	10.9	Payments Set Aside		94
	10.10	Counterparts; Integration; Effectiveness		95
	10.11	Survival of Representations and Warranties		95

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10.12	Severability	95
10.13	Replacement of Lenders	95
10.14	Governing Law; Jurisdiction; Etc.	96
	(a) GOVERNING LAW	96
	(b) SUBMISSION TO JURISDICTION	96
	(c) WAIVER OF VENUE	97
	(d) SERVICE OF PROCESS	97
10.15	Waiver of Jury Trial	97
10.16	Judicial Reference	97
10.17	USA PATRIOT Act Notice	98
10.18	Time of the Essence	98
10.19	No Fiduciary Relationship	98
10.20	Amendment and Restatement	99
EXHIBIT A-1	UNENCUMBERED STABILIZED ASSET PROPERTY
EXHIBIT A-2	UNENCUMBERED WORK IN PROCESS PROPERTIES
EXHIBIT B	FORM OF NOTICE OF COMMITTED BORROWING OR CONVERSION/CONTINUATION
EXHIBIT C	FORM OF LETTER OF CREDIT APPLICATION
EXHIBIT D-1	SUPPLEMENTAL SIGNATURE PAGE (EXISTING CO-LENDER)
EXHIBIT D-2	SUPPLEMENTAL SIGNATURE PAGE (NEW CO-LENDER)
EXHIBIT E	COMPLIANCE CERTIFICATE
EXHIBIT F	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT G-1	FORM OF PAYMENT GUARANTY (GUARANTOR)
EXHIBIT G-2	FORM OF PAYMENT GUARANTY (PERMITTED AFFILIATE)
EXHIBIT H-1	FORM OF REVOLVING NOTE
EXHIBIT H-2	FORM OF SWING LINE NOTE
EXHIBIT H-3	FORM OF BID NOTE
EXHIBIT I-1	FORM OF BID REQUEST
EXHIBIT I-2	FORM OF COMPETITIVE BID

SCHEDULE 1.1	LENDERS NAMES, ADDRESSES AND PRO RATA SHARES
SCHEDULE 1.2	ADMINISTRATIVE AGENT’S OFFICE; AGENT’S PAYMENT OFFICE
SCHEDULE 1.3	EXISTING LETTERS OF CREDIT
SCHEDULE 1.4	PERMITTED AFFILIATES
SCHEDULE 1.5	PROCESSING AND RECORDATION FEES

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Execution Copy

FOURTH AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 24, 2006 (this “Agreement”), is among ESSEX PORTFOLIO, L.P., a California limited partnership (“Borrower”), the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as Swing Line Lender and L/C Issuer, PNC BANK, NATIONAL ASSOCIATION, as documentation agent, UNION BANK OF CALIFORNIA, N.A., as syndication agent, COMERICA BANK, as managing agent, and KEYBANK NATIONAL ASSOCIATION, as managing agent, JPMORGAN CHASE BANK, N.A., as managing agent.

Factual Background

A. Certain of the Lenders have previously made available to Borrower an unsecured revolving line of credit and letter of credit facility in the maximum principal amount of $185,000,000 (the “Credit Line”) on the terms and subject to the conditions set forth in that certain Third Amended and Restated Revolving Loan Agreement dated as of April 30, 2004, among Borrower, the financial institutions party thereto and Bank of America, N.A., as administrative agent for the lenders (the “Existing Agreement”).

B. Essex Property Trust, Inc., a Maryland corporation and Borrower’s general partner, and certain subsidiaries of the Borrower designed as “Permitted Affiliates” thereunder have guaranteed Borrower’s obligations under the Existing Agreement.

C. Borrower has requested that the Lenders and Administrative Agent modify the Existing Agreement to, among other things, increase the Credit Line to the maximum principal amount of $200,000,000 (subject to increase pursuant to Section 2.14.5 hereof), to add a Bid Loan facility, and to extend the term. The Lenders and Administrative Agent are willing to modify the Credit Line on the terms and subject to the conditions set forth in this Agreement, which amends and restates the Existing Agreement in full, with the pro rata shares of the Lenders adjusted as set forth in Schedule 1.1 hereof.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.  DEFINITIONS.

1.1  Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Absolute Rate” means either a rate per annum equal to the Reference Rate plus or minus a margin, or another fixed rate of interest expressed in multiples of 1/100th of one basis point, offered by a Lender for an Absolute Rate Bid Loan.

“Absolute Rate Bid Loans” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

“Acquisition down-REIT” shall have the meaning set forth in Section 6.5.2(1).

“Act” shall have the meaning set forth in Section 10.15

“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and any successor administrative agent designated under Section 9.6.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.2, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders in writing.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent’s Payment Office” means the address for payments set forth herein for Administrative Agent, as specified in Schedule 1.2, or such other address as Administrative Agent may from time to time specify by the delivery of a written notice to Borrower and the Lenders.

“Agreement” means this Fourth Amended and Restated Revolving Credit Agreement, as supplemented, modified, amended or amended and restated from time to time.

“Applicable Committed Loan Margin” means the Applicable LIBOR Committed Loan Margin or the Applicable Reference Rate Committed Loan Margin determined from the following pricing grid based on the current published or private ratings of Guarantor’s senior unsecured long term debt, as provided below:

Tier	Guarantor’s Senior Unsecured Long Term Debt Rating	Applicable Libor Committed Loan Margin (bps)	Facility Fee (bps Per Annum)	Applicable Reference Rate Committed Loan Margin (bps)
I	BBB+ and/or Baa1 or better	50	15	0
II	BBB and/or Baa2	60	20	0
III	BBB- and/or Baa3	80	20	0
IV	Less than BBB- and/or Baa3	105	20	25

Borrower shall provide to Administrative Agent annually, on or before June 30, written evidence of the current rating or ratings on Guarantor’s senior unsecured long term debt by any of Moody’s, S&P and/or Fitch, if such rating agency has provided to Guarantor a rating on such senior unsecured long term debt, which evidence shall be reasonably acceptable to Administrative Agent; provided, that, at a minimum, Guarantor must provide such a rating from either Moody’s or S&P. In the event that Guarantor has a rating on its senior unsecured long term debt provided by (a) both Moody’s and S&P, (b) both Moody’s and Fitch, (c) both S&P and Fitch, or (d) each of Moody’s, S&P and Fitch, and there is a difference in rating between such rating agencies, the Applicable Committed Loan Margin shall be based on the lower rating. Changes in the Applicable Committed Loan Margin shall become effective on the first day following the date on which any of Moody’s, S&P or Fitch that has provided Guarantor a rating on Guarantor’s senior unsecured long term debt changes such rating. On the Closing Date, the Applicable Committed Loan Margin shall be based on Tier III.

“Applicable LIBOR Committed Loan Margin” means the Applicable Committed Loan Margin for LIBOR Committed Loans.

“Applicable Reference Rate Committed Loan Margin” means the Applicable Committed Loan Margin for Reference Rate Committed Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Subordination Agreement” has the meaning set forth in Section 6.14(b).

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by Administrative Agent, in substantially the form of Exhibit F or any other form approved by Administrative Agent.

“Availability” means, at any time, an amount equal to the least of (a) 60% of the Unencumbered Asset Pool Value at such time, or (b) the Maximum Commitment Amount at such time.

“Bank of America” means Bank of America, N.A. and its successors.

“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.4.

“Bid Loan” has the meaning set forth in Section 2.4.1.

“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to Borrower.

“Bid Loan Sublimit” means an amount equal to 50% of the Maximum Commitment Amount. The Bid Loan Sublimit is part of, and not in addition to, the Maximum Commitment Amount.

“Bid Note(s)” means each promissory note of Borrower payable to the order of a Lender, substantially in the form of Exhibit H-3 hereto, and any amendments, supplements, modifications, renewals, replacements, consolidations or extensions thereof, evidencing the aggregate indebtedness of Borrower to a Lender resulting from Bid Loans made by such Lender pursuant to this Agreement.

“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit I-1.

“Borrower” has the meaning set forth in the introductory clause hereof.

“Borrower’s Knowledge” means the actual knowledge of the general counsel, principal financial officer or chief executive officer of the general partner of Borrower; provided, however, that, if Administrative Agent, L/C Issuer or any Lender sends a notice with regards to any matter pursuant to the provisions of Section 10.2 hereof, Borrower shall be deemed to have knowledge of the matters set forth in such notice as of the date of receipt of such written notice.

“Borrowing” means a Committed Borrowing, a Bid Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and the state where Administrative Agent’s Office is located, are authorized or required by Law to close and, if the applicable Business Day relates to any LIBOR Loan, means any such day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Interest” means, with respect to any Joint Venture, the ratio of (i) Borrower’s contribution to the capital of such Joint Venture to (ii) the aggregate amount of all contributions to the capital of such Joint Venture.

“Capitalization Rate” means 7.00%; provided, however, that the Required Lenders may during the term of this Agreement and in their reasonable discretion, adjust the Capitalization Rate up to 7.25%.

“Capital Reserve” means the greater of (a) $62.50 per unit per quarter; and (b) the actual Non-Revenue Generating Capital Expenditures per weighted average occupancy unit for all real properties owned by Guarantor and its consolidated subsidiaries, excluding in both cases, however, units owned by Acquisition down-REITs. For the purposes of this definition, “Non-Revenue Generating Capital Expenditures” shall mean improvements and upgrades that extend the useful life of such real property, calculated in a manner consistent with Guarantor’s Form 10-K Annual Report for Guarantor’s fiscal year ending December 31, 2004.

“Cash Collateralize” has the meaning set forth in Section 2.6.5. Derivatives of such term have corresponding meanings.

“Certificate of Compliance” shall have the meaning set forth in Section 6.22.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means the earliest date on which all conditions precedent set forth in Section5.1 are satisfied or waived in accordance with Section 10.1(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBOR Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

“Committed Loan” has the meaning set forth in Section 2.1(a)(i).

“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit I-2, duly completed and signed by a Lender.

“Completion of Construction” means, with respect to any real property, the date that final certificates of occupancy have been issued for all buildings on such property.

“Compliance Certificate” shall have the meaning set forth in Section 4.1(b).

“Conversion” shall have the meaning set forth in Section 6.22.

“Credit Line” has the meaning given to it in Recital A.

“Creditor” has the meaning set forth in Section 6.14(b).

“Debt Service” means the sum of (x) the aggregate interest payments, Letter of Credit Fee and other fees paid or payable in respect of or relating to debt on a property, plus (y) the aggregate principal installments paid and payable (but not balloon payments due at maturity) in respect of or relating thereto.

“Default” means any event or circumstance which, with notice or the passage of time or both, would become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless such failure has been cured, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Defaulting Lender Amount” has the meaning given to it in Section 2.18.1.

“Defaulting Lender Notice” has the meaning given to it in Section 2.18.1.

“Default Rate” means the per annum rate of interest that is 300 basis points in excess of the rate otherwise applicable.

“Designated Borrower’s Account” has the meaning given to it in Section 9.4.

“EBITDA” means, for any fiscal period of Guarantor and its consolidated subsidiaries, (a) the sum for such period of (i) consolidated net income, (ii) consolidated interest expense (including capitalized interest expense); (iii) consolidated charges against income for all federal, state and local taxes based on income, (iv) consolidated depreciation expense, (v) consolidated amortization expense, (vi) the aggregate amount of other non-cash charges and expenses, and (vii) the aggregate amount of extraordinary losses included in the determination of consolidated net income for such period, less (b) the aggregate amount of extraordinary gains included in the determination of consolidated net income for such period, and in each case excluding all Non-Borrower Interests, all as determined in accordance with GAAP, consistently applied. For purposes of this definition, EBITDA includes Borrower’s pro rata shares of interest expense, federal, state and local taxes based on income, depreciation expense and amortization expense for Joint Ventures, based on its Capital Interests in such Joint Ventures.

“Effective Date” shall have the meaning set forth in Section 2.14.3(e).

“Electing Lender” has the meaning given to it in Section 2.18.1.

“Election Notice” has the meaning given to it in Section 2.18.1.

“Election Period” shall have the meaning set forth in Section 2.18.1.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) Administrative Agent in its reasonable discretion, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or subsidiaries. Approval by Administrative Agent or, if required, by Borrower of any Person as an Eligible Assignee shall not constitute a waiver of any right to approve any other Person before such other Person can become an Eligible Assignee.

“EMC” means Essex Management Corporation, a California corporation.

“Environmental Laws” means all federal, state, and local laws, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, governmental restrictions and regulations relating to pollution and the protection of the environment or the release of any Hazardous Substances into the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, and the Clean Air Act, 42 U.S.C. § 7401 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Event of Default” means any of the events or circumstances specified in Section 8.1.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it, under the laws of any Governmental Authority, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any Governmental Authority, and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1.5, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.1.5.

“Existing Agreement” has the meaning given to it in Recital A.

“Existing Letters of Credit” means the letters of credit listed on Schedule 1.3 hereto.

“Facility Fee” has the meaning given to it in Section 2.12.1.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Fee Letter” has the meaning given to it in Section 2.12.3.

“Fitch” means Fitch, Inc.

“Fixed Charges” means, for any fiscal period of Guarantor and its consolidated subsidiaries, the sum of the following items for such period (including Borrower’s share of each such item for each Joint Venture based on its Capital Interest in such Joint Venture): (i) interest expense (whether paid or accrued), other than interest expense on Permitted Affiliate Subordinated Indebtedness, (ii) capitalized interest expense, other than capitalized interest expense with respect to Permitted Affiliate Subordinated Indebtedness, (iii) preferred stock dividends,

(iv) scheduled principal payments on Indebtedness, other than balloon payments and other than payments in respect to Permitted Affiliate Subordinated Indebtedness, and (v) a reserve for recurring capital expenditures in an amount equal to the Capital Reserve for such period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. As an example, if the Borrower is a resident of the United States for tax purposes, a “Foreign Lender” will be any Lender that is organized under the laws of any country, other than the United States.

“Fronting Fee” has the meaning set forth in Section 2.12.2.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, with respect to Guarantor and its consolidated subsidiaries, net income calculated in conformity with the National Association of Real Estate Investment Trusts in its April 2002 White Paper on Funds From Operations.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Asset Value” means, at any time, the sum (without duplication) of (i) an amount equal to EBITDA for Guarantor and its consolidated subsidiaries for the most recent fiscal quarter for which Administrative Agent has received financial statements (excluding any income attributable to properties bought or sold during such fiscal quarter and any income received during such fiscal quarter attributable to the Clarewood Office Building located at 22110-22120 Clarendon Street, Woodland Hills, California, and the office building located at 925 East Meadow Drive, Palo Alto, California), multiplied by four (4) and divided by the Capitalization Rate (expressed as a decimal); (ii) the amount of cash and marketable securities held by Guarantor and its consolidated subsidiaries as of the end of such fiscal quarter; (iii) the aggregate acquisition cost of properties acquired by Guarantor or any of its consolidated subsidiaries during such fiscal quarter (including Borrower’s pro rata shares of any properties acquired by Joint Ventures, based on its Capital Interests in such Joint Ventures); (iv) the aggregate book value of all development property as of the end of such fiscal quarter (including Borrower’s pro rata share of development property held by Joint Ventures, based on its Capital Interests in such Joint Ventures), as reported on Guarantor’s 10K and 10Q; (v) $4,500,000, if Borrower owns the Clarewood Office Building located at 22110-22120 Clarendon Street, Woodland Hills, California at such time; and (vi) $4,500,000, if Borrower owns the office building located at 925 East Meadow Drive, Palo Alto, California at such time.

“Guarantor” means Essex Property Trust, Inc., a Maryland corporation operating as a real estate investment trust.

“Guaranty” means that certain Third Amended and Restated Payment Guaranty of even date herewith, executed by Guarantor and substantially in the form of Exhibit G-1 attached hereto.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

“Hazardous Substance” means any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), polychlorinated biphenyls, radon gas, urea formaldehyde foam insulation, explosive or radioactive material, or infectious or medical wastes, which is or becomes designated, classified or regulated as “toxic,” “hazardous,” a “pollutant” or similar designation under, or which is regulated pursuant to, any Environmental Law.

“Honor Date” shall have the meaning set forth in Section 2.6.1(a).

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (g) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning set forth in Section 10.4(b).

“Information” has the meaning set forth in Section 10.6.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the United States Bankruptcy Code (11 U.S.C. §101 et seq.).

“Interest Payment Date” means (a) the first Business Day of each month for interest due through the last day of the preceding month, (b) the Maturity Date, and (c) the date of any prepayment of any Loan made hereunder, as to the amount prepaid.

“Interest Period” means (a) with respect to any LIBOR Committed Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the conversion date on which the Loan is converted to a LIBOR Committed Loan and ending on the date that is one, two, three, six, nine (subject to the availability by all of the Lenders) or twelve (subject to the availability by all of the Lenders) months thereafter, as selected by Borrower in its Notice of Committed Borrowing or Conversion/Continuation; (b) as to each LIBOR Margin Bid Loan, the period commencing on the Business Day the LIBOR Margin Bid Loan is disbursed and ending on the date that is one, two, three, six or twelve months thereafter, as selected by Borrower in its Bid Request; and (c) as to each Absolute Rate Bid Loan, a period of not less than fourteen days and not more than 360 days as selected by Borrower in its Bid Request; provided that:

(a) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

(b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any subsidiary, Joint Venture or Permitted Affiliate) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Joint Venture” means a Person in which Borrower has an ownership interest that is less than 100%.

“Joint Venture Investments” means the aggregate amount of Borrower’s investments (valued in accordance with GAAP), advances and loans to Joint Ventures unconsolidated under GAAP, excluding investments in such Joint Ventures in which Borrower’s Capital Interest is less than 15%.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.2.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means Bank of America and the several additional financial institutions from time to time a party to this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in the Administrative Questionnaire for such Lender, or such other office as such Lender may designate to Borrower and Administrative Agent in writing from time to time.

“Letter of Credit” means a standby letter of credit issued by Bank of America for Borrower’s account pursuant to Section 2.1, and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Fee” has the meaning set forth in Section 2.12.2.

“Letter of Credit Sublimit” means, at any time, the lesser of (a) $35,000,000 or (b) the difference between (i) the Availability at such time and (ii) the aggregate Outstanding Amount of all Loans (including all Swing Loans and Bid Loans) and the Outstanding Amount of all L/C Obligations outstanding at such time.

“LIBOR Base Rate” has the meaning set forth in the definition of LIBOR Rate.

“LIBOR Bid Margin” for LIBOR Margin Bid Loans, means the margin above or below the LIBOR Base Rate to be added to or subtracted from the LIBOR Base Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

“LIBOR Committed Borrowing” means a Committed Borrowing consisting of LIBOR Committed Loans.

“LIBOR Committed Loan” means a Committed Loan that bears interest at a rate based upon the LIBOR Rate.

“LIBOR Loan” means a LIBOR Committed Loan or a LIBOR Margin Bid Loan.

“LIBOR Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the LIBOR Rate.

“LIBOR Rate” means, for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR Base Rate
1.00 - LIBOR Reserve Percentage

Where,

“LIBOR Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Base Rate” for such Interest Period shall be the rate per annum determined by Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBOR Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to LIBOR funding (currently referred to as “LIBOR liabilities”). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the lessor’s interest under a capital lease (determined in accordance with GAAP), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease (determined in accordance with GAAP).

“Loan” means an extension of credit by a Lender to Borrower pursuant to Article 2, and may be a Bid Loan, a Committed Loan or, in the case of the Swing Line Lender, a Swing Loan.

“Loan Documents” means this Agreement, the Notes, the Guaranty, each Payment Guaranty, each Issuer Document and any other documents delivered to Administrative Agent, on behalf of the Lenders, in connection therewith, in each case as supplemented, modified, amended or amended and restated from time to time.

“Maturity Date” means March 24, 2009, as the same may be extended pursuant to Section 2.10, provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Commitment Amount” means, at any time, an amount equal to $200,000,000, subject to increase pursuant to, and on the terms and subject to the conditions set forth in, Section 2.14, and to decrease pursuant to the provisions of Section 2.8.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Operating Income” for a property means, for the relevant period, the aggregate total cash revenues actually collected from the normal operation of such property (excluding all security deposits until such time as the tenant or other user making such deposit is no longer entitled to return thereof), plus amounts payable to unrelated third parties on behalf of the owner of the property, if actually paid, plus the proceeds of any rental or business interruption insurance actually received by the owner of the property with respect to such property, from which there shall be deducted all costs and expenses paid or payable by the owner and relating to such property (other than Debt Service which is paid and balloon payments), including (a) any charges paid in connection with the use, ownership or operation of such property, (b) any cost of repairs and maintenance, (c) any cost associated with the management of such property, (d) any payroll cost and other expenses for general administration and overhead paid in connection with the use, ownership or operation of such property, (e) current real estate taxes, (f) any sums paid or subject to payment in the nature of a rebate, refund or other adjustment to revenue previously collected, (g) all assessment bond indebtedness (whether principal or interest) in respect of such property paid or payable for the interval in question, (h) all amounts paid to unrelated third parties on behalf of the owner of the property, and (i) any and all costs or expenses, of whatever nature or kind, incurred in connection with the use, ownership or operation of the property; provided, however, that such costs and expenses paid or payable by Borrower and relating to such property shall not include tenant improvement costs, leasing commissions or the costs and expenses of capital improvements and capital repairs, or depreciation, amortization or other non-cash expenses.

“Nominated Property” has the meaning given to it in Section 4.1(a).

“Non-Borrower Interests” means (a) the portion of capital contributed to Borrower or any Joint Venture by a Person other than Borrower or Guarantor; and (b) the portion of income of Borrower or any Joint Venture that is allocated to a Person other than Borrower or Guarantor.

“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness of that Person with respect to which recourse to such Person for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness. Notwithstanding the foregoing, Indebtedness of any Person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness to the effect that such Person shall be liable, beyond the assets securing such Indebtedness, for (a) misapplied moneys, including insurance and condemnation proceeds and security deposits, (b) liabilities (including environmental liabilities) of the holders of such Indebtedness and their affiliates to third parties, (c) breaches of customary representations and warranties given to the holders of such Indebtedness, (d) commission of waste with respect to any part of the collateral securing such Indebtedness, (e) recovery of rents, profits or other income attributable to the collateral securing such Indebtedness collected following a default, (f) fraud, gross negligence or willful misconduct, (g) breach of any covenants regarding compliance with ERISA, and (h) other similar exceptions to the non-recourse nature of the Indebtedness imposed by an institutional lender.

“Notes” means, collectively, the Revolving Notes, the Swing Line Note and the Bid Notes.

“Notice of Committed Borrowing or Conversion/Continuation” means a notice substantially in the form of Exhibit B given by

Borrower to Administrative Agent pursuant to Section 2.3, 2.6 or Section 2.7, as applicable, which shall include, in the case of a request for a Letter of Credit, a Letter of Credit Application.

“O&M Plan” means an operations and maintenance plan relating to any asbestos containing materials.

“Obligations” means all Loans, advances, debts, liabilities, obligations and covenants owing from Borrower, Guarantor or any Permitted Affiliate to any Lender, Administrative Agent or any Indemnitee under any Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising ,and including interest and fees that accrue after the commencement by or against Borrower, Guarantor or any Permitted Affiliate of any proceeding under any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligor” has the meaning set forth in Section 6.14(b).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. Other Taxes shall not include any Excluded Taxes.

“Outstanding Amount” means(s) (a) with respect to Loans (including Swing Loans and Bid Loans) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to the issuance, extension or increase of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” shall have the meaning set forth in Section 10.5(d).

“Payment Guaranty” means a guaranty by a Permitted Affiliate of the Obligations of Borrower under this Agreement in favor of Administrative Agent, as administrative agent for the Lenders, substantially in the form of Exhibit G-2 hereto.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Affiliate” means each direct or indirect wholly-owned subsidiary of Borrower or Guarantor that owns an Unencumbered Asset Pool Property (or holds the interest in such Unencumbered Asset Pool Property as is described in Section 4.1(a)(i)(1)) and is or becomes a party to a Payment Guaranty, including, on the Closing Date, each entity that is listed on Schedule 1.4 hereto. Upon removal of the Unencumbered Asset Pool Property owned by such subsidiary from the Unencumbered Asset Pool pursuant to Section 4.1(b) or Section 4.1(c), and as long as such subsidiary no longer owns (or holds any interest as is described in Section 4.1(a)(i)(1) in) any Unencumbered Pool Property included in the calculation of Availability, such subsidiary shall no longer constitute a Permitted Affiliate hereunder.

“Permitted Affiliate Subordinated Indebtedness” means Indebtedness owing by an Obligor that is Borrower, Guarantor or a Permitted Affiliate, to a Creditor that is Borrower, Guarantor, a Permitted Affiliate or an Affiliate that is a consolidated subsidiary of Guarantor, provided that such Creditor has executed an Approved Subordination Agreement.

“Permitted Liens” has the meaning given to it in Section 4.1(a)(i)(5).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, joint stock company, business trust, unincorporated association or Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning given to it in Section 6.3.

“Pro Rata Share” means, as to any Lender at any time, the percentage indicated for such Lender as its “Pro Rata Share” on Schedule 1.1 (expressed as a decimal rounded to the ninth decimal place), as such percentage may be adjusted from time to time as an increase in the Maximum Commitment Amount as provided in Section 2.14, or to account for any assignments of a Lender’s interest as provided in Section 10.5.

“Reference Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Reference Rate Committed Borrowing” means a Committed Borrowing consisting of Reference Rate Committed Loans.

“Reference Rate Committed Loan” means a Committed Loan that bears interest based on the Reference Rate.

“Register” shall have the meaning set forth in Section 10.5(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Responsible Officer” means any officer of the general partner of Borrower having the authority to execute Loan Documents, Notices of Committed Borrowing or Conversion/Continuation or Bid Requests on behalf of Borrower, as identified to Administrative Agent in a certificate executed by the General Counsel, Principal Financial Officer, Chief Executive Officer, Vice President-Finance or Secretary of Borrower’s general partner.

“Required Lenders” means, as of any date of determination, at least two Lenders having at least 66-2/3% of the Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit have been terminated pursuant to Section 8.2, at least two Lenders holding in the aggregate at least 66-2/3% of the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation, or any determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requirements” shall have the meaning set forth in Section 6.1.1.

“Revolving Note(s)” means each promissory note of Borrower payable to the order of a Lender, substantially in the form of Exhibit H-1 hereto, and any amendments, supplements, modifications, renewals, replacements, consolidations or extensions thereof, evidencing the aggregate indebtedness of Borrower to a Lender resulting from Loans (other than Bid Loans) made by such Lender pursuant to this Agreement; “Revolving Notes” means, at any time, all of the Notes (other than the Swing Line Note and the Bid Notes) executed by Borrower in favor of a Lender outstanding at such time.

“Secured Debt” means Indebtedness that is secured by a Lien encumbering real property owned or leased by the obligor. Notwithstanding the foregoing, Secured Debt shall not include any Permitted Affiliate Subordinated Indebtedness.

“Secured Recourse Debt” means all Secured Debt that is not Non-Recourse Debt.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Supplemental Signature Page” shall have the meaning set forth in Section 2.14.3(c).

“Swing Line” has the meaning given to it in Section 2.2.1.

“Swing Line Availability” means, at any time, the lesser of (a) $25,000,000, or (b) the difference between (i) the Availability at such time and (ii) the aggregate Outstanding Amount of all Loans (including all Swing Loans and Bid Loans) and the Outstanding Amount of all L/C Obligations outstanding at such time.

“Swing Line Borrowing” means a borrowing of a Swing Loan pursuant to Section 2.2.

“Swing Line Lender” means Bank of America, in its capacity as the maker of Swing Loans under Section 2.2, or any successor or replacement thereto under Sections 9.6 or 10.5(h).

“Swing Line Note” means the promissory note of Borrower payable to the order of the Swing Line Lender, substantially in the form of Exhibit H-2 attached hereto, to evidence the Swing Loans, and any amendments, supplements, modifications, renewals, replacements, consolidations or extensions thereof.

“Swing Loan” and “Swing Loans” have the meanings given to them in Section 2.2.1.

“Tangible Net Worth” means at any time, the total consolidated stockholders’ equity of Guarantor and its consolidated subsidiaries at such time, determined in accordance with GAAP, exclusive of Non-Borrower Interests, excluding as assets (i) any loans to tenants for tenant improvements and (ii) assets considered to be intangible under GAAP, including, without limitation, goodwill.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority and arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.

“Total Liabilities” means, without duplication, (a) all Indebtedness of Guarantor and its consolidated subsidiaries, including subordinated debt, capitalized leases, purchase obligations (defined as nonrefundable deposits and non-contingent obligations), L/C Obligations and unfunded obligations of Guarantor, Borrower or any consolidated subsidiary reported in accordance with GAAP, (b) Borrower’s and Guarantor’s pro rata share of non-recourse liabilities of unconsolidated Joint Ventures, based on its Capital Interests in such Joint Ventures; and (c) all liabilities of Affiliates that are recourse to Borrower or Guarantor. The term “Total Liabilities” does not include (i) that portion of Borrower’s liabilities attributable to Non-Borrower Interests; (ii) except as provided in “(b)” above, the Non-Recourse Indebtedness of an Acquisition down-REIT; and (iii) any Permitted Affiliate Subordinated Indebtedness.

“Type” means, (a) in connection with a Committed Loan, the characterization of such loan as a Reference Rate Committed Loan or a LIBOR Committed Loan, and (b) in connection with a Bid Loan, its characterization of such loans as an Absolute Rate Bid Loan or a LIBOR Margin Bid Loan.

“UCC” means the Uniform Commercial Code as in effect in any jurisdiction, as the same may be amended, modified or supplemented from time to time.

“Unencumbered Asset Pool” means, at any time, all of the Unencumbered Asset Pool Properties at such time.

“Unencumbered Asset Pool Property” means each Unencumbered Development Property and each Unencumbered Stabilized Asset Property.

“Unencumbered Asset Pool Value” means, at any time, an amount equal to the sum of the Unencumbered Development Property Value plus the Unencumbered Stabilized Asset Property Value.

“Unencumbered Development Property” means a real property listed Exhibit A-2 and any additional development property that satisfies all of the conditions set forth in Section 4.1(a)(ii), as long as either Borrower or a Permitted Affiliate holds fee simple title to such development property or such development property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in compliance with the second sentence of Section 4.1(c) (subject to the exceptions set forth in Section 4.1(a)(i)(1)). Such development property shall no longer qualify as an Unencumbered Development Property on the date that is the earlier of (i) twelve months following the date on which Completion of Construction on such Unencumbered Development Property has occurred, or (ii) the first fiscal quarter in which such Unencumbered Development Property becomes a Unencumbered Stabilized Asset Property.

“Unencumbered Development Property Value” means, for all Unencumbered Development Property, the aggregate cost book value determined in accordance with GAAP (as shown on the Borrower’s consolidated balance sheet).

“Unencumbered Property” means any real property that satisfied the following conditions:

(a) such real property is at least 99% owned by Guarantor or any of its consolidated subsidiaries in fee simple title, or such real property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in favor of Borrower or any of its consolidated subsidiaries, or an entity that is at least 99% owned by Guarantor or any of its consolidated subsidiaries, in excess of 30 years (provided that no less than 15 years shall be remaining on such ground lease);

(b) Such real property is either (i) operated as residential apartments, with no more than 15% of gross revenue generated by non-residential tenants, or (ii) is real property comprised of residential apartment projects under development, with no more than 15% of such development to be intended for occupancy by non-residential tenants, or in pre-construction phases of the development process; provided that such property under development shall not qualify to be included as a development property under this clause (ii) on the date that is the earlier of (A) twelve months following the date that Completion of Construction on such real property has occurred, or (B) the date that such real property qualified as an operating residential apartment with a minimum occupancy of 80% pursuant to the foregoing clause (i) of this paragraph (b) and paragraph (c) below;

(c) Other than with respect to any real property under development under clause (ii) of paragraph (b) above, such real property shall have minimum occupancy of 80%; and

(d) Such real property is free of all liens, encumbrances and negative pledges, except for: (i) liens for taxes, assessments or governmental charges or levies to the extent that the owner of such real property is not yet required to pay the amount secured thereby; and (ii) liens imposed by law, such as carrier’s, warehouseman’s, mechanic’s, materialman’s and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the owner of such real property, as applicable, has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, such real property is not in danger of being lost or forfeited; and (iii) easements; covenants, conditions and restrictions; reciprocal easement and access agreements and similar agreements relating to ownership and operation.

“Unencumbered Property Value” means:

(a) for all Unencumbered Property that is under development, as described in clause (ii) of paragraph (b) of the definition of “Unencumbered Property,” the aggregate cost book value of such property, determined in accordance with GAAP, as shown on the consolidated balance sheet of the Guarantor and its subsidiaries; and

(b) means, for all other Unencumbered Property, the value of such property, determined as follows:

(i) if at such time such Unencumbered Property has been owned by the Guarantor or any of its consolidated subsidiaries for four or more full consecutive calendar quarters (or, with respect to any such real property that was formerly a development property, as described in paragraph (a) above, if such real property has been developed and has had at least 80% occupancy for four or more full consecutive calendar quarters), such an amount equal to (A) its Net Operating Income for the most recent four consecutive quarter period, less the Capital Reserve for such period, divided by (B) the Capitalization Rate (expressed as a decimal);

(ii) if at such time Guarantor or any of its consolidated subsidiaries has owned such Unencumbered Property for one full calendar quarter or more but fewer than four full consecutive calendar quarters (or, with respect to any such real property that was formerly a development property, as described in paragraph (a) above, if such real property has been developed and has had at least 80% occupancy for one full calendar quarter or more but fewer than four full consecutive calendar quarters), an amount equal to (i) its annualized Net Operating Income for the number of the most recent full consecutive quarters that Guarantor or any of its consolidated subsidiaries has owned such property (e.g., Net Operating Income for properties owned for two full consecutive quarters is annualized by multiplying by a factor of two), less the Capital Reserve for such period, divided by (ii) the Capitalization Rate (expressed as a decimal); or

(iii) if at such time Guarantor or any of its consolidated subsidiaries has owned such Unencumbered Property for less than one full calendar quarter (or, with respect to any such real property that was formerly a development property, as described in paragraph (a) above, if such real property has been developed and has had at least 80% occupancy for less than one full calendar quarter), an amount equal to its acquisition cost;

provided, however, if any of such Unencumbered Properties is owned by a consolidated subsidiary of Guarantor that is not a wholly-owned subsidiary, the Unencumbered Property Value of such Unencumbered Property shall be reduced by the portion of such value that is attributable to the minority interests in such subsidiary.

“Unencumbered Stabilized Asset Property” means a real property listed Exhibit A-1 and any additional real property that satisfies the conditions set forth in Section 4.1(a)(i), in each case as long as either Borrower or a Permitted Affiliate holds fee simple title to such real property or such real property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in compliance with the second sentence of Section 4.1(c), subject to the exceptions set forth in Section 4.1(a)(i)(1) hereof.

“Unencumbered Stabilized Asset Property Value” means, for an Unencumbered Stabilized Asset Property at any time,

(a) if at such time Borrower or a Permitted Affiliate has owned such Unencumbered Stabilized Asset Property for four or more full consecutive calendar quarters (or, with respect to any such real property that was formerly an Unencumbered Development Property or a development property, if such real property has qualified as an Unencumbered Stabilized Asset Property for four or more full consecutive calendar quarters), such an amount equal to (A) its Net Operating Income for the most recent four consecutive quarter period, less the Capital Reserve for such period, divided by (B) the Capitalization Rate (expressed as a decimal);

(b) if at such time Borrower or a Permitted Affiliate has owned such Unencumbered Stabilized Asset Property for one full calendar quarter or more but fewer than four full consecutive calendar quarters (or, with respect to any such real property that was formerly an Unencumbered Development Property or a development property, if such real property has qualified as an Unencumbered Stabilized Asset Property for one full calendar quarter or more but fewer than four full consecutive calendar quarters), an amount equal to (i) its annualized Net Operating Income for the number of the most recent full consecutive quarters that Borrower has owned such property (e.g., Net Operating Income for properties owned for two full consecutive quarters is annualized by multiplying by a factor of two), less the Capital Reserve for such period, divided by (ii) the Capitalization Rate (expressed as a decimal); or

(c) if at such time Borrower or a Permitted Affiliate has owned such Unencumbered Stabilized Asset Property for less than one full calendar quarter (or, with respect to any such real property that was formerly an Unencumbered Development Property or a development property, if such real property has qualified as an Unencumbered Stabilized Asset Property for less than one full calendar quarter), an amount equal to its acquisition cost.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.6.1(a).

“Unsecured Debt” means, at any time, all Indebtedness of Borrower, Guarantor and any wholly owned subsidiary of Borrower or Guarantor that is not Secured Debt at the end of Guarantor’s most recent fiscal quarter, including, without limitation, Indebtedness arising under the Loan Documents. Notwithstanding the foregoing, Unsecured Debt shall not include any Permitted Affiliate Subordinated Indebtedness.

Terms capitalized in this Agreement and not defined in this Section 1 have the meanings given to them elsewhere in this Agreement.

1.2  Other Interpretive Provisions.

1.2.1  Use of Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

1.2.2  Certain Common Terms.

(1)  The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

(2)  Documents. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(3)  Meaning of Certain Terms. The term “including” is not limiting and means “including without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights

(4)  Performance. Whenever any performance obligation hereunder (including a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date (other than with respect to computation of interest owed or accrued under this Agreement), the word “from” means “from and including” and the words “to” and “until” each mean “to and including”. If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all reasonable means, direct or indirect, of taking or not taking such action.

(5)  Contracts. Unless otherwise expressly provided in this Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(6)  Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(7)  Captions. The captions and headings of this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

(8)  Independence of Provisions. If a conflict exists between the terms of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided, however, that the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement, or unless the applicable provisions are inconsistent or cannot be simultaneously enforced or performed.

(9)  Exhibits. All of the exhibits attached to this Agreement are incorporated herein by this reference.

(10)  Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.2.3  Accounting Principles.

(1)  Accounting Terms. Unless the context otherwise clearly requires, all accounting terms not otherwise expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(2)  Fiscal Periods. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Guarantor and its consolidated subsidiaries.

(3)  Rounding. Any financial ratios required to be maintained by Borrower or Guarantor pursuant to this Agreement or any other Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.2.4  Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.  LOAN AMOUNTS AND TERMS.

2.1  Amount and Terms of Commitment.

(a)  Commitment. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth,

(i)  to make Loans (each such loan, a “Committed Loan”) to Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date to be used for the interim financing of acquisitions, for general working capital, and for other purposes permitted by Borrower’s organizational documents other than the repurchase of Guarantor’s common stock, in an aggregate amount not to exceed such Lender’s Pro Rata Share of the Availability, and

(ii)  to fund drawings on any Letters of Credit that the L/C Issuer issues for Borrower’s account from time to time, in an aggregate amount not to exceed at any time outstanding such Lender’s Pro Rata Share of the amount of such drawing. On the date that the L/C Issuer issues a Letter of Credit for Borrower’s account, each Lender shall be deemed to have unconditionally and irrevocably purchased from the L/C Issuer a pro rata risk participation in the stated amount of such Letter of Credit, without recourse or warranty, in an amount equal to such Lender’s Pro Rata Share of the stated amount of such Letter of Credit.

(b)  Letters of Credit. The L/C Issuer agrees to issue Letters of Credit in its standard form for the account of Borrower or any subsidiary, Joint Venture or Permitted Affiliate on any Business Day during the period from the Closing Date to the Maturity Date, for any purpose for which Borrower can obtain Loans under this Agreement, in an aggregate amount not to exceed the Letter of Credit Sublimit; provided, however, that no Letter of Credit shall have an expiry date (or shall have an “evergreen” or other extension provision that results in a final expiry date) that is later than 30 days prior to the then-applicable Maturity Date. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(c)  Letter of Credit Applications and Issuer Documents. Each Letter of Credit issued hereunder (including any supplement, modification, amendment, renewal or extension thereof) will be issued pursuant to the L/C Issuer’s standard form of Letter of Credit Application, substantially in the form attached hereto as Exhibit C (as such form may be modified by Bank of America from time to time), which will set forth the agreement between the account party and the L/C Issuer regarding the Letter of Credit and drawings thereunder.

Additionally, Borrower shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may reasonably require. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(d)  Issuance of Letter of Credit. Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower or account party thereof and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from Administrative Agent or Borrower at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable subsidiary, Joint Venture or Permitted Affiliate) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Bank’s Pro Rata Share times the amount of such Letter of Credit.

(e)  Drawings Constituting Committed Borrowings. Notwithstanding the provisions of Section 2.6.1, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Committed Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal), other than disbursement of Loan proceeds under Section 2.6, and shall be subject to the provisions of Section 2.6.1. Reimbursement of drawings under any Letter of Credit issued for the account of Borrower’s subsidiary, Joint Venture or Permitted Affiliate shall be the responsibility of, and shall create an obligation of, Borrower and any guarantor, including Guarantor and each Permitted Affiliate.

(f)  Limited to Availability. Notwithstanding any contrary provision of this Agreement, the Outstanding Amount of all Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of all L/C Obligations shall not at any time exceed the Availability. Within the limits of the Availability, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1 and under Sections 2.4 and 2.6 prior to the Maturity Date, repay pursuant to Section 2.9 and reborrow pursuant to this Section 2.1 and pursuant to Sections 2.4 and 2.6 prior to the Maturity Date.

(g)  Benefits of L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

2.1.1  No Obligation to Issue Letters of Credit Under Certain Circumstances. The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(a)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(b)  the issuance of such Letter of Credit would violate any laws or one or more policies of the L/C Issuer; or

(c)  a default of any Lender’s obligations to fund under Section 2.6.1(b) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender including, without limitation, Borrower providing Cash Collateral in the amount of such Defaulting Lender’s Pro Rata Share of the requested Letter of Credit.

Letters of Credit shall be issued only for drawing in United States dollars. No Letters of Credit with automatic extension or reinstatement provisions shall be permitted.

2.1.2  Letter of Credit Amendments. The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

2.1.3  Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to the Existing Letters of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

2.2  Swing Line.

2.2.1  Swing Loans. Upon Borrower’s request, and subject to the terms and conditions of this Agreement, the Swing Line Lender may, in its sole and absolute discretion, on and after the Closing Date and prior to the Maturity Date, provide to Borrower a swing line credit facility (the “Swing Line”) of up to $25,000,000; provided that the Swing Line Lender shall not in any event make any Loan under the Swing Line (each a “Swing Loan” and collectively, the “Swing Loans”) if, after giving effect thereto, (a) the sum of the Outstanding Amount of all Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of all L/C Obligations would exceed the Availability at such time, or (b) the aggregate principal amount of all then-outstanding Swing Loans made by the Swing Line Lender would exceed the Swing

 Line Availability at such time. Within the limits of the Swing Line Availability, Borrower may borrow under this Section 2.2.1 at any time prior to the Maturity Date, repay pursuant to Sections 2.2.3 or 2.2.4 and reborrow pursuant to this Section 2.2.1 prior to the Maturity Date. Notwithstanding any contrary provision of this Section 2.2, the Swing Line Lender shall not at any time be obligated to make any Swing Loan. Borrower shall not use the proceeds of any Swing Loan to refinance any outstanding Swing Loan.

2.2.2  Interest on Swing Loans. Notwithstanding the provisions of Sections 2.11.1 and 2.11.2, each Swing Loan outstanding under the Swing Line shall accrue interest at a rate per annum equal to the interest rate applicable to a Reference Rate Committed Loan, which interest shall be payable in arrears on each Interest Payment Date and on the due date for Swing Loans set forth in Section 2.2.3, and shall be payable to Administrative Agent for the account of the Swing Line Lender; provided that, notwithstanding any other provision of this Agreement, each Swing Loan shall bear interest for a minimum of one day.

2.2.3  Principal Payable on Swing Loans. Notwithstanding the provisions of Section 2.9, the principal outstanding under the Swing Line shall be due and payable:

(a)  at or before 10:00 a.m., San Francisco time, on the third Business Day immediately following any date on which a Swing Loan is made under the Swing Line; and

(b)  in any event on the Maturity Date;

provided that, if no Event of Default has occurred and remains uncured, and Borrower is permitted to borrow under the terms of this Agreement (the Availability being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans due and payable) at the time such Swing Loans are due, then unless Borrower notifies the Swing Line Lender that it will repay such Swing Loans on their due date, Borrower shall be deemed to have submitted a Notice of Committed Borrowing or Conversion/Continuation for Reference Rate Committed Loans in an amount necessary to repay such Swing Loans on their due date, and the provisions of Section 2.3 concerning (i) the minimum principal amounts required for Committed Borrowings and (ii) the funding of requested Committed Borrowings as Swing Loans shall not apply to Loans made pursuant to this Section 2.2.3.

2.2.4  Prepayments of Swing Loans. Notwithstanding the provisions of Section 2.9.1, Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Loans, without incurring any premium or penalty; provided that:

(a)  each such voluntary prepayment shall require prior written notice given to Administrative Agent and Swing Line Lender no later than 10:00 a.m. on the day on which Borrower intends to make a voluntary prepayment, and

(b)  each such voluntary prepayment shall be in a minimum amount of $500,000 (or, if less, the aggregate outstanding principal amount of all Swing Loans then outstanding).

2.2.5  Funding of Participations. Immediately upon the making of a Swing Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Loan. The Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Loans. Until each Bank funds its Reference Rate Committed Loan or risk participation pursuant to this Section 2.2.5 to refinance such Bank’s Pro Rata Share of any Swing Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender. From and after the date that any Lender funds such participation pursuant to this Section 2.2.5, such Lender shall, to the extent of its Pro Rata Share, be entitled to receive a ratable portion of any payment of principal and/or interest received by the Swing Line Lender on account of such Swing Loans, payable to such Lender promptly upon such receipt. If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.9 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Reference Rate. Administrative Agent will make such demand upon the request of the Swing Line Lender. The foregoing procedures for purchases of risk participations and the funding by Lenders of their participations in Swing Loans hereunder shall not delay the funding of any Swing Loan advanced to Borrower under Section 2.2.1 hereof.

2.2.6  Refinancing of Swing Loans.

(a)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Reference Rate Committed Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Committed Borrowing or Conversion/Continuation issued under Section 2.3 for purposes hereof) and in accordance with the requirements of Section 2.3, without regard to the minimum and multiples specified therein for the principal amount of Reference Rate Committed Loans, but subject to the unutilized portion of the Commitments and the conditions set forth in Section 5.2. The Swing Line Lender shall furnish Borrower with a copy of the applicable Notice of Committed Borrowing or Conversion/Continuation promptly after delivering such Notice of Committed Borrowing or Conversion/Continuation to Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Committed Borrowing or Conversion/Continuation available to Administrative Agent in immediately available funds for the account of the Swing Line Lender at Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Notice of Committed Borrowing or Conversion/Continuation. Subject to Section 2.2.6(b), each Lender that so makes funds available shall be deemed to have made a Reference Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the Swing Line Lender. Notwithstanding the foregoing, the issuance of a Notice of Committed Borrowing or Conversion/Continuation by the Swing Line Lender under this Section 2.2.6(a) shall not delay the funding of any Swing Loan advanced to Borrower under Section 2.2.1 hereof.

(b)  If for any reason any Swing Loan cannot be refinanced by a Committed Borrowing in accordance with Section 2.2.6(a), the request for Reference Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Loan and each Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.2.6(a) shall be deemed payment in respect of such participation.

(c)  If any Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2.6 by the time specified in Section 2.2.6(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.2.6(c) shall be conclusive absent manifest error.

(d)  Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Loans pursuant to this Section 2.2.6 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever, (ii) subject to Section 2.2.8, the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.2.6 is subject to the conditions set forth in Section 5.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Loans, together with interest as provided herein.

2.2.7  Termination of Swing Line. At any time during the continuance of an Event of Default, the Swing Line Lender may, without Borrower’s consent, upon one Business Day’s notice to Borrower, terminate the Swing Line and cause Reference Rate Committed Loans to be made by the Lenders in an aggregate amount equal to the amount of principal and interest outstanding under the Swing Line (the Availability being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans), and the conditions precedent set forth in Section 2.3 and Section 5.2, and any requirement of Section 2.3 that a Committed Borrowing be funded as a Swing Loan shall not apply to such Committed Loans. The proceeds of such Committed Loans shall be paid to the Swing Line Lender to retire the outstanding principal and interest owing under the Swing Line.

2.2.8  No Swing Loans Upon Default. The Swing Line Lender shall not, without the approval of all Lenders, make a Swing Loan if the Swing Line Lender then has actual knowledge that a Default has occurred and is continuing.

2.3  Procedure for Obtaining Credit (Committed Loans, Swing Loans and Letters of Credit). Each Committed Borrowing shall be made and each Letter of Credit shall be issued upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of Borrower in the form of a Notice of Committed Borrowing or Conversion/ Continuation and, with respect to a Letter of Credit request, a Letter of Credit Application (which notice and, if applicable, Letter of Credit Application, must be received by Administrative Agent prior to 10:00 a.m., San Francisco time, (i) three Business Days prior to the requested borrowing date, in the case of LIBOR Committed Loans, or (ii) one Business Day prior to the requested borrowing date, in the case of Reference Rate Committed Loans, or (iii) on the requested borrowing date, in the case of Swing Loans, or (iv) five Business Days prior to the requested issuance date of a Letter of Credit), specifying:

(a)  the amount of the Committed Borrowing or the Letter of Credit, which in the case of a Committed Borrowing shall be in an aggregate principal amount of not less than (i) $500,000 (or the remaining Availability, if less) for Reference Rate Committed Borrowings or Swing Loans, and (ii) $1,000,000 and increments of $500,000 in excess thereof for any LIBOR Committed Borrowings;

(b)  the requested Committed Borrowing or Letter of Credit issuance date, which shall be a Business Day;

(c)  in the case of a Committed Borrowing, the Type of Committed Loans comprising the Committed Borrowing;

(d)  in the case of a LIBOR Committed Borrowing, the duration of the Interest Period applicable to the Committed Loans comprising such LIBOR Committed Borrowing. If the Notice of Committed Borrowing or Conversion/Continuation fails to specify the duration of the Interest Period for the Committed Loans comprising a LIBOR Committed Borrowing, such Interest Period shall be one month.

Unless the Required Lenders otherwise agree, during the existence of a Default or Event of Default, Borrower may not elect to have a Committed Loan made as, or converted into or continued as, a LIBOR Committed Loan. Notwithstanding the foregoing provisions of this Section 2.3, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Committed Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal) other than disbursement of Committed Loan proceeds under this Section 2.3.

Unless Borrower’s Notice of Committed Borrowing or Conversion/Continuation expressly requests a LIBOR Committed Borrowing, a Reference Rate Committed Borrowing in an amount in excess of the Swing Line Availability or the issuance of a Letter of Credit, each requested Committed Borrowing shall initially be funded as a Swing Loan (unless the Swing Line Lender declines to make a Swing Loan, in which case the requested Committed Borrowing shall be funded as a Reference Rate Committed Borrowing in accordance with this Section 2.3), and shall be subject to the provisions of Section 2.2. Unless the Required Lenders otherwise agree, during the existence of a Default or Event of Default, Borrower may not elect to have a Loan made as, or converted into or continued as, a LIBOR Committed Loan. After giving effect to any Committed Loan, there shall not be more than seven (7) different Interest Periods in effect.

2.4  Bid Loans.

2.4.1  General. Subject to the terms and conditions set forth herein, each Lender agrees that Borrower may from time to time request the Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to Borrower prior to the Maturity Date pursuant to this Section 2.4; provided, however, that after giving effect to any Bid Borrowing, (i) the Outstanding Amount of all Loans (including all Swing Loans and Bid Loans)) plus the Outstanding Amount of all L/C Obligations shall not exceed the Availability, and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than seven (7) different Interest Periods in effect with respect to Bid Loans at any time.

2.4.2  Requesting Competitive Bids. Borrower may request the submission of Competitive Bids by delivering a Bid Request to Administrative Agent not later than 10:00 a.m., San Francisco time, (a) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans, or (b) four Business Days prior to the requested date of any Bid Borrowing that is to consist of LIBOR Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of Borrower. No Bid Request shall contain a request for (A) more than one Type of Bid Loan or (B) Bid Loans having more than three different Interest Periods. Unless Administrative Agent otherwise agrees in its sole and absolute discretion, Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

2.4.3  Submitting Competitive Bids.

(a)  Administrative Agent shall promptly notify each Lender of each Bid Request received by it from Borrower and the contents of such Bid Request.

(b)  Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to Administrative Agent not later than 10:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of LIBOR Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of LIBOR Margin Bid Loans, the LIBOR Bid Margin with respect to each such LIBOR Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

(c)  Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in Section 2.4.3(b), (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.

(d)  Subject only to the provisions of Sections 3.2, 3.5 and 5.2 and clause (c) above, each Competitive Bid shall be irrevocable.

2.4.4  Notice to Borrower of Competitive Bids. Not later than 11:00 a.m. (a) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans, or (b) three Business Days prior to the requested date of any Bid Borrowing that is to consist of LIBOR Margin Bid Loans, Administrative Agent shall notify Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.4.3 and of the terms of the offers contained in each such Competitive Bid.

2.4.5  Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Bid Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of LIBOR Margin Bid Loans, Borrower shall notify Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.4.4. Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. Borrower may accept any Competitive Bid in whole or in part; provided that:

(a)  the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

(b)  the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

(c)  the acceptance of offers may be made only on the basis of ascending Absolute Rates or LIBOR Bid Margins within each Interest Period; and

(d)  Borrower may not accept any offer that is described in Section 2.4.3(c) or that otherwise fails to comply with the requirements hereof.

2.4.6  Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or LIBOR Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole

(together with any other Competitive Bids at lower Absolute Rates or LIBOR Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.4.5(c)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by Borrower, Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

2.4.7  Notice to Lenders of Acceptance or Rejection of Bids. Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by Borrower by the applicable time specified in Section 2.4.5 shall be deemed rejected.

2.4.8  Notice of LIBOR Base Rate. If any Bid Borrowing is to consist of LIBOR Margin Bid Loans, Administrative Agent shall determine the LIBOR Base Rate for the relevant Interest Period, and promptly after making such determination, shall notify Borrower and the Lenders that will be participating in such Bid Borrowing of such LIBOR Base Rate.

2.4.9  Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.4.7 that all or a portion of its Competitive Bid has been accepted by Borrower shall make the amount of its Bid Loan(s) available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 5.2, Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent.

2.4.10  Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.4, Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

2.5  Loan Accounts; Notes.

2.5.1  Loan Accounts. The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The loan accounts or records maintained by Administrative Agent and each Lender shall, absent manifest error, be conclusive of the amounts of the Loans made by the Lenders to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect Borrower’s obligations hereunder to pay any amount owing with respect to the Loans. In addition to the accounts and records referred to above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Loans.

In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

2.5.2  Notes. The Loans made by each Lender shall be evidenced by a Revolving Note in the form of Exhibit H-1 hereto, payable to the order of such Lender in an amount equal to such Lender’s Pro Rata Share of the Maximum Commitment Amount on the Closing Date. In addition, the Swing Loans made by the Swing Line Lender may be evidenced by a Swing Line Note in the form of Exhibit H-2 hereto, payable to the order of the Swing Line Lender in the maximum amount of $25,000,000. In addition, the Bid Loans that may be made by a Lender pursuant to Section 2.4 may be evidenced by Bid Notes payable to the order of each Lender, in the form of Exhibit H-3 hereto. Each Lender may endorse on any schedule annexed to its Note(s) the date, amount and maturity of each Loan that it makes (which shall not include undrawn amounts on outstanding Letters of Credit, but shall include the amounts of any drawings on outstanding Letters of Credit), and the amount of each payment of principal that Borrower makes with respect thereto. Borrower irrevocably authorizes each Lender to endorse its Note(s), and such Lender’s record shall be conclusive absent manifest error; provided, however, that any Lender’s failure to make, or its error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect Borrower’s obligations to such Lender hereunder or under its Note(s).

2.6  Letters of Credit.

2.6.1  Letter of Credit Drawings and Reimbursements; Funding of Participations.

(a)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Reference Rate Committed Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.3 for the principal amount of Reference Rate Committed Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Notice of Committed Borrowing or Conversion/Continuation). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.6.1(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)  Each Lender shall upon any notice pursuant to Section 2.6.1(a) make funds available to Administrative Agent for the account of the L/C Issuer, at Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed

Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.6.1(c), each Lender that so makes funds available shall be deemed to have made a Reference Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer.

(c)  With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Reference Rate Committed Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer, an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate set forth in Section 2.11.3. In such event, each Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.6.1(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.6.1.

(d)  Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.6.1 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(e)  Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer, for amounts drawn under Letters of Credit, as contemplated by this Section 2.6.1, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.6.1 is subject to the conditions set forth in Section 5.2 (other than delivery by Borrower of a Notice of Committed Borrowing or Conversion/Continuation). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(f)  If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.6.1 by the time specified in Section 2.6.1(b), the L/C Issuer, shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.6.1(f) shall be conclusive absent manifest error.

2.6.2  Repayment of Participations.

(a)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.6.1, if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

(b)  If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 2.6.1(a) is required to be returned under any of the circumstances described in Section 10.9 (including pursuant to any settlement entered into by the L/C Issuer, in its discretion), each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

2.6.3  Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer, for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(b)  the existence of any claim, counterclaim, set-off, defense or other right that Borrower or any subsidiary, Joint Venture or Permitted Affiliate may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)  any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any insolvency or bankruptcy law; or

(e)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any subsidiary, Joint Venture or Permitted Affiliate.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

2.6.4  Role of Letter of Credit Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent or any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Administrative Agent or any of their respective Related Parties, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.6.3. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Notwithstanding anything to the contrary in Section 2.6.3 or in this Section 2.6.4, Borrower or any subsidiary, Joint Venture or Permitted Affiliate for whose benefit a Letter of Credit was issued may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower or such subsidiary, Joint Venture or Permitted Affiliate, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower or such subsidiary, Joint Venture or Permitted Affiliate which Borrower or such subsidiary, Joint Venture or Permitted Affiliate proves were caused by the willful misconduct or gross negligence of the L/C Issuer or the willful failure of the L/C Issuer to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.

2.6.5  Cash Collateral. Upon the request of Administrative Agent, (a) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (b) if, as of the Letter of Credit expiration date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, Borrower shall immediately Cash Collateralize the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (determined as of the date of such L/C Borrowing or the Letter of Credit expiration date, as the case may be). Sections 2.9.3(a) and 8.2.3 set forth certain additional requirements to deliver Cash Collateral hereunder. “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Borrower hereby grants to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Administrative Agent.

2.7  Conversion and Continuation Elections of Committed Loans.

2.7.1  Election to Convert and Renew. Borrower may, upon irrevocable written notice to Administrative Agent in accordance with Section 2.7.2:

(a)  elect to convert, on any Business Day, any Reference Rate Committed Loans (or any part thereof in an amount not less than $1,000,000 and increments of $500,000 in excess thereof) into LIBOR Committed Loans;

(b)  elect to convert on the last day of any Interest Period any LIBOR Committed Loans maturing on such date (or any part thereof in an amount not less than $500,000) into Reference Rate Committed Loans; or

(c)  elect to renew on the last day of any Interest Period (for a new Interest Period that commences immediately upon the expiration of such existing Interest Period) any LIBOR Committed Loans maturing on such date (or any part thereof in an amount not less than $1,000,000 and increments of $500,000 in excess thereof);

provided, that if the aggregate amount of LIBOR Committed Loans in respect of any Committed Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $1,000,000, such LIBOR Committed Loans shall automatically convert into Reference Rate Committed Loans, and on and after such date the right of Borrower to continue such Committed Loans as, and convert such Committed Loans into, LIBOR Committed Loans shall terminate.

2.7.2  Notice of Conversion/Continuation. Borrower shall deliver in writing (including via facsimile confirmed immediately by a telephone call) a Notice of Committed Borrowing or Conversion/Continuation (which notice must be received by Administrative Agent not later than 10:00 a.m. San Francisco time, (i) at least three Business Days prior to the conversion date or continuation date, if the Committed Loans are to be converted into or continued as LIBOR Committed Loans, or (ii) on the conversion date, if the Committed Loans are to be converted into Reference Rate Committed Loans) specifying:

(a)  the proposed conversion date or continuation date;

(b)  the aggregate amount of Committed Loans to be converted or continued;

(c)  the nature of the proposed conversion or continuation; and

(d)  if Borrower elects to convert a Reference Rate Committed Loan into a LIBOR Committed Loan or elects to continue a LIBOR Committed Loan, the duration of the Interest Period applicable to such Committed Loan. If the Notice of Committed Borrowing or Conversion/Continuation fails to specify the duration of the Interest Period for a LIBOR Committed Loan, such Interest Period shall be one month.

2.7.3  Failure to Select a New Interest Period. If upon the expiration of any Interest Period applicable to LIBOR Committed Loans Borrower has failed to select a new Interest Period to be applicable to LIBOR Committed Loans, or if any Default or Event of Default shall then exist, Borrower shall be deemed to have elected to convert LIBOR Committed Loans into Reference Rate Committed Loans effective as of the expiration date of such current Interest Period.

2.7.4  Number of Interest Periods. Notwithstanding any other provision of this Agreement, after giving effect to any conversion or continuation of any Committed Loans, there shall not be more than seven (7) different Interest Periods in effect for the Committed Loans.

2.8  Voluntary Termination or Reduction of Commitment. Borrower may, upon not less than five Business Days’ prior written notice to Administrative Agent, terminate the Lenders’ Commitment to make Loans to Borrower or issue Letters of Credit for Borrower’s account, or permanently reduce the Maximum Commitment Amount by a minimum amount of $500,000, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the sum of the aggregate principal amount of (i) the Outstanding Amount of the Loans (including all Swing Loans and Bid Loans) and (ii) the Outstanding Amount of L/C Obligations would exceed the Availability. Once reduced in accordance with this Section 2.8, the Maximum Commitment Amount may not be increased except pursuant to Section 2.14. Any reduction of the Commitment amounts shall be applied to each Lender according to its Pro Rata Share. No commitment or extension fees paid prior to the effective date of any reduction of the Maximum Commitment Amount or termination of the Lenders’ commitment to make Loans to Borrower or issue Letters of Credit for Borrower’s account shall be refunded, and all accrued Facility Fee for the period up to but not including the effective date of any reduction or termination of the Commitments shall be payable on the effective date of such reduction or termination.

2.9  Principal Payments.

2.9.1  Optional Prepayments of the Committed Loans. Subject to the provisions of Section 3.4, Borrower may, at any time or from time to time, upon at least one Business Day’s prior written notice to Administrative Agent with respect to any Reference Rate Committed Loan, or upon at least three Business Day’s prior written notice to Administrative Agent with respect to any LIBOR Committed Loan, ratably prepay Committed Loans in full or in part in an amount not less than $500,000 for Reference Rate Committed Loans (or, if less, the aggregate outstanding principal amount of all Reference Rate Committed Loans and/or Swing Loans) or $1,000,000 for LIBOR Committed Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of any such notice and such Lender’s Pro Rata Share of such prepayment. If Borrower gives a prepayment notice to Administrative Agent, such notice is irrevocable and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid in the case of a prepayment of LIBOR Committed Loans, and all amounts required to be paid pursuant to Section 3.4.

2.9.2  No Optional Prepayments of Bid Loans. No Bid Loan may be prepaid under Section 2.9.1 without the prior consent of the applicable Bid Loan Lender.

2.9.3  Mandatory Repayments.

(a)  Availability Limit. Should the Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations at any time exceed the Availability, Borrower shall immediately repay such excess to Administrative Agent, for the account of the Lenders and/or deliver to Administrative Agent Cash Collateral pursuant to Section 2.6.5 hereof, in the amount of the excess of the outstanding but undrawn Letters of Credit over the Availability.

(b)  Application of Repayments. Any repayments pursuant to this Section 2.9.3 shall be (i) subject to Section 3.4, and (ii) applied first, to any Reference Rate Committed Loans then outstanding, second, to the LIBOR Committed Loans (in order of the shortest Interest Periods remaining); and third, to the Bid Loans in the order of the shortest interest period remaining.

2.9.4  Repayment at Maturity. Borrower shall repay the principal amount of all outstanding Loans on the Maturity Date or, if earlier, upon termination of the Lenders’ Commitments pursuant to Section 2.8.

2.9.5  Repayment of Bid Loans. Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.

2.10  Extension of Maturity Date. Upon Borrower’s written request, delivered to Administrative Agent at least 60 days and not more than 90 days prior to the initial Maturity Date, such Maturity Date may be extended for a single period of one year, provided that:

(a)  No Default or Event of Default shall have occurred and remain uncured on the initial Maturity Date, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;

(b)  The representations and warranties set forth in this Agreement and the other Loan Documents shall be correct as of the initial Maturity Date as though made on and as of that date, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;

(c)  Borrower shall have paid to Administrative Agent, for the account of the Lenders, an extension fee equal to fifteen basis points (0.15%) multiplied by the Maximum Commitment Amount on the initial Maturity Date; and

(d)  Borrower shall have executed, acknowledged and delivered to Administrative Agent such documents as Administrative Agent reasonably determines to be necessary to evidence the extension of the Maturity Date.

2.11  Interest.

2.11.1  Accrual Rate. Subject to the provisions of Section 2.11.3, (i) each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made (which, in the case of a drawing on a Letter of Credit, is the date of such drawing) until it becomes due at a rate per annum equal to LIBOR or the Reference Rate, as the case may be, plus the Applicable Committed Loan Margin; (ii) each Swing Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at the rate set forth in Section 2.2.2 hereof; and (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof from the date when made until the last day of the Interest Period therefor at a rate per annum equal to the LIBOR Base Rate for such Interest Period plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate for such Interest period, as the case may be.

2.11.2  Payment. Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any repayment of Loans pursuant to Section 2.9 for the portion of the Loans so repaid, if required by Section 2.9, and upon payment (including prepayment) of the Loans in full. During the existence of any Event of Default, interest shall also be payable on demand.

2.11.3  Default Interest. Commencing upon the occurrence of any Event of Default, and continuing thereafter while such Event of Default remains uncured, or after maturity or acceleration (unless and until such acceleration is rescinded), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum determined by adding 300 basis points to the Applicable Committed Loan Margin, the LIBOR Bid Margin or the Absolute Rate (as applicable) then in effect for such Loans and, in the case of Obligations not subject to an Applicable Committed Loan Margin, the LIBOR Bid Margin or the Absolute Rate, at a rate per annum equal to the Reference Rate plus 300 basis points; provided, however, that on and after the expiration of any Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Reference Rate plus 300 basis points in excess of the Applicable Committed Loan Margin then in effect for Reference Rate Committed Loans.

2.11.4  Maximum Legal Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

2.12  Fees.

2.12.1  Facility Fee. Borrower shall pay to Administrative Agent, for the account of the Lenders (based on their respective Pro Rata Shares), a facility fee (the “Facility Fee”) computed based on the annual Facility Fee rate specified in the definition of the term “Applicable Committed Loan Margin,” multiplied by the actual daily amount of the Maximum Commitment Amount, in each case measured quarterly and payable quarterly in arrears on (a) each January 1, April 1, July 1, and October 1, commencing April 1, 2006 (for the calendar quarter ending March 31, 2006, but with such initial payment of the Facility Fee pro rated from the Closing Date) and (b) the Maturity Date (with such final payment of the Facility Fee pro rated to the Maturity Date).

2.12.2  Letter of Credit Fees. Borrower shall pay to Administrative Agent, for the account of the Lenders (based on their respective Pro Rata Shares), a letter of credit fee (the “Letter of Credit Fee”) for each issued and outstanding Letter of Credit in an amount equal to the Applicable LIBOR Committed Loan Margin multiplied by the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.2.4. The Letter of Credit Fees shall be due and payable quarterly in arrears on (a) each January 1, April 1, July 1, and October 1, commencing April 1, 2006 (for the calendar quarter ending March 31, 2006, but with such initial payment of the Letter of Credit Fee pro rated from the Closing Date) and (b) the Maturity Date (with such final payment of the Letter of Credit Fee pro rated to the Maturity Date). Borrower shall also pay to Administrative Agent, for the account of the L/C Issuer, at the time each Letter of Credit is issued, a fronting fee (the “Fronting Fee”) in an amount equal to the greater of (i) 12.5 basis points multiplied by the of each Letter of Credit, or (ii) $1,250. In addition, Borrower shall pay directly to the L/C Issuer for its own account the other customary administrative, issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

2.12.3  Other Fees. Borrower shall pay to Administrative Agent, for its own account, for the account of the L/C Issuer or for the account of the Lenders, as applicable, such other fees as are required by the fee letter agreement, dated as of the Closing Date (the “Fee Letter”) between Borrower and Administrative Agent.

2.13  Computation of Fees and Interest. All computations of interest for Reference Rate Committed Loans when the Reference Rate is determined by Bank of America’s “prime rate,” and all computations of interest for Absolute Rate Bid Loans that are priced by reference to Bank of America’s “prime rate”, plus or minus a margin, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest or fees being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the applicable reserve requirement, deposit insurance assessment rate or other regulatory cost shall become effective as of the opening of business on the day on which such change in the Reference Rate or such reserve requirement, assessment rate or other regulatory cost becomes effective. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.

2.14  Increase in Maximum Commitment Amount.

2.14.1  Request for Increase. Subject to the provisions of Section 2.8, on the terms and subject to the conditions set forth in this Section 2.14, Borrower may, at any time and from time to time prior to the Maturity Date, by written notice to Administrative Agent, request an increase in the Maximum Commitment Amount by (i) first permitting any Lender to increase its Commitment (and accordingly increase the Maximum Commitment Amount by such amount), or (ii) thereafter inviting any Eligible Assignee that has previously been approved by Administrative Agent in writing to become a Lender under this Agreement and to provide a commitment to lend hereunder (and accordingly increase the Maximum Commitment Amount by such amount); provided, however, that in no event shall such actions cause the Maximum Commitment Amount to increase above $350,000,000.

2.14.2  No Lender Consent Required. Each of the Lenders acknowledges and agrees that, notwithstanding any contrary provision of Section 10.1, (i) its consent to any such increase in the Maximum Commitment Amount shall not be required, and (ii) Eligible Assignees may be added to this Agreement and any Lender may increase its Commitment without the consent or agreement of the other Lenders (provided, however, that no Lender’s Commitment may be increased without such Lender’s consent), so long as Administrative Agent and Borrower have consented in writing to such Eligible Assignee or the increase in the Commitment of any of the Lenders, as applicable.

2.14.3  Administrative Agent Consent and Conditions to Increase. Administrative Agent shall not unreasonably withhold its consent to Borrower’s request for an increase in the Maximum Commitment Amount under this Section 2.14 provided that Borrower satisfies all of the following conditions precedent:

(a)  No Default or Event of Default shall have occurred and remain uncured on the Effective Date (as hereinafter defined), and Administrative Agent shall have received a certificate to that effect signed by an officer of Borrower;

(b)  any Eligible Assignee is acceptable to Administrative Agent in its reasonable discretion;

(c)  Borrower and each such Lender or Eligible Assignee shall have executed and delivered to Administrative Agent supplemental signature pages to this Agreement, in the form of Exhibit D-1 attached hereto in the case of a Lender, or in the form of Exhibit D-2 hereto in the case of an Eligible Assignee (each, a “Supplemental Signature Page”);

(d)  Borrower shall have paid to Administrative Agent, for the account of such Lender or Eligible Assignee, Administrative Agent and the Arranger, as applicable, a commitment fee and/or an arrangement fee in an amount reasonably satisfactory to Administrative Agent and Borrower;

(e)  Administrative Agent shall have sent written notice of each such request by Borrower to the Lenders, together with notice of such Eligible Assignee’s Commitment or such Lender’s increased Commitment, as the case may be, and the effective date (the “Effective Date”) of such increase in the Maximum Commitment Amount as set forth on the Supplemental Signature Page; and

(f)  all requirements of this Section 2.14 shall have been satisfied.

2.14.4  Rights of Eligible Assignees. Upon the Effective Date, and notwithstanding any contrary provision of this Agreement (a) each such Eligible Assignee shall become a party to this Agreement, and thereafter shall have all of the rights and obligations of a Lender hereunder, (b) each such Eligible Assignee or Lender shall simultaneously pay to Administrative Agent, for distribution to the Lenders whose Pro Rata Shares of the combined Commitments of all of the Lenders have decreased as a result of the new Commitment of such Eligible Assignee or the increased Commitment of such Lender, an amount equal to the product of such Eligible Assignee’s Pro Rata Share (or the increase in such Lender’s Pro Rata Share), expressed as a decimal, multiplied by the aggregate outstanding principal amount of the Committed Loans on the date of determination, and (c) each such Eligible Assignee or Lender shall thereafter be obligated to make its Pro Rata Share of Committed Borrowings to Borrower and shall be obligated to participate in Letter of Credit risk participations and L/C Advances up to and including the amount of such Eligible Assignee’s or Lender’s Pro Rata Share of the increased Maximum Commitment Amount, on the terms and subject to the conditions set forth in this Agreement.

2.14.5  Conditions of Increase in Maximum Commitments. Notwithstanding any contrary provision of this Section 2.14, no increase in the Maximum Commitment Amount will be permitted unless (a) all then outstanding Loans constitute Reference Rate Committed Loans, or (b) the Interest Periods for all outstanding LIBOR Loans will expire (and any new Interest Periods for any such LIBOR Loans will commence) concurrently with the date on which any increase in the Maximum Commitment Amount becomes effective, or (c) Borrower pays to Administrative Agent, for the account of Lenders, all costs arising under Section 3.4 as a result of such increase in the Maximum Commitment Amount.

2.15  Payments by Borrower.

2.15.1  Timing of Payments. All payments (including prepayments) made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim. All such payments (other than payments on Swing Loans and Bid Loans) shall, except as otherwise expressly provided herein, be made to Administrative Agent for the account of the Lenders at Administrative Agent’s Payment Office, in dollars and in immediately available funds, no later than 11:00 a.m. San Francisco time on the date specified herein. All payments in respect of Swing Loans and Bid Loans shall be paid to Administrative Agent for the account of the Swing Line Lender or the Lender(s) advancing the applicable Bid Loans, as applicable, and shall be paid in dollars and in immediately available funds, no later than 11:00 a.m. San Francisco time on the date specified herein. Any payment received by Administrative Agent later than 11:00 a.m. San Francisco time shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Administrative Agent will promptly (and in any event, not later than two Business Days after Administrative Agent’s actual receipt) distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received; provided, however, if and to the extent Administrative Agent shall receive any such payment for the account of Lenders on or before 11:00 a.m. San Francisco time on any Business Day and Administrative Agent shall not have distributed to each Lender its Pro Rata Share (or other applicable share as provided herein) on such Business Day, the distribution to each Lender when made shall include interest at the Federal Funds Rate for each day from the date of Administrative Agent’s actual receipt of such payment from Borrower until the date Administrative Agent distributes to each Lender its Pro Rata Share (or other applicable share as provided herein).

2.15.2  Non-Business Days. Subject to the provisions set forth in the definition of the term “Interest Period,” whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

2.15.3  Payment May be Made by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.15.3 shall be conclusive, absent manifest error.

2.16  Payments by the Lenders to Administrative Agent.

2.16.1  Administrative Agent May Make Committed Borrowings Available. With respect to any Committed Borrowing, unless Administrative Agent receives notice from a Lender at least one Business Day prior to the date of such Committed Borrowing, that such Lender will not make available to Administrative Agent, for the account of Borrower, the amount of that Lender’s Pro Rata Share of the Committed Borrowing as and when required hereunder, Administrative Agent may assume that each Lender has made such amount available to Administrative Agent in immediately available funds on the Committed Borrowing date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (b) in the case of a payment to be made by Borrower, the interest rate applicable to Reference Rate Committed Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.16.1 shall be conclusive, absent manifest error.

2.16.2  Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Loans and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date. No Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.4(c).

2.16.3  Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to Borrower by

Administrative Agent because the conditions to the applicable credit extension set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

2.16.4  Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.17  Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Loans to any assignee or participant, other than to Borrower or any subsidiary thereof (as to which the provisions of this Section shall apply).

2.18  Defaulting Lender.

2.18.1  Notice and Cure of Lender Default; Election Period; Electing Lenders. Administrative Agent shall promptly notify (such notice being referred to as the “Defaulting Lender Notice”) Borrower and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund any amount that a Defaulting Lender fails to fund (the “Defaulting Lender Amount”), provided that, within 20 days after the date of the Defaulting Lender Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount. If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender’s Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Amount within the Election Period, (a) the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount

(and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount) within three Business Days after such notice to Administrative Agent, which Defaulting Lender Amount shall be applied towards reimbursement to Administrative Agent or payment to Borrower as applicable, and (b) Borrower may enforce any rights it may have under this Agreement, at law or in equity, against Defaulting Lender. Notwithstanding any contrary provision of this Agreement, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement from the Electing Lenders for its portion of the Defaulting Lender Amount.

2.18.2  Removal of Rights; Indemnity. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Amounts are paid in full. Administrative Agent shall hold all such payments received or retained by it for the account of such Defaulting Lender. Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Amounts funded by such Persons. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Amounts (a) within the Election Period, or (b) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender and prior to such cure or waiver. The operation of this Section or the Section above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including any and all additional losses, damages, costs and expenses (including attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

2.18.3  Commitment Adjustments. In connection with the adjustment of the amounts of the Commitments of the

Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period described above, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount. In connection with such adjustments, each Defaulting Lender shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 10.5. If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 10.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf. Administrative Agent shall distribute an amended schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments. However, all such Defaulting Lender Amounts funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.

2.18.4  No Election. In the event that no Lender elects to commit to fund a Defaulting Lender Amount within the applicable Election Period, Administrative Agent shall, upon the expiration of such Election Period, so notify Borrower and each Lender.

2.19  Increases and Decreases in Pro Rata Shares From Existing Agreement. Upon Borrower’s satisfaction of all of the conditions set forth in Section 5.1 of this Agreement, each Lender whose Pro Rata Share of the combined Commitments of all of the Lenders has increased, as evidenced by the difference for each Lender between the Pro Rata Share reflected in the Existing Agreement and the Pro Rata Share reflected in this Agreement, shall pay to Administrative Agent, for distribution to the Lenders whose Pro Rata Shares of the combined Commitments of all of the Lenders has decreased pursuant to this Agreement, an amount equal to the product of the increase in such Lender’s Pro Rata Share (expressed as a decimal) multiplied by the aggregate outstanding principal amount of the Loans on the date of determination.

3.  TAXES, YIELD PROTECTION AND ILLEGALITY.

3.1  Taxes.

3.1.1  Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

3.1.2  Payment of Other Taxes by Borrower. Without limiting the provisions of Section 3.1.1 above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

3.1.3  Indemnification by Borrower. Borrower shall indemnify Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

3.1.4  Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

3.1.5  Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower to determine the withholding or deduction required to be made.

3.1.6  Treatment of Certain Refunds. If Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.1with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or the L/C Issuer in the event Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

3.2  Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the LIBOR Base Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent (a “LIBOR Suspension Notice”), any obligation of such Lender to make or continue LIBOR Committed Loans or to convert Reference Rate Committed Loans to LIBOR Committed Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such LIBOR Suspension Notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), repay, prepay or, if applicable, convert all LIBOR Loans of such Lender to Reference Rate Committed Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted. Delivery of a LIBOR Suspension Notice shall not affect the obligation of any other Lender to make, maintain and fund LIBOR Loans under the terms of this Agreement, unless such other Lender also delivers a LIBOR Suspension Notice under this Section 3.2.

3.3  Increased Costs.

3.3.1  Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer; (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

3.3.2  Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

3.3.3  Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3 for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.4  Funding Losses. Borrower agrees to pay to Administrative Agent, from time to time, for the account of the Lenders, any amount that would be necessary to reimburse the Lenders for, and to hold the Lenders harmless from, any loss or expense which the Lenders may reasonably sustain or incur as a consequence of:

(a)  the failure of Borrower to make any required payment or prepayment of principal of any LIBOR Loan (including payments made after any acceleration thereof);

(b)  the failure of Borrower to borrow, continue or convert a Committed Loan after Borrower has given a Notice of Committed Borrowing or Conversion/Continuation;

(c)  the failure of Borrower to make any prepayment after Borrower has given a notice in accordance with Section 2.9.1;

(d)  the prepayment (including pursuant to Section 2.9.3) of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto;

(e)  the conversion pursuant to Section 2.7 of any LIBOR Loan to a Reference Rate Committed Loan on a day that is not the last day of the respective Interest Period; or

(f)  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any such loss or expense arising from the liquidation or reemployment of funds obtained to maintain the LIBOR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by Borrower to Administrative Agent, for the account of Lenders, under this Section 3.4, each LIBOR Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate of interest used to determine such LIBOR Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

3.5  Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Committed Loan, or (c) the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Committed Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of LIBOR Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Reference Rate Committed Loans in the amount specified therein.

3.6  Certificate of Lender. Any Lender or the L/C Issuer if claiming reimbursement or compensation pursuant to this Article 3, shall deliver to Borrower through Administrative Agent a certificate setting forth in reasonable detail the amount payable to such Lender or the L/C Issuer, or its holding company, as the case may be, hereunder, and such certificate shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

3.7  Mitigation Obligations; Replacement of Lenders.

(a)  Designation of a Different Lending Office. If any Lender requests compensation under Section 3.3, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.3, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  Replacement of Lenders. If any Lender requests compensation under Section 3.3, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, the Borrower may replace such Lender in accordance with Section 10.13.

3.8  Survival. The agreements and obligations of Borrower in this Article 3 shall survive the payment and performance of all other Obligations for a period of four (4) years after the Maturity Date.

4.  UNENCUMBERED ASSET POOL.

4.1  Additions of Property to the Unencumbered Asset Pool.

(a)  In addition to the real property described in Exhibits A-1 and A-2 attached hereto, Borrower may from time to time request that Administrative Agent add a new property (a “Nominated Property”) to the Unencumbered Asset Pool, as follows.

(i)  To become an Unencumbered Stabilized Asset Property, a Nominated Property must satisfy each of the following conditions:

(1)  Borrower or a Permitted Affiliate shall hold fee simple title to such Nominated Property or such Nominated Property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in compliance with the second sentence of Section 4.1(c), with the following exceptions: (A) as of the Closing Date, the properties listed on Exhibit A-1 hereof that are marked with an asterisk and that are at least 99%-owned by Borrower or a Permitted Affiliate may be included as an Unencumbered Stabilized Asset Property; and (B) after the Closing Date, up to an additional 5 properties that are no less than 99% owned by the Borrower or a Permitted Affiliate may be nominated to become additional Unencumbered Stabilized Asset Properties hereunder and/or Unencumbered Development Property;

(2)  Such Nominated Property is operated as residential apartments, with no more than 15% of gross revenue generated by non-residential tenants;

(3)  Such Nominated Property shall have minimum occupancy of 80%, and if admitted to the pool of Unencumbered Stabilized Asset Properties, would not cause the aggregate occupancy of the Unencumbered Stabilized Asset Properties to be less than 90%;

(4)  If requested by Administrative Agent, Borrower shall have delivered to Administrative Agent a copy of a Phase I environmental site assessment for such Nominated Property, in form and substance reasonably acceptable to Administrative Agent and prepared within one year of its delivery, and such environmental site assessment (i) shall not disclose the presence of any material toxic or Hazardous Substances on the Nominated Property (other than asbestos or asbestos containing materials (“ACM”) or Hazardous Substances used for cleaning, pool and other chemicals typically located on residential properties that are otherwise consistent with all applicable Laws); and (ii) if such environmental site assessment discloses the presence of asbestos or ACM on the Nominated Property, all such asbestos or ACM shall be in a condition reasonably acceptable to Administrative Agent, shall be subject to an O&M Plan reasonably acceptable to Administrative Agent, and Borrower or a Permitted Affiliate, as applicable, shall be performing its obligations under such O&M Plan in a manner reasonably acceptable to Administrative Agent; and

(5)  Such Nominated Property shall be free of all liens, encumbrances and negative pledges, except for the following permitted liens (“Permitted Liens”): (i) liens for taxes, assessments or governmental charges or levies to the extent that Borrower or a Permitted Affiliate is not yet required to pay the amount secured thereby; and (ii) liens imposed by law, such as carrier’s, warehouseman’s, mechanic’s, materialman’s and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings and in compliance with Section 6.14(c) hereof, as long as Borrower or a Permitted Affiliate, as applicable, has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, no property of Borrower or a Permitted Affiliate, as applicable, is in danger of being lost or forfeited; and (iii) easements; covenants, conditions and restrictions; reciprocal easement and access agreements and similar agreements relating to ownership and operation.

(ii)  To become an Unencumbered Development Property, a Nominated Property must satisfy each of the following conditions:

(1)  Borrower or a Permitted Affiliate shall hold fee simple title to such Nominated Property or such Nominated Property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in compliance with the second sentence of Section 4.1(c) (subject to the exception set forth in clause (B) of Section 4.1(a)(i)(1) hereof);

(2)  Such Nominated Property is real property comprised of residential apartment projects under development, with no more than 15% of such development to be intended for occupancy by non-residential tenants, or in pre-construction phases of the development process, but Completion of Construction has not occurred or did not occur within the prior 12-month period;

(3)  If requested by Administrative Agent, Borrower shall have delivered to Administrative Agent a copy of a Phase I environmental site assessment for such Nominated Property as described in paragraph (4) of clause (i) above;

(4)  Such Nominated Property shall be free of all liens, encumbrances and negative pledges, except for Permitted Liens as described in paragraph (5) of clause (i) above; and

(5)  Upon the addition of such Nominated Property as an Unencumbered Development of Property, no more than 20% of the Unencumbered Asset Pool Value may be attributable to Unencumbered Development Property.

Notwithstanding the foregoing, such Nominated Property shall no longer qualify as an Unencumbered Development Property on the date that is the earlier of (A) twelve months following the date that Completion of Construction on such Nominated Property has occurred, or (B) the first fiscal quarter in which such Nominated Property becomes an Unencumbered Stabilized Asset Property. In addition, if the Unencumbered Development Property Value at any time exceeds 20% of the Unencumbered Asset Pool Value, sufficient Unencumbered Development Property shall be removed from the Unencumbered Asset Pool under Sections 4.1(b) or (c) below such that the Unencumbered Development Property Value at any time is equal to or less than 20% of the Unencumbered Asset Pool Value.

(iii)  Nominated Properties that satisfy all of the foregoing conditions in the foregoing clause (i) or (ii), as applicable, subject to Section 4.2, will automatically become Unencumbered Asset Pool Properties so long as Guarantor has a BBB- or Baa3 (as applicable)or better credit rating from any S&P or Moody’s at the time such conditions are satisfied. If Guarantor’s credit rating is less than BBB- or Baa3 (as applicable), Nominated Properties will become Unencumbered Asset Pool Properties at the sole and absolute discretion of the Required Lenders.

(b)  Borrower may, at its option, elect to remove an Unencumbered Asset Pool Property from the Unencumbered Asset Pool, from time to time, including when such property is sold, disposed of, or no longer meets the qualifications of an Unencumbered Asset Pool Property. When (i) an Unencumbered Asset Pool Property is removed from the Unencumbered Asset Pool and Borrower continues to own the property, on or before the removal of the Unencumbered Asset Pool Property from the Unencumbered Asset Pool, Borrower shall deliver to the Administrative Agent a written notice, setting forth the identity of the Unencumbered Asset Pool Property to be removed and the requested date of removal; and (ii) an Unencumbered Asset Pool Property is removed from the Unencumbered Asset Pool and Borrower no longer has ownership of the property, within five Business Days after such Unencumbered Asset Pool Property is sold or disposed of, Borrower shall deliver to the Administrative Agent a written notice, setting forth the identity of the Unencumbered Asset Pool Property that has been removed and the date of removal (which date shall be deemed to be the date that Borrower no longer had ownership of such property). Pursuant to the foregoing clauses (i) and (ii), with such notice, Borrower shall also deliver a compliance certificate, substantially similar to the form of Exhibit E (a “Compliance Certificate”), signed and certified by an authorized financial officer of Borrower (A) setting forth the information and computations (in sufficient detail) to determine the Unencumbered Asset Pool Value after such removal; (B) provided from information based upon the most recently delivered financial statements under Section 6.3 hereof, establishing that, on a pro-forma basis as if such Unencumbered Asset Pool Property had been removed from the Unencumbered Asset Pool before the end of the reporting period under such financial statements, Borrower would be in compliance with all financial covenants set forth in this Agreement following such removal as of the date of such financial statements; (C) stating specifically that the aggregate Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations after such removal will be less than or equal to the Availability; (D) stating specifically that the Unencumbered Development Property Value does not exceed 20% of the aggregate Unencumbered Asset Pool Value; and (E) setting forth whether there exists or to the best of Borrower’s knowledge as of the date of such removal there will exist, any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto. At the time of any such removal, Borrower shall pay Administrative Agent all reasonable attorneys’ fees (including fees for in-house counsel) incurred by Administrative Agent in connection with removing the property from the Unencumbered Asset Pool and shall make any payments to continue compliance with the terms of this Agreement, including those relating to the requirement that the aggregate Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations not exceed the Availability, necessary as a result of the requested removal.

(c)  If the Unencumbered Asset Pool as a whole fails to meet any of the conditions set forth in Section 4.1(a)(i) or Section 4.1(a)(ii), as applicable (including the condition that the aggregate Unencumbered Development Property Value does not at any time exceed 20% of the aggregate Unencumbered Asset Pool Value), and any one of two or more properties might be removed to maintain compliance of the Unencumbered Asset Pool as a whole with the such conditions, then Borrower shall select the property or properties to be removed, provided that if it does not do so within ten days of written request to do so from Administrative Agent, then Administrative Agent may in its sole discretion select the property or properties to remove and so remove them. Notwithstanding the foregoing, the properties commonly known as Marina Cove and Marina City Club, and any other property subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in excess of 30 years (provided that no less than 15 years shall be remaining on such ground lease), shall not cease to be an Unencumbered Stabilized Asset Property solely because that property has been acquired by ground lease and not by fee simple. At the time of any such removal, Borrower shall pay Administrative Agent all reasonable attorneys’ fees (including fees for in-house counsel) incurred by Administrative Agent in connection with removing the property from the Unencumbered Asset Pool, and shall make any payments to continue compliance with the terms of this Agreement, including but not limited to those relating to the requirement that the aggregate Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations not exceed the Availability, necessary as a result of such removal.

4.2  Delivery of Information. In connection with each request to add a Nominated Property to the Unencumbered Asset Pool, Borrower will submit to Administrative Agent all of the following information and documentation:

(a)  if requested in writing by Administrative Agent, a current Phase I environmental site assessment for such Nominated Property addressed to Borrower or a Permitted Affiliate, as applicable; provided, however, that in any event Borrower shall not be required to resubmit a Phase I environmental site assessment to Administrative Agent for any Unencumbered Stabilized Asset Property listed on Part A of Exhibit A-1 attached hereto;

(b)  a title insurance policy insuring Borrower’s or a Permitted Affiliate’s fee title to such Nominated Property free of any Liens, except for Permitted Liens, and a current title report with respect to such Nominated Property; provided, however, Borrower shall not be required to resubmit a title insurance policy to Administrative Agent for any Unencumbered Stabilized Asset Property listed on Part A of Exhibit A-1 attached hereto;

(c)  if requested in writing by the Administrative Agent with respect to any such Nominated Property that is to qualify as an Unencumbered Stabilized Asset Property, a current rent roll and leasing status report for such Nominated Property;

(d)  if requested in writing by the Administrative Agent, an operating statement for such Nominated Property (which shall include a detailed analysis of the net operating income generated from such property, including gross rental receipts, detailed operating expenses, capital expenditures and other relevant information) for the four most recent consecutive calendar quarters for which Borrower has operating information (or, if operating information for fewer than four consecutive calendar quarters is available to Borrower, an operating statement for such Nominated Property for the number of the most recent consecutive calendar quarters for which Borrower has operating information);

(e)  if such Nominated Property is owned by a Permitted Affiliate, a Payment Guaranty, executed by such Permitted Affiliate, together with all of the items described in Sections 5.1.1(b), (c), (d), (e) and (f) with respect to such Permitted Affiliate;

(f)  if requested in writing by the Administrative Agent with respect to any Nominated Property that is to qualify as an Unencumbered Development Property, evidence of the cost of such property, an accounting as to all construction and development costs incurred to date by Borrower or the applicable Permitted Affiliate with respect to such property, a budget for expected future construction and development costs to complete construction of such property, and a construction timetable for such property; and

(g)  any other information, documentation or other items relating to the Nominated Property that Administrative Agent may require in its sole discretion.

Notwithstanding anything to the contrary contained herein, no property owned by any subsidiary of Borrower of Guarantor shall be counted as an Unencumbered Asset Pool Property unless such property is nominated as a Nominated Property pursuant to Section 4.1 and Section 4.2 and the subsidiary becomes a “Permitted Affiliate” hereunder by executing the Payment Guaranty and delivering the other documents described in Section 4.2(e) hereof.

5.  CONDITIONS TO DISBURSEMENTS.

5.1  Conditions to Initial Loans. The obligation of the Lenders to make the initial Loan after the Closing Date is subject to the satisfaction of all of the following conditions precedent:

5.1.1  Deliveries to Administrative Agent. Administrative Agent shall have received each of the following items, in form and substance satisfactory to Administrative Agent and the Lenders:

(a)  Loan Documents. This Agreement, each Note (including each Revolving Note, the Swing Line Note and each Bid Note), the Guaranty, each Payment Guaranty issued by each Permitted Affiliate listed on Schedule 1.4, and each other document the Required Lenders may reasonably require, executed and acknowledged as appropriate;

(b)  Authorizations. Evidence that the execution, delivery and performance by Borrower, Guarantor and each Permitted Affiliate, as the case may be, of this Agreement and the other Loan Documents have been duly authorized, executed and delivered by Responsible Officers of Borrower, Guarantor and each Permitted Affiliate, including, without limitation, authorizing resolutions and incumbency certificates for such Responsible Officers;

(c)  Governing Documents. Copies of Borrower’s current partnership agreement and certificate of limited partnership and any amendments and modifications thereto, and Guarantor’s articles of incorporation and any amendments and modifications thereto, and each Permitted Affiliate’s organizational or formation documents;

(d)  Good Standing. If required by Administrative Agent, Certificates of Good Standing for Borrower, Guarantor and each Permitted Affiliate from their respective states of organization and from any other state in which Borrower, Guarantor and each Permitted Affiliate is required to qualify to conduct its business;

(e)  Legal Opinions. A written opinion of Borrower’s legal counsel and a written opinion of Guarantor’s and each Permitted Affiliate’s legal counsel, each covering such matters as the Required Lenders may reasonably require. The legal counsel and the terms of the opinion must be reasonably acceptable to Administrative Agent and the Lenders;

(f)  Insurance. If required by Administrative Agent, evidence of any insurance coverage required by Section 6.1.3 of this Agreement;

(g)  Certificate Regarding No Default or Material Adverse Change. A certificate of Borrower’s Responsible Officer, dated the Closing Date, certifying that (i) the representations and warranties contained in Article 7 are true and correct on and as of such date, as though made on and as of such date; (ii) the calculation of the Availability as of the Closing Date is true and correct on and as of such date; (iii) no Default or Event of Defaults exists or would result from the extensions of credit advanced on the Closing Date; and (iv) no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Borrower, Guarantor or any of their subsidiaries or Affiliates has occurred since December 31, 2005, and Guarantor’s senior unsecured debt rating has not changed since September 8, 2005;

(h)  Property Information. A copy of each item described in Sections 4.2(b) and (e) and evidence of the insurance required under Section 6.1.3 for each Unencumbered Stabilized Asset Pool Property listed in Part B of Exhibit A-1 hereto and for each Unencumbered Development Property named in Exhibit A-2 hereto,

(i)  Other Items. Any other items that Administrative Agent reasonably requires.

Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.1.2  Payment of Fees. Borrower shall have paid to Administrative Agent, for its own account or for the account of the Lenders, as applicable, the fees set forth in the Fee Letter that are due on or before the Closing Date.

5.1.3  Payment of Expenses. Payment of the expenses of preparing this Agreement and the other Loan Documents, including reasonable attorneys’ fees and costs, the review of any Phase I environmental site assessments, and any and all other fees due from Borrower to Administrative Agent.

5.2  Conditions of all Borrowings and Letters of Credit. The obligation of the Lenders to make any Loan (including the initial Loan) or of the L/C Issuer to issue any Letter of Credit (other than the Existing Letters of Credit) is subject to the satisfaction of all of the following conditions precedent on the relevant borrowing date:

(a)  Administrative Agent shall have received a Notice of Committed Borrowing or Conversion/Continuation requesting an extension of credit or Borrower shall have submitted a Bid Request pursuant to Section 2.4;

(b)  The requested extension of credit shall not cause the aggregate Outstanding Amount of all Loans (including all Swing Loans and Bid Loans) and the Outstanding Amount of all L/C Obligations to exceed the Availability at such time and, if the request is for a Swing Loan, shall not cause the aggregate outstanding principal amount of Swing Loans to exceed the Swing Line Availability at such time and, if the request is for a Bid Loan, shall not cause the aggregate outstanding principal amount of Bid Loans to exceed the Bid Loan Sublimit at such time;

(c)  Administrative Agent shall have received a Compliance Certificate from Borrower in the form of Exhibit E and described in Section 6.3(h) representing, among other things, that the requested extension of credit shall not cause the aggregate Outstanding Amount of Loans (including all Swing Loans and Bid Loans) and Outstanding Amount of L/C Obligations to exceed the Availability at such time or the Swing Line Availability at such time, or the aggregate outstanding amount of Bid Loans to exceed the Bid Loan Sublimit at such time, as the case may be, and that Borrower and Guarantor, and any subsidiaries or affiliates whose financial results are consolidated with those of Borrower and Guarantor for reporting purposes, are in compliance with all other material covenants and financial covenants that each has made in this Agreement;

(d)  The representations and warranties of Borrower set forth in Article 7 of this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing with the same force and effect as if made on and as of such date;

(e)  No Default or Event of Default shall exist or result from such Borrowing;

(f)  Administrative Agent shall have received from Borrower a pro forma calculation of Availability and of each of the financial covenants set forth in Sections 6.9, 6.10, 6.11 and 6.12; and

(g)  If Borrower has requested issuance of a Letter of Credit, Administrative Agent shall have received a Letter of Credit Application signed by the account party (and Borrower, if Borrower is not the account party), and the Fronting Fee for such Letter of Credit described in Section 2.12.2.

6.  COVENANTS OF BORROWER. Borrower promises to keep each of the following covenants:

6.1  Specific Affirmative Covenants.

6.1.1  Compliance with Law. Guarantor shall comply with all existing and future laws, regulations, orders and requirements of, and all agreements with and commitments to, all Governmental Authorities having jurisdiction over Guarantor or Guarantor’s business. Notwithstanding any contrary provision in this Section, Guarantor shall have a right to contest all existing and future Requirements of Law before complying therewith. Borrower and each Permitted Affiliate, as applicable, shall comply with all existing and future laws (including Environmental Laws), regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all Governmental Authorities having jurisdiction over Borrower or Borrower’s business or such Permitted Affiliate or such Permitted Affiliate’s business, as applicable, including those pertaining to the construction, sale, leasing or financing of any Unencumbered Asset Pool Property or the environmental condition of any Unencumbered Asset Pool Property, and with all recorded covenants and restrictions affecting any Unencumbered Asset Pool Property (all collectively, the “Requirements”). Notwithstanding any contrary provision in this Section, (i) Borrower and each applicable Permitted Affiliate shall have a right to contest all existing and future Requirements of Law (other than those relating to Environmental Laws) before complying therewith, and (ii) Borrower and each Permitted Affiliate shall have a right to contest all existing and future Requirements relating to Environmental Laws for one year, before complying therewith, provide that no Unencumbered Asset Pool Property is in danger of being lost or forfeited.

6.1.2  Site Visits. Borrower, each Permitted Affiliate and Guarantor shall allow Administrative Agent and Lenders access to each Unencumbered Asset Pool Property at any reasonable time upon reasonable written notice by Administrative Agent to Borrower (a) for the purpose of inspecting the Unencumbered Asset Pool Property, and (b) upon reasonable belief by Administrative Agent or Lenders of the existence of a matter that should be investigated, for the purpose of taking soil or groundwater samples and conducting tests, among other things, to investigate for the presence of Hazardous Substances. Borrower, each Permitted Affiliate and Guarantor shall also allow Administrative Agent to examine, copy and audit its and their books and records. Neither Administrative Agent nor any Lender is under any duty to visit or observe any Unencumbered Asset Pool Property, and Administrative Agent is under no duty to examine any books or records. Any site visit, observation or examination by Administrative Agent or any Lender shall be solely for the purpose of protecting Administrative Agent’s and such Lender’s interests and preserving Administrative Agent’s rights under the Loan Documents. Neither Administrative Agent nor any Lender owes a duty of care to protect Borrower, any Permitted Affiliate, Guarantor or any other Person against, or to inform Borrower, Guarantor , any Permitted Affiliate, Guarantor, or any other Person of, any adverse condition affecting any Unencumbered Asset Pool Property, including any defects in the design or construction of any improvements located on an Unencumbered Asset Pool Property or the presence of any Hazardous Substances on an Unencumbered Asset Pool Property.

6.1.3  Insurance. Borrower and each Permitted Affiliate, as applicable, shall maintain the following insurance:

(a)  Special Form property damage insurance in non-reporting form on each of its Unencumbered Asset Pool Properties, with a policy limit in an amount not less than the full insurable value of the improvements located on such property on a replacement cost basis, including tenant improvements, if any, with a deductible amount, if any, reasonably satisfactory to Administrative Agent, which insurance shall cover such risks as are ordinarily insured against by similar businesses. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement in the amount of six months’ principal and interest payments, taxes and insurance premiums, and any other endorsements reasonably required by Administrative Agent. In addition, with respect to any Unencumbered Development Property, builder’s risk insurance of a type and in an amount customarily carried in the case of similar construction in similar locations. Notwithstanding the foregoing, earthquake insurance with respect to any Unencumbered Asset Pool Property shall not be required unless (i) institutional lenders generally require earthquake insurance for similar types of multifamily real property in the geographic location where such Unencumbered Asset Pool Property is located, and (ii) such insurance is generally available at commercially reasonable rates.

(b)  Comprehensive General Liability coverage with such limits as Administrative Agent may reasonably require. This policy shall name Administrative Agent as an additional insured. Coverage shall be written on an occurrence basis, not claims made, and shall cover liability for personal injury, death, bodily injury and damage to property, products and completed operations.

(c)  Workers’ compensation insurance for all employees of Borrower and each subsidiary in such amount as is required by law and including employer’s liability insurance, if required by Administrative Agent.

All policies of insurance required by Administrative Agent must be issued by companies reasonably approved by Administrative Agent and otherwise be reasonably acceptable to Administrative Agent as to amount, forms, risk coverages and deductibles. In addition, each policy (except workers’ compensation) must provide Administrative Agent at least 30 days’ prior notice of cancellation, non-renewal or modification. If Borrower or a Permitted Affiliate, as applicable, fails to keep any such coverage in effect while any Commitment is outstanding, Administrative Agent may procure the coverage at Borrower’s expense. Borrower shall reimburse Administrative Agent, on demand, for all premiums advanced by Administrative Agent or Lenders, which advances shall be considered to be additional loans to Borrower hereunder at the Default Rate applicable to Reference Rate Committed Loans. Neither Administrative Agent nor any Lender shall, because of accepting, reasonably disapproving, approving or obtaining insurance, incur any liability for (i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency of any insurer, or (iii) the payment of losses.

6.1.4  Preservation of Rights. Borrower or the applicable Permitted Affiliate shall obtain and preserve all rights, privileges and franchises necessary or desirable for the operation of each Unencumbered Asset Pool Property owned by Borrower or such Permitted Affiliate. Borrower, Guarantor and each Permitted Affiliate shall also obtain and preserve all rights, privileges and franchises necessary or desirable for the conduct of Borrower’s, Guarantor’s and such Permitted Affiliate’s business. Either Borrower or the applicable Permitted Affiliate shall maintain any Unencumbered Asset Pool Property owned by it in good condition. Either Borrower or the applicable Permitted Affiliate shall, at Borrower’s or such Permitted Affiliates sole cost and expense, follow all recommendations in any asbestos survey conducted by an expert selected by Borrower or such Permitted Affiliate and approved by Administrative Agent with respect to any Unencumbered Asset Pool Property owned by Borrower or such Permitted Affiliate regarding safety conditions for, and maintenance of, any asbestos containing materials, including any recommendation to institute an O&M Plan.

6.1.5  Taxes. Borrower, Guarantor and each Permitted Affiliate shall make timely payments of all local, state and federal taxes; provided, however, that none of Borrower, Guarantor or any Permitted Affiliate need pay any such taxes (a) that it is contesting in good faith and by appropriate proceedings that were promptly commenced and are being diligently pursued, and (b) for which Borrower , Guarantor or such Permitted Affiliate, as applicable, has created an appropriate reserve or other provision as required by GAAP, and no material property of Borrower, Guarantor or such Permitted Affiliate is in imminent danger of being lost or forfeited.

6.2  Payment of Expenses.

(a)  Borrower shall pay or reimburse Administrative Agent, within fifteen days after demand, for (i) the costs of IntraLinks incurred in connection with the closing of the transactions contemplated by the Loan Documents; and (ii) costs, expenses and other amounts described in Section 10.4(a) hereof. Such costs and expenses shall include fees for due diligence and environmental services (including only those services performed by Administrative Agent or Lender employees and the cost of those services that Administrative Agent or any Lender incurs because it believes that such services are required), legal fees and expenses of counsel, counsel’s travel expenses associated with any syndication, lender meetings or other conferences and any other reasonable fees and costs for services, regardless of whether such services are furnished by Administrative Agent’s or any Lender’s employees or by independent contractors.

(b)  Borrower shall pay or reimburse Administrative Agent for the benefit of each Lender within fifteen days after demand for all costs and expenses, including all legal, audit and review fees and expenses (including the allocated cost of such services by Administrative Agent’s employees) incurred by Administrative Agent in connection with the enforcement or preservation of any rights or remedies under any Loan Document with respect to a Default or an Event of Default (including any “workout” or restructuring of the Loans, and any bankruptcy, insolvency or other similar proceeding, judicial proceeding or arbitration).

Borrower acknowledges that none of the fees described in Section 2.12 include amounts payable by Borrower under this Section 6.2. All such sums incurred by Administrative Agent or any Lender and not immediately reimbursed by Borrower within fifteen days of written notice by Administrative Agent shall be considered an additional loan to Borrower hereunder at the Default Rate applicable to Reference Rate Committed Loans. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

6.3  Financial and Other Information; Certification. Borrower shall provide to Administrative Agent the following financial information and statements for Guarantor and its consolidated subsidiaries prepared on a consolidated basis:

(a)  Within 90 days after each fiscal year end, the annual audited consolidated financial statements of Borrower and Guarantor prepared in accordance with GAAP, and accompanied by the opinion of KPMG LLP or another nationally recognized Certified Public Accountant stating that such consolidated financial statements present fairly the financial positions of Guarantor and Borrower for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and are not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)  Within 45 days after the end of each fiscal quarter, quarterly unaudited financial statements of Borrower and Guarantor, including cash flow statements, certified by a Responsible Officer of Borrower, and (to the extent appropriate), be prepared on a consolidated basis according to GAAP.

(c)  Within 120 days of Guarantor’s fiscal year end, Guarantor’s annual report, certified by an appropriate Responsible Officer as being complete and correct in all material respects.

(d)  If requested by Administrative Agent, copies of Borrower’s and Guarantor’s federal income tax return (with all schedule K-1’s attached), within fifteen days of filing, and, if requested by Administrative Agent, copies of any extensions of the filing date, certified by an appropriate Responsible Officer as being complete and correct in all material respects.

(e)  If requested by the Administrative Agent, within 45 days after the end of each calendar quarter, in form and substance reasonably satisfactory to Administrative Agent: (i) an operating statement and rent roll for each Unencumbered Stabilized Asset Property, and (ii) a summary of all construction and development costs incurred in connection with each Unencumbered Development Property during the last calendar quarter and from the date of the acquisition of such property, plus a budget for expected future construction and development costs to complete construction of such property (including a summary of revisions made since the last budget was delivered for such property), and a construction timetable for such property (including an explanation of extensions to such construction timetable made since the last such timetable was delivered for such property);

(f)  Copies of Guarantor’s Form 10-K Annual Report within 90 days of its fiscal year end.

(g)  Copies of Guarantor’s Form 10-Q Quarterly Report within 45 days after the end of each calendar quarter except fiscal year end and copies of all statements, reports and notices sent or made available generally by Borrower or Guarantor to their respective security holders at the time they are so sent or made available, any financial statements contained therein to be certified by the chief financial officer of Borrower, and (to the extent appropriate) to be prepared on a consolidated basis according to GAAP and to include Borrower and Guarantor.

(h)  At the time of each advance, each extension of credit, and each issuance of a Letter of Credit hereunder, a Compliance Certificate of Borrower in the form of Exhibit E signed and certified by an authorized financial officer of Borrower (i) stating specifically that the Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations is less than or equal to the Availability, and (ii) setting forth whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(i)  Within 60 days of the end of each calendar quarter and in addition within 90 days of the end of each calendar year, a Compliance Certificate of Borrower in the form of Exhibit E signed and certified by an authorized financial officer of Borrower (i) setting forth the information and computations (in sufficient detail) to determine the Gross Asset Value, the Total Liabilities, the Unsecured Debt, the Unencumbered Stabilized Asset Property Value, the Unencumbered Development Property Value, the aggregate Unencumbered Asset Pool Value, the aggregate Unencumbered Property Value, the EBITDA, the Fixed Charges, the Tangible Net Worth, the Secured Recourse Debt and

to establish that Borrower is in compliance with all financial covenants set forth in this Agreement at the end of the period covered by the financial statements then being furnished, (ii) stating specifically that the Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations is less than or equal to the Availability, and (iii) setting forth whether there existed as of the date of the most recent financial statements of Guarantor and its consolidated subsidiaries and whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(j)  Within 30 days after the end of fiscal year, Borrower’s and Guarantor’s one-year calendar budget (showing month-by- month projections).

(k)  Within 90 days after the end of each fiscal year, an annual business plan for Borrower and Guarantor in form and content reasonably acceptable to Administrative Agent.

(l)  Any other financial or other information concerning Borrower’s, any Permitted Affiliate’s or Guarantor’s affairs and properties as Administrative Agent may reasonably request, to be furnished promptly upon such request.

Documents required to be delivered pursuant to Section 6.3(f) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at its website address set forth on the signature page hereof (or such other website address as notified to Administrative Agent and the Lenders); or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) upon request by Administrative Agent, Borrower shall deliver paper copies of such documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent, and (B) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding the foregoing in every instance Borrower shall be required to provide paper copies of the certificates Sections 6.3(h) and (i), Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

Each of Borrower and, by its execution of its consent hereto, Guarantor and each Permitted Affiliate, hereby acknowledges that (a) Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower, Guarantor or any Permitted Affiliate hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower, Guarantor, the Permitted Affiliates or their securities)

(each, a “Public Lender”). Each of Borrower and, by its execution of its consent hereto, Guarantor and each Permitted Affiliate, agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower, Guarantor and each Permitted Affiliate shall be deemed to have authorized Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower, Guarantor, the Permitted Affiliates or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.6); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, neither Borrower nor Guarantor or any Permitted Affiliate shall be under any obligation to mark any Borrower Materials “PUBLIC.”

6.4  Notices. Borrower shall promptly notify Administrative Agent in writing of any knowledge that any officer of Borrower, any Permitted Affiliate or Guarantor has of:

(a)  any litigation affecting Borrower, any Permitted Affiliate, Guarantor, any Unencumbered Asset Pool Property, and/or any subsidiary or affiliate of Borrower or Guarantor that directly owns any Unencumbered Asset Pool Property or any development property or whose financial results are consolidated with those of Borrower or Guarantor for reporting purposes, in each case where the aggregate amount at risk or at issue (including litigation costs and attorneys’ fees and expenses, but excluding claims which, in Administrative Agent’s reasonable judgment, are expected to be covered by insurance) exceeds: (1) in the case of litigation affecting an Unencumbered Asset Pool Property, an aggregate amount of $10,000,000, or (2) in the case of litigation affecting Borrower, Guarantor, any Permitted Affiliate or any such subsidiary or affiliate of Borrower or Guarantor, an aggregate amount of $50,000,000;

(b)  any written notice from any Governmental Authority having jurisdiction thereover that any property or Borrower’s, any Permitted Affiliate’s or Guarantor’s business fails in any material respect to comply with any applicable Law (including any Environmental Law), regulation or court order, where the failure to comply could have a material adverse effect on Borrower, such Permitted Affiliate or Guarantor;

(c)  any material adverse change in the physical condition of any Unencumbered Asset Pool Property or Borrower’s, any Permitted Affiliate’s or Guarantor’s financial condition or operations, or any other circumstance that materially adversely affects Borrower’s or a Permitted Affiliate’s intended use of any Unencumbered Asset Pool Property or Borrower’s ability to repay the Loan;

(d)  any Default or Event of Default, and any failure to comply with this Agreement or any other Loan Document or any other material agreement to which Borrower, Guarantor or any Permitted Affiliate is a party, where such noncompliance has a material adverse effect on the ability of Borrower, Guarantor or any Permitted Affiliate to perform their respective obligations under the terms of the Loan Documents;

(e)  any change in Borrower’s or Guarantor’s or any Permitted Affiliate’s name, legal structure, jurisdiction of formation, place of business to a state other than the State of California, or chief executive office to a state other than the State of California if Borrower or Guarantor has more than one place of business;

(f)  any actual or threatened condemnation of any portion of any Unencumbered Asset Pool Property given in writing to Borrower or any Permitted Affiliate, as the case may be, by any Governmental Authority, or any loss of or substantial damage to any Unencumbered Asset Pool Property;

(g)  any notice of any cancellation, alteration or non-renewal of any insurance coverage maintained with respect to any Unencumbered Asset Pool Property;

(h)  any written notice received by Borrower from any Governmental Authority that any Unencumbered Asset Pool Property, or any use activity, operation or maintenance thereof or thereon, is not in compliance with any Law, including any Environmental Laws, and including notice of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any Permitted Affiliate or any of their respective Unencumbered Asset Pool Properties pursuant to any applicable Environmental Laws, and (ii) any environmental or similar condition on any real property adjoining or in the vicinity of any Unencumbered Asset Pool Property of Borrower or any Permitted Affiliate that could reasonably be anticipated to cause the applicable Unencumbered Asset Pool Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Unencumbered Asset Pool Property under any Environmental Laws.

6.5  Negative Covenants.

6.5.1  Limitations on Certain Activities. Without the prior written consent of the Required Lenders (or Administrative Agent at the request of the Required Lenders), which consent shall not be unreasonably withheld or delayed:

(1)  Borrower shall not engage in any business activities that would result in less than 70% of the Gross Asset Value being derived from multifamily residential apartments;

(2)  other than in the ordinary course of Borrower’s business, Borrower shall not lease all or a substantial part of Borrower’s business or Borrower’s assets;

(3)  neither Borrower nor Guarantor shall enter into or invest in any consolidation, merger, pool, syndicate or other combination unless Borrower or Guarantor, as applicable, is the surviving entity and control of Borrower does not change.

(4)  the legal structure of Borrower shall not change from a limited partnership that is an operating partnership whose sole general partner is Guarantor, the legal structure of Guarantor shall not change from a publicly traded real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857, and the legal structure of Borrower and Guarantor shall not change from as a so-called up-REIT;

(5)  Borrower’s, Guarantor’s or any Permitted Affiliate’s jurisdiction of formation, place of business, or chief executive office (if Borrower, Guarantor or such Permitted Affiliate has more than one place of business) shall not change except upon 30 days’ prior written notice to Administrative Agent;

(6)  Borrower’s general partner shall not change from Guarantor; and

(7)  Guarantor shall not suffer a change in its executive management such that Keith Guericke is no longer chief executive officer, George M. Marcus is no longer chairman of the board of directors or Michael J. Schall is no longer chief operating officer, unless such executive management is replaced by parties reasonably acceptable to Administrative Agent within 180 days.

6.5.2  Acquisition Down-REITs. Borrower and Guarantor shall not in any case:

(1)  form additional down-REITs for property acquisitions (an “Acquisition down-REIT”) unless they comply on an on-going basis with each of the following conditions:

(i) such Acquisition down-REIT is a limited partnership or limited liability company, and EMC or any wholly owned subsidiary of Borrower or Guarantor shall be the sole general partner of any such partnership or the sole managing member of such limited liability company;

(ii) Guarantor and/or Borrower and/or EMC shall have effective management control of each Acquisition down-REIT and each property owned by such Acquisition down-REIT; and

(iii) limited partners or members of such Acquisition down-REIT shall receive only partnership units or membership interests in the Acquisition down-REIT and/or cash for value contributed.

(2)  liquidate or dissolve Borrower’s or Guarantor’s business;

(3)  liquidate or dissolve the business of any Permitted Affiliate, unless prior to or contemporaneously with such liquidation or dissolution, (x) all of the Unencumbered Asset Pool Property owned by such Permitted Affiliate is removed from the Unencumbered Asset Pool by Borrower pursuant to Section 4.1(b), (y) such Unencumbered Asset Pool Property is no longer included in the calculation of Availability hereunder, (z) after the removal of such Unencumbered Asset Pool Property, the aggregate Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations will be less than or equal to the Availability and no Event of Default exists); or

(4)  dispose of all or substantially all of Borrower’s or Guarantor’s business or of Borrower’s or Guarantor’s assets or the business or assets of any Permitted Affiliate (with the exception of a Permitted Affiliate that owns only one asset, in which case the business or assets of such Permitted Affiliate may disposed of as long as, prior to or contemporaneously with such disposition, (x) all of the Unencumbered Asset Pool Property owned by such Permitted Affiliate is removed from the Unencumbered Asset Pool by Borrower pursuant to Section 4.1(b), (y) such Unencumbered Asset Pool Property is no longer included in the calculation of Availability hereunder, (z) after the removal of such Unencumbered Asset Pool Property, the aggregate Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations will be less than or equal to the Availability, the Unencumbered Development Property Value will not exceed 20% of the Unencumbered Asset Pool Value, and no Event of Default exists).

6.6  Type of Business; Development Covenants. Borrower shall own, manage, finance, lease and/or operate as an owner, developer and/or asset manager of multifamily residential properties, and all of Borrower’s other business activities and investments shall be incidental thereto, with the exception of the investments described in (and limited by) clause (f) below. Guarantor and its consolidated subsidiaries shall not own at any time, on a consolidated basis:

(a) unentitled land whose aggregate value exceeds 3% of Gross Asset Value, or entitled and unentitled land whose aggregate value exceeds 7.5% of Gross Asset Value; or

(b) any single development property whose value (at projected total cost) exceeds 5% of Gross Asset Value; or

(c) development properties whose aggregate value (at projected total cost) exceeds 25% of Gross Asset Value; or

(d) Joint Venture Investments whose aggregate value exceeds 20% of Gross Asset Value;

(e) Capital Interests in Acquisition down-REITs the aggregate value of which Capital Interests exceeds 5% of Gross Asset Value; or

(f) real estate assets (other than multifamily residential properties), or investments in, or loans to, companies that own and/or develop real estate (other than multifamily residential properties), the aggregate value of which exceeds 10% of Gross Asset Value.

For the purpose of calculating the development limits contained in Sections 6.6 (a), (b) and (c) above, projects that have not yet attained a stabilized occupancy (which, for this purpose only, shall be 90% occupancy) shall be valued at 100% of the projected total cost of the project (multiplied, if such project is owned by a Joint Venture, by Borrower’s Capital Interest in such Joint Venture). Projects that attain 90% occupancy shall no longer be considered for the purpose of calculating the development limits contained in Sections 6.6 (a), (b) and (c) above.

6.7  Performance of Acts. Upon request by Administrative Agent, Borrower, Guarantor and each Permitted Affiliate shall perform all acts required of them which may be reasonably necessary or advisable to carry out the intent of the Loan Documents.

6.8  Keeping Guarantor Informed. Borrower shall keep Guarantor and each Permitted Affiliate (and any other Person giving a guaranty to Administrative Agent and Lenders with regard to the Loans), in its capacity as a guarantor, informed of Borrower’s financial condition and business operations and all other circumstances that may affect Borrower’s ability to pay or perform its obligations under the Loan Documents. In addition, Borrower shall deliver to Guarantor, each Permitted Affiliate and any other guarantor all of the financial information required to be furnished to Administrative Agent hereunder.

6.9  Maximum Total Liabilities to Gross Asset Value. (i) Other than during the period of 270 days following an acquisition described in clause (ii), Total Liabilities at the end of each calendar quarter shall not exceed 60% of Gross Asset Value at such time; and (ii) in the event that Guarantor or its consolidated subsidiaries enters into an acquisition that is otherwise permitted under this Agreement with an acquisition price of $200,000,000 or greater, then for a period of up to 270 days following such acquisition, Total Liabilities at the end of each calendar quarter following such acquisition shall not exceed 65% of Gross Asset Value at such time.

6.10  Debt Ratios. (a) The amount of Unsecured Debt at the end of each calendar quarter shall not exceed 60% of the Unencumbered Property Value at such time; (b) the Outstanding Amount of all Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of all L/C Obligations shall not exceed 60% of the Unencumbered Asset Pool Value; and (c) the amount of Secured Recourse Debt at the end of each calendar quarter shall not exceed 10% of the Gross Asset Value at such time.

6.11  Fixed Charge Coverage Ratio. The ratio of EBITDA for each calendar quarter divided by the amount of Fixed Charges for such calendar quarter shall not be less than 1.60:1.0.

6.12  Tangible Net Worth. The Tangible Net Worth of Guarantor and its consolidated subsidiaries at the end of each calendar quarter must not be less than the sum of (1) $500,000,000 plus (2) 80% of the net proceeds of all equity issues or sales (including common stock, preferred stock, and operating partnership units) that close after the Closing Date.

6.13  Maximum Quarterly Dividends. Guarantor shall not declare or pay any distributions or dividends except from cash flow available for distributions or dividends and earned during the immediately preceding fiscal year, and in any event not in excess of 95% of Funds From Operations on a rolling four calendar quarter basis. The total of common and preferred stock dividends in any calendar quarter may exceed Funds From Operations for the quarter only to the extent necessary for Guarantor to retain its status as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857. Notwithstanding the foregoing, during the continuance of any Event of Default, aggregate distributions shall not exceed the minimum amount that Guarantor must distribute to its shareholders in order to qualify as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857.

6.14  Negative Pledge; Limitations on Affiliate Indebtedness.

(a)  Neither Borrower nor any Permitted Affiliate shall create, assume, or allow any Lien (including any judicial lien) on any Unencumbered Asset Pool Property, and neither Borrower nor Guarantor shall create, assume or allow any Lien (including any judicial lien) on Borrower’s or Guarantor’s direct or indirect ownership interests in any Permitted Affiliate, except for Permitted Liens.

(b)  Neither Borrower nor any Permitted Affiliate shall create, assume or allow any negative pledge agreement in favor of any other Person affecting or relating to any Unencumbered Asset Pool Property. In addition, neither Borrower, Guarantor nor any Permitted Affiliate (in this context, an “Obligor”) shall incur any Indebtedness owing to Borrower, Guarantor, any Permitted Affiliate or any other Affiliate (in this context, a “Creditor”) that is in excess of $3,000,000 owing by an Obligor to any Creditor or in excess of $10,000,000, in the aggregate, owing by the Obligors to any one or more Creditors, unless such Indebtedness has been subordinated in right of payment to the full and prior repayment to Administrative Agent and Lenders of the Obligations pursuant to a subordination agreement in form and substance acceptable to Administrative Agent in its reasonable discretion (an “Approved Subordination Agreement”).

(c)  Borrower and each Permitted Affiliate shall have the right to contest in good faith by appropriate legal or administrative proceeding the validity of any prohibited Lien affecting its properties so long as (i) no Event of Default exists and is continuing, (ii) Borrower or such Permitted Affiliate, as applicable, first deposits with Administrative Agent a bond or other security satisfactory to Administrative Agent in the amount reasonably required by Administrative Agent; (iii) Borrower or such Permitted Affiliate, as applicable, immediately commences its contest of such Lien and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the Lien is stayed; and (v) Borrower or such Permitted Affiliate, as applicable, pays any judgment rendered for the Lien claimant or other third party, unless such judgment has been stayed as the result of an appeal, within 30 days after the entry of the judgment. Borrower or such Permitted Affiliate, as applicable, will discharge or elect to contest and post an appropriate bond or other security within 30 days of written demand by Administrative Agent.

6.15  Change in Ownership of Borrower or Management of the Unencumbered Asset Pool Property. Borrower shall not cause, permit or suffer (a) any change of the general partner of Borrower, (b) any change in the control of Guarantor (whether by tender offer for a majority of the outstanding shares of Guarantor, a merger in which Guarantor is not the surviving entity, or otherwise), (c) any Permitted Affiliate to be less than wholly-owned (directly or indirectly) by Borrower or Guarantor, as long as any Unencumbered Asset Pool Property owned by such Permitted Affiliate is included in the Unencumbered Asset Pool and the calculation of Availability; or (d) any Person other than Guarantor or an Affiliate of Guarantor to manage an Unencumbered Asset Pool Property. Notwithstanding the foregoing, a Permitted Affiliate or, subject to the prior written consent of the Required Lenders (except in the case of R.A. Snyder Properties, Inc., and ConAm Management Corporation, for which no prior written consent shall be required), which consent shall not be unreasonably withheld or delayed, an independent third-party, may manage an Unencumbered Asset Pool Property following the addition of such property into the Unencumbered Asset Pool pursuant to Section 4.

6.16  Books and Records. Each of Guarantor, Borrower and each Permitted Affiliate and each of their respective subsidiaries shall maintain adequate books and records (provided that, with respect to the Permitted Affiliates and subsidiaries, such books and records shall mean its income and expense statements).

6.17  Audits. Borrower, Guarantor and each Permitted Affiliate shall allow Administrative Agent and its agents to inspect its properties and examine, audit and make copies of its books and records at any reasonable time upon reasonable notice to Borrower. If any of the properties, books or records of Borrower, Guarantor or any Permitted Affiliate are in the possession of a third party, Borrower, Guarantor or such Permitted Affiliate, as applicable, shall authorize that third party to permit Administrative Agent or its agents to have access to perform inspections or audits and to respond to Administrative Agent’s requests for information concerning such properties, books and records.

6.18  Cooperation. Borrower, Guarantor and each Permitted Affiliate shall take any action reasonably requested by Administrative Agent to carry out the intent of this Agreement.

6.19  ERISA Plans. Borrower shall give prompt written notice to Administrative Agent of the occurrence of any ERISA Event.

6.20  Use of Proceeds. Borrower shall use the proceeds of the Loan only for (a) financing for acquisition, development and/or redevelopment of real and personal property, (b) letters of credit, (c) working capital in Borrower’s business, and (d) other purposes permitted by Borrower’s organizational documents as they appear as of the Closing Date, but not for the repurchase of the common stock of Guarantor.

6.21  Use of Proceeds - Ineligible Securities. Borrower shall not use any proceeds of the Loans, directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry, any “Margin Stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.22  Existing Convertible “Flipper” Loans. Within 25 days prior to Borrower’s conversion (each, a “Conversion”) of any portion of the existing $122,378,000 of “flipper” loans from a secured to an unsecured status, Borrower shall provide Lender with an executed certificate of compliance (each, a “Certificate of Compliance”) notifying Lender of such Conversion and containing a covenant that after the occurrence of any Conversion Borrower shall continue to be in compliance with all covenants required under the terms of this Agreement.

7.  Representations and Warranties. When Borrower and Guarantor sign this Agreement, and until Administrative Agent and Lenders are repaid in full, Borrower and Guarantor make the following representations and warranties. Each request for an extension of credit constitutes a renewed representation and warranty.

7.1  Organization of Borrower, Guarantor and each Permitted Affiliate. Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of California. Guarantor and each Permitted Affiliate is an entity duly organized, validly existing and in good standing under the laws of its state of formation or organization.

7.2  Authorization. The execution and compliance with this Agreement and each Loan Document to which Borrower, Guarantor and each Permitted Affiliate is a party are within such Person’s powers, have been duly authorized, and do not conflict with any of such Person’s organizational or formation papers.

7.3  Enforceable Agreement. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and it and any Loan Document to which it, Guarantor or any Permitted Affiliate is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

7.4  Good Standing. In each state in which Borrower, Guarantor and each Permitted Affiliate does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

7.5  No Conflicts. Neither Borrower, Guarantor, any Permitted Affiliate, nor the Unencumbered Asset Pool Property, are in violation of, nor do the terms of this Agreement or any other Loan Document conflict with, any law (including any Environmental Laws), regulation or ordinance, any order of any court or governmental entity, any organizational documents of Borrower or Guarantor, or any covenant or agreement affecting Borrower, Guarantor or any Permitted Affiliate or the Unencumbered Asset Pool Property, which has a material adverse effect on Borrower, Guarantor or any Permitted Affiliate or the Unencumbered Asset Pool Property.

7.6  Financial Information. All financial information which has been and will be delivered to Administrative Agent, including all information relating to the financial condition of Borrower, Guarantor, any Permitted Affiliate and the Unencumbered Asset Pool Property, did as of its date fairly and accurately represent the financial condition being reported on. All such information was and will be prepared in accordance with GAAP, unless otherwise noted. Since December 31, 2004, there has been no material adverse change in the financial condition of Borrower, Guarantor, any Permitted Affiliate or the Unencumbered Asset Pool Property.

7.7  Borrower Not a “Foreign Person”. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

7.8  Lawsuits. There are no lawsuits, actions, tax claims, investigations, proceedings, or other disputes, pending or threatened, in any court or before any arbitrator or Governmental Authority that purport to affect Borrower, Guarantor, any subsidiaries or affiliates of Borrower or Guarantor, any Unencumbered Asset Pool Property, or any transaction contemplated by this Agreement or any other Loan Document that will have a material adverse effect on Borrower, Guarantor, any Unencumbered Asset Pool Property, or any subsidiaries or affiliates of Borrower or Guarantor, or any transaction contemplated by this Agreement or any other Loan Document, or on the ability of Borrower, Guarantor or any of their subsidiaries or affiliates, to perform their respective obligations under the Loan Documents.

7.9  Permits, Franchises. Borrower, Guarantor and each Permitted Affiliate possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

7.10  Other Obligations. None of Borrower, Guarantor or any Permitted Affiliate is in material default (taking into account all applicable cure periods, if any) on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

7.11  Income Tax Returns. Except as otherwise disclosed to Administrative Agent in a writing referring to this Section 7.11, Borrower has no knowledge of any pending assessments or adjustments of the income tax of Borrower, Guarantor or any Permitted Affiliate in an amount in excess $500,000 for any year, individually or in the aggregate.

7.12  No Event of Default. There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement.

7.13  ERISA Plans.

(a)  Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

(b)  No Reportable Event has occurred.

(c)  No action by Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

(d)  No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

7.14  Location of Borrower. Borrower’s place of business (or, if Borrower has more than one place of business, its chief executive office) is located at the address listed under Borrower’s signature on this Agreement or at such other place as to which Borrower has notified Administrative Agent in writing.

7.15  No Required Third Party/Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with any third party or any Governmental Authority, is necessary or required in connection with the execution, delivery or performance of this Agreement or any other Loan Document to which Borrower, Guarantor or any Permitted Affiliate is a party, or the enforcement of any such agreements against Borrower, Guarantor or any Permitted Affiliate.

7.16  Regulated Entities. Neither Borrower nor any Person controlling Borrower is (a) an “Investment Company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

8.  DEFAULT AND REMEDIES.

8.1  Events of Default. Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events (“Event of Default”):

(a)  Borrower fails to make any payment due hereunder, or fails to make any payment demanded by Administrative Agent under any Loan Document, on the earlier of (i) the Maturity Date or (ii) within fifteen days after (x) the date when due or (y) if the payment is unscheduled, the date when payment is demanded by Administrative Agent; or

(b)  Borrower fails to perform or observe any term, covenant or agreement contained in (i) any of Sections 6.13 or 6.21; or (ii) any of Sections 6.1.3, 6.3, 6.5, 6.14 or 6.17 and does not cure that failure within fifteen days after written notice from Administrative Agent; or (iii) Section 6.4 and does not cure that failure within fifteen days after Borrower’s Knowledge of such failure; or (iv) Section 6.15 and does not cure such failure within fifteen days after the occurrence of such failure; or (v) any of Sections 6.9, 6.10, 6.11 or 6.12 and does not cure that failure within 45 days after the end of the fiscal quarter in which such Default arose;

(c)  Borrower fails to comply with any covenant contained in this Agreement other than those referred to in clauses (a) and (b), and does not either cure that failure within 30 days after written notice from Administrative Agent, or, if the default cannot be cured in 30 days, Borrower fails to promptly commence cure (in any event, within ten days after receipt of such notice), and thereafter diligently prosecute such cure to completion, and complete such cure within 90 days after receipt of such notice; or

(d)  (i) Borrower, any Permitted Affiliate or Guarantor institutes or consents to the institution of any Insolvency Proceeding, makes an assignment for the benefit of creditors or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower, any Permitted Affiliate or Guarantor and the appointment continues undischarged or unstayed for 60 calendar days; (iii) any Insolvency Proceeding relating to Borrower, any Permitted Affiliate or Guarantor or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; (iv) Borrower, any Permitted Affiliate or Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (b) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower, any Permitted Affiliate or Guarantor and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(e)  Borrower, any Permitted Affiliate or Guarantor dissolves or liquidates; or

(f)  Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

(g)  Guarantor or any Permitted Affiliate breaches or fails to comply with any covenant contained in this Agreement or any other Loan Document applicable to it, other than those defaults included within clause (b) above, and does not cure that failure within 30 days after written notice from Administrative Agent, or, if the default cannot be cured in 30 days, Guarantor or such Permitted Affiliate fails to promptly commence cure (in any event, within ten days after receipt of such notice), and thereafter diligently prosecute such cure to completion, and complete such cure within 90 days after receipt of such notice; or

(h)  A defined event of default occurs under any of the Loan Documents; or

(i)  A final non-appealable judgment or order is entered against Borrower, any Permitted Affiliate or Guarantor that materially adversely affects (i) Borrower’s or such Permitted Affiliate’s intended use of one or more of the Unencumbered Asset Pool Properties (subject to Borrower’s right to remove any Unencumbered Asset Pool Property from the Unencumbered Asset Pool pursuant to Section 4.1(b)) or (ii) Borrower’s, any Permitted Affiliate’s or Guarantor’s ability to repay the Loan; or

(j)  Borrower, Guarantor or any Permitted Affiliate fails, after the expiration of applicable cure periods, if any, to perform any obligation under any other agreement Borrower has with Administrative Agent or any Lender or any Affiliate of Administrative Agent or any Lender; or

(k)  Borrower, Guarantor or a Permitted Affiliate defaults (taking into account applicable cure periods, if any) in connection with any credit such Person has with any holder of Indebtedness of such Person, if (1) the default consists of the failure to make a payment in excess of $5,000,000 when due, or (2) one or more obligations that are recourse to Borrower, Guarantor or a Permitted Affiliate whose outstanding principal amount exceeds $15,000,000 in the aggregate have been accelerated; or

(l)  There is a material adverse change in Borrower’s or Guarantor’s financial condition, or an event or condition that materially impairs Borrower’s or a Permitted Affiliate’s intended use of one or more of the Unencumbered Asset Pool Properties (subject to Borrower’s right to remove any Unencumbered Asset Pool Property from the Unencumbered Asset Pool pursuant to Section 4.1(b)) which materially impairs Borrower’s or Guarantor’s ability to repay the Loan; or

(m)  Guarantor shall no longer qualify as a real estate investment trust under the provisions of Code Sections 856 and 857; or

(n)  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

(o)  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (unless such Loan Document is replaced in a manner reasonably satisfactory to Administrative Agent); or any of Borrower, Guarantor or a Permitted Affiliate or a subsidiary of any of them contests in any manner the validity or enforceability of the remedies of Administrative Agent, the L/C Issuer or any Lender under any Loan Document; or a party to a Loan Document (other than any Lender or Administrative Agent) denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

Notwithstanding the foregoing, any event or circumstance described in the foregoing clauses (a)-(o) with respect to any Permitted Affiliate shall not constitute an Event of Default hereunder as long as, no later than 30 days after Borrower’s Knowledge of such event or circumstance, (i) all of the Unencumbered Asset Pool Property owned by such Permitted Affiliate is removed from the Unencumbered Asset Pool by Borrower pursuant to Section 4.1(b), (ii) such Unencumbered Asset Pool Property is no longer included in the calculation of Availability hereunder, (iii) after the removal of such Unencumbered Asset Pool Property, the aggregate Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations will be less than or equal to the Availability, the Unencumbered Development Property Value does not exceed 20% of the Unencumbered Asset Pool Value, and no Event of Default exists.

8.2  Remedies. If any Event of Default occurs, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

8.2.1  Termination of Commitment to Lend. Declare the Commitment of each Lender to make Loans (including Swing Loans) or the commitment of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such commitment shall forthwith be terminated; provided, however, that Administrative Agent and the Lenders shall continue to honor any outstanding Letter of Credit; and

8.2.2  Acceleration of Loans. Declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

8.2.3  Security for Letters of Credit. Require that Borrower deposit with Administrative Agent, for the benefit of the Lenders, on demand and as cash security for Borrower’s obligations under the Loan Documents, Cash Collateral in an amount equal to the aggregate undrawn amount of all then outstanding Letters of Credit (and Borrower hereby grants to Administrative Agent, as administrative agent for the Lenders, a security interest in any such amount deposited with Administrative Agent (and any amount deposited with Administrative Agent pursuant to Section 2.9.3(a)), all earnings thereon and all proceeds thereof, and as to such amounts Administrative Agent shall have the rights and remedies of a secured party under the California Uniform Commercial Code); provided that upon the occurrence of any event specified in Section 8.1(d) above with respect to Borrower or Guarantor, such amounts shall automatically become due and payable without further act of Administrative Agent or the Lenders; and

8.2.4  Exercise of Rights and Remedies. Exercise all rights and remedies available to it under the Loan Documents or applicable Law; provided, however, that upon the occurrence of any event specified in Section 8.1(d) above, the obligation of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender.

8.3  Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the undrawn amount of outstanding Letters of Credit have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2.3), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including legal fees and expenses and amounts payable under Sections 2.12, 6.2, and 10.4) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Sections 2.12, 3.1, 3.3, 3.4, 6.2, and 10.4), ratably among them in proportion to the amounts described in this clause Second are payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the L/C Issuer to Cash Collateralize the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.

Subject to Section 2.6.5, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

9.  ADMINISTRATIVE AGENT.

9.1  Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, and Borrower shall not have rights as a third party beneficiary of any of such provisions.

9.2  Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3  Exculpatory Provisions.

9.3.1  Limitation of Administrative Agent’s Duties. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

9.3.2  Limitation of Administrative Agent’s Liability. Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 9.1), or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Administrative Agent by Borrower, a Lender or the L/C Issuer.

9.3.3  Limitation of Administrative Agent’s Responsibilities. Administrative Agent shall not be responsible to any Lender or L/C Issuer for, or have any duty to ascertain or inquire for the benefit of any Lender or L/C Issuer into, (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

9.4  Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender or L/C Issuer for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person; ; provided, however, that notwithstanding any such notice, request or other direction to the contrary, in all events the Administrative Agent shall direct that the proceeds of a Borrowing be deposited in the account of the Borrower designated to Administrative Agent on the Closing Date (the “Designated Borrower’s Account”). Subject to the foregoing sentence, Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5  Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.6  Resignation of Administrative Agent.

9.6.1  Notice of Resignation. Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that as long as no Event of Default hereunder has occurred and is continuing, Borrower shall have the right to consent to such successor, such consent to not be unreasonably withheld. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that as long as no Event of Default hereunder has occurred and is continuing, Borrower shall have the right to consent to such successor, such consent to not be unreasonably withheld; provided further that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.6.2  Resignation by Bank of America. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.7  Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8  No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Sole Lead Arranger or the Sole Book Manager listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

9.9  Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Guarantor or any Permitted Affiliate, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent under Sections 2.12, 6.2 and 10.4) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.12, 6.2 and 10.4.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10  Release of Permitted Affiliate from Payment Guaranty. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion and without the consent of any Lender, to release any Permitted Affiliate from its obligations under its Payment Guaranty if such Person ceases to be an owner of an Unencumbered Asset Pool Property as a result of a transaction permitted hereunder. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release any Permitted Affiliate from its obligations under its Payment Guaranty pursuant to this Section 9.10.

10.  MISCELLANEOUS PROVISIONS.

10.1  Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower, Guarantor or any Permitted Affiliate therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and, in the case of an amendment, by Borrower or Guarantor or, if required, a Permitted Affiliate, and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall:

(a)  waive any condition set forth in Section 5.1 without the written consent of each Lender;

(b)  increase the aggregate Commitment or increase the Commitment of any Lender without the written consent of such Lender;

(c)  postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders, or any of them, hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)  reduce the rate of interest or any fees or other amounts payable in connection with the Loans or L/C Borrowings except as expressly provided in this Agreement without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)  change Section 2.17 or Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)  change the voting percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders, or any of them, to take any action hereunder (e.g., the provisions of this Section 10.1 or the definition of the term “Required Lenders”), without the written consent of each Lender;

(g)  amend this or any provision requiring consent of all Lenders for action by the Lenders or Administrative Agent, without the written consent of each Lender; or

(h)  discharge Borrower, Guarantor or any Permitted Affiliate, or release all or substantially all of the collateral securing the Obligations, if any, without the written consent of each Lender, except as otherwise may be provided in the Loan Documents (including Section 9.10 hereof, which permits the release of a Permitted Affiliate without the consent of the Lenders under the terms and conditions set forth therein), or except where only the consent of the Required Lenders is expressly required by any Loan Document;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.2  Notices; Effectiveness; Electronic Communication.

(a)  Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.2(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)  if to Borrower, Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.2; and

(ii)  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.2(b) below, shall be effective as provided in such Section 10.2(b).

(b)  Electronic Communications. (i) Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications, and (ii) unless Administrative Agent otherwise prescribes, (y) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (z) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (y) of notification that such notice or communication is available and identifying the website address therefor.

(c)  The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, Guarantor, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, Guarantor’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, Guarantor, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)  Change of Address, Etc. Each of Borrower, Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)  Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of Borrower by a Person identifying himself or herself as a Responsible Officer, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower by a Person identifying himself or herself as a Responsible Officer. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.3  No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4  Costs and Expenses; Indemnity; Waiver of Consequential Damages, Etc.

(a)  Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)  Indemnification by the Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower, Guarantor or any Permitted Affiliate arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by Borrower or any of its subsidiaries, or any liability under any Environmental Laws related in any way to Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, Guarantor or any Permitted Affiliate, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower, Guarantor or any Permitted Affiliate against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower, Guarantor or such Permitted Affiliate has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)  Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Sections 10.4(a) or (b) to be paid by it to Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 10.4(c) are subject to the provisions of Section 2.16.2.

(d)  Payments. All amounts due under this Section shall be payable not later than fifteen days after demand therefor.

(e)  Survival. The agreements in this Section shall survive the resignation of Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.5  Successors and Assigns.

(a)  Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.5(b), (ii) by way of participation in accordance with the provisions of Section 10.5(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.5(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.5(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Assignment by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (a), participations in L/C Obligations and in Swing Loans) at the time owing to it; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans or Swing Loans; (iii) any assignment of a Commitment must be approved by Administrative Agent, the L/C Issuer and the Swing Line Lender (which consent will not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption,

together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 1.5, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Revolving Note and Bid Note to the assignee Lender and, in such event, the assigning Lender shall return the original Revolving Note and Bid Note for cancellation and, if the assignment is for a portion of the assigning Lender’s Commitment, replacement by a new Revolving Note issued by Borrower and evidencing the assigning Lender’s reduced Commitment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section. Notwithstanding the foregoing, assignment of the obligations of the L/C Issuer after the resignation of Bank of America as L/C Issuer, or any other successor thereafter acting as L/C Issuer, shall be governed by Section 10.5(h) hereof.

(c)  Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Administrative Agent a copy of the Register.

(d)  Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Guarantor, each Permitted Affiliate, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a)-(g) of Section 10.1 that directly affects such Participant. Subject to clause (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section.

(e)  Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 3.1.5 and 3.3.3 as though it were a Lender.

(f)  Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)  Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)  Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to clause (a) above, Bank of America may, (i) upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder and, if such designated appointee agrees to act as successor L/C Issuer or Swing Line Lender hereunder, Lenders hereby agree to accept such appointment; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. In addition, if Bank of America fails to issue a Letter of Credit under Section 2.1.2(b) hereof because the issuance of such Letter of Credit would violate any of its policies, Bank of America will, upon the request of Borrower, resign as L/C Issuer hereunder and Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder and, if such designated appointee agrees to act as successor L/C Issuer hereunder, Lenders hereby agree to accept such appointment; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Reference Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.6.1). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Reference Rate Committed Loans or fund risk participations in outstanding Swing Loans pursuant to Section 2.2.5. Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.6  Confidentiality. Each of Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from Borrower or any subsidiary thereof relating to Borrower or any subsidiary thereof or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any subsidiary thereof, provided that, in the case of information received from Borrower or any subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.7  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the L/C Issuer to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and the L/C Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8  No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties signing this Agreement and their successors and assigns. No trust is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

10.9  Payments Set Aside. To the extent that any payment by or on behalf of Borrower, Guarantor or any Permitted Affiliate is made to Administrative Agent, the L/C Issuer or any Lender, or Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds

Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.10  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11  Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any credit extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12  Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13  Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 or Section 3.3, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)  the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.5(b);

(b)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)  in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)  such assignment does not conflict with applicable Laws.

(e)  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14  Governing Law; Jurisdiction; Etc.

(a)  GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

(b)  SUBMISSION TO JURISDICTION. THE BORROWER AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ITS PROPERTIES ARE LOCATED.

(c)  WAIVER OF VENUE. THE BORROWER AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)  SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16  Judicial Reference. If any action or proceeding by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document is filed in a forum in which predispute waivers of the right to trial by jury are invalid under applicable law, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 (or similar applicable law) to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” (or similar term) as defined in California Code of Civil Procedure Section 1281.8 (or similar applicable law) shall be heard and determined by the court, and (b) the prevailing party. or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all fees and expenses of any referee appointed in such action or proceeding.

10.17  USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

10.18  Time of the Essence. Time is of the essence of the Loan Documents.

10.19  No Fiduciary Relationship. In connection with all aspects of each transaction contemplated by the Loan Documents, Borrower, Guarantor and each Permitted Affiliate acknowledges and agrees that: (i) the Loan Documents and any related arranging or other services described in any of the Loan Documents (or in any commitment letter by Bank of America, the Arranger or any affiliate thereof) is an arm’s-length commercial transaction between Borrower and its affiliates, on the one hand, and the Arranger, on the other hand, and Borrower, Guarantor, each Permitted Affiliate and their respective affiliates are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by the Loan Documents; (ii) in connection with the process leading to such transaction, Bank of America and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrower, Guarantor, any Permitted Affiliate or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) neither Bank of America nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in Borrower’s, Guarantor’s, any Permitted Affiliate’s or any of their respective affiliates’ favor with respect to any of the transactions contemplated by the Loan Documents or the process leading thereto (irrespective of whether Bank of America or the Arranger has advised or is currently advising any such Person or its affiliates on other matters) and neither Bank of America nor the Arranger has any obligation to Borrower, Guarantor, any Permitted Affiliate or any of their respective affiliates with respect to the transactions contemplated by the Loan Documents except those obligations expressly set forth herein and therein; (iv) Bank of America and the Arranger and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Guarantor, the Permitted Affiliates and their respective affiliates and Bank of America and the Arranger have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Bank of America and the Arranger have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated by the Loan Documents and Borrower, Guarantor, any Permitted Affiliate and their respective affiliates have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Borrower, Guarantor and each Permitted Affiliate hereby waive and release, to the fullest extent permitted by law, any claims that it may have against Bank of America and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty relating to the transactions contemplated by the Loan Documents.

10.20  Amendment and Restatement. This Agreement amends and restates the Existing Agreement in full.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower and the other parties hereto have executed this Agreement as of the date first above written.

ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:   ESSEX PROPERTY TRUST, INC.,
              a Maryland corporation, its General Partner

By:     /s/ Jordan E. Ritter
    Jordan E. Ritter
 Senior Vice President

925 East Meadow Drive
Palo Alto, CA 94303
Attn: Mark J. Mikl (facsimile: (650) 843-1514)
           Jordan E. Ritter (facsimile: (650) 858-1372)
Internet Website: www.essexpropertytrust.com

BANK OF AMERICA, N.A.,
as Administrative Agent

By:     /s/ Kathleen Carry
    Kathleen Carry
     Vice President

BANK OF AMERICA, N.A.,
as L/C Issuer, Swing Line Lender and
Lender

By:     /s/ James P. Johnson
    James P. Johnson
     Managing Director

UNION BANK OF CALIFORNIA, N.A.,
as Lender

By:     /s/ Edward C. Thompson
    Edward C. Thompson
     Assistant Vice President

COMERICA BANK,
as Lender

By:     /s/ Casey L. Ostrander
     Casey L. Ostrander
       Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:     /s/ Scott Childs
    Scott Childs
     Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:     /s/ Karen J. Kennedy
    Karen J. Kennedy
     Vice President

CHEVY CHASE BANK, F.S.B.,
as Lender

By:     /s/ Marie Nwofor
    Marie Nwofor
     Assistant Vice President

JPMORGAN CHASE BANK, N.A.,
as Lender

By:     /s/ Susan M. Tate
    Susan M. Tate
     Vice President

CONSENT OF GUARANTOR

Essex Property Trust, Inc., a Maryland corporation, consents to the foregoing Fourth Amended and Restated Revolving Credit Agreement, makes the representations set forth in Article 7 that apply to Guarantor and agrees to be bound by the covenants of Articles 6 and 10 that apply to Guarantor and reaffirms its obligations under the Third Amended and Restated Payment Guaranty, dated the date of this Agreement.

Dated as of March 24, 2006            ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, as Guarantor

By:          /s/ Jordan E. Ritter
   Jordan E. Ritter
   Senior Vice President

925 East Meadow Drive
Palo Alto, CA 94303
Attn.: Mark J. Mikl and Jordan E. Ritter

CONSENT OF PERMITTED AFFILIATES

Each of the undersigned, as “Permitted Affiliates” under the foregoing Credit Agreement, consents to the foregoing Fourth Amended and Restated Revolving Credit Agreement, makes the representations set forth in Article 7 that apply to such Permitted Affiliate, and agrees to be bound by the covenants of Articles 4, 6 and 10 that apply to such Permitted Affiliate and reaffirms its obligations under its Second Amended and Restated Payment Guaranty, dated the date of this Agreement.

Dated as of March 24, 2006

PERMITTED AFFILIATES:

JMS ACQUISITION LLC, a Delaware limited liability company

By:        Essex Portfolio, L.P.,
      a California limited partnership,
      its Sole Member

  By:          Essex Property Trust, Inc.,
  a Maryland corporation,
  its General Partner

  By:    /s/ Jordan E. Ritter
     Jordan E. Ritter
     Senior Vice President

JAYSAC, LTD., Texas limited partnership

By: Jaysac GP Corp., a Delaware corporation,
its General Partner

  By:    /s/ Jordan E. Ritter
    Jordan E. Ritter
    Senior Vice President

JAYSAC GP CORP., a Delaware corporation

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

                                ESSEX BRIDLE TRAILS, L.P., a California limited partnership

By: Essex Management Corporation, a California
       corporation,
       its General Partner

By:      /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX BRISTOL PARTNERS, L.P., a California limited partnership
By: Essex Management Corporation, a California
corporation,
its General Partner

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX BUNKER HILL, L.P., a California limited partnership
By: Essex Bunker Hill Corporation,
a California corporation,
its General Partner

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX COLUMBUS LLC, a Delaware limited liability company
By: Essex Columbus, Inc.,
a California corporation,
its Managing Member

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX LORRAINE LLC, a Delaware limited liability company
By: Essex Lorraine, Inc.,
a California corporation,
its Managing Member

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX MAPLE LEAF, L.P., a California limited partnership
By: Essex Management Corporation,
a California corporation,
its General Partner

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX MARINA CITY CLUB, L.P., a California limited partnership
By: Essex MCC, LLC,
a Delaware limited liability company,
its General Partner

By:  Essex Portfolio, L.P.,
a California limited partnership,
its Sole Member

By: Essex Property Trust, Inc.,
a Maryland corporation,
its General Partner

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

                                ESSEX MEADOWOOD, L.P., a California limited partnership
By: Essex Meadowood Corporation,
a California corporation, its General Partner

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX PARK BOULEVARD, LLC, a Delaware limited liability company
By: Essex Portfolio, L.P.,
a California limited partnership,
its Sole Member

By: Essex Property Trust, Inc.,
a Maryland corporation,
its General Partner

By:    /s/ Jordan E. Ritter
             Jordan E. Ritter
             Senior Vice President

ESSEX SPRING LAKE, L.P., a California limited partnership
By: Essex Management Corporation,
a California corporation,
its General Partner

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

ESSEX TRACY DEVELOPMENT, INC.,
a California corporation

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

JACKSON SCHOOL VILLAGE LIMITED PARTNERSHIP, a California limited partnership
By: Essex Portfolio, L.P.,
a California limited partnership,
its Sole Member

By:          Essex Property Trust, Inc.,
a Maryland corporation,
its General Partner

By:   /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

NEWPORT BEACH NORTH LLC, a Delaware limited liability company
By: Newport Beach North, Inc.,
a Delaware corporation,
its Managing Member

By:     /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

PARK HILL LLC, a Washington limited liability company
By: Essex Portfolio, L.P.,
a California limited partnership,
its Sole Member

By:         Essex Property Trust, Inc.,
a Maryland corporation,
its General Partner

By:    /s/ Jordan E. Ritter
Jordan E. Ritter
Senior Vice President

EXHIBIT A-1

UNENCUMBERED STABILIZED ASSET POOL PROPERTIES

AS OF MARCH 24, 2006

Part A:	Currently Existing Properties:

PROPERTY NAME	NAME OF OWNER	# OF UNITS	LOCATION
Marina Cove #	Essex Portfolio, L.P.	292	Santa Clara, CA
Bristol Commons	Essex Bristol Partners L.P	188	Sunnyvale, CA
Foothill Gardens	Essex Portfolio, L.P.	132	San Ramon, CA
Twin Creeks	Essex Portfolio, L.P.	44	San Ramon, CA
Marina City Club #	Essex Marina City Club, L.P.	101	Marina Del Rey, CA
Mirabella (Marina View)	Essex Portfolio, L.P.	188	Marina Del Rey, CA
Monterra del Mar (Windsor Terrace)	Essex Portfolio, L.P.	123	Pasadena, CA
Avondale at Warner Center	Essex Portfolio, L.P.	446	Woodland Hills, CA
Lofts at Pinehurst, The (Villa Scandia)	Essex Portfolio, L.P.	118	Ventura, CA
Alpine Country	JMS Acquisition LLC	108	Alpine, CA
Cambridge	JMS Acquisition LLC	40	Chula Vista, CA
Woodlawn Colonial	JMS Acquisition LLC	159	Chula Vista, CA
Mesa Village	JMS Acquisition LLC	133	Claremont, CA
Tierra del Sol/Norte	JMS Acquisition LLC	156	El Cajon, CA
Grand Regency	JMS Acquisition LLC	60	Escondido, CA
Country Villas	JMS Acquisition LLC	180	Oceanside, CA
Emerald Palms	JMS Acquisition LLC	152	San Diego, CA
Vista Capri - North	JMS Acquisition LLC	106	San Diego, CA
Carlton Heights	JMS Acquisition LLC	70	Santee, CA
Shadow Point	JMS Acquisition LLC	172	Spring Valley, CA
Salmon Run at Perry Creek	Essex Portfolio, L.P.	132	Bothell, WA
Laurels at Mill Creek	Essex Portfolio, L.P.	164	Mill Creek, WA
Linden Square	Essex Portfolio, L.P.	183	Seattle, WA
Meadows @ Cascade Park	Essex Portfolio, L.P.	198	Vancouver, WA
Village @ Cascade Park	Essex Portfolio, L.P.	192	Vancouver, WA
St. Cloud Apartments	Jaysac, Ltd.	302	Houston, TX
TOTAL:		4139

#	Properties subject to a financeable ground lease; provided, however, as to Marina Cove, only 1 parcel is subject to such a ground lease.

A(1)-1

Part B:	Properties Added Since the Closing Date of the Existing Credit Agreement:

PROPERTY NAME	NAME OF OWNER	# OF UNITS	LOCATION
Jackson School Village*	Jackson School Village Limited Partnership	200	Hillsboro, OR
Bunker Hill*	Essex Bunker Hill, L.P.	456	Los Angeles, CA
Spring Lake*	Essex Spring Lake, L.P.	69	Seattle, WA
Maple Leaf*	Essex Maple Leaf, L.P.	48	Seattle, WA
Meadowood*1	Essex Meadowood, L.P.	320	Simi Valley, CA
Columbus (aka Hampton Court)	Essex Columbus LLC	83	Glendale, CA
Bridle Trails*	Essex Bridle Trails, L.P.	92	Kirkland, WA
Lorraine* (aka Hampton Place)	Essex Lorraine LLC	132	Glendale, CA
Park Hill	Park Hill LLC	245	Issaquah, WA
Mission Hills	Essex Portfolio, L.P.	282	Oceanside, CA
Mountain View	Essex Portfolio, L.P.	106	Camarillo, CA
Pinehurst #	Essex Portfolio, L.P.	28	Ventura, CA
Woodside Village*	Newport Beach North LLC	145	Ventura, CA
Fairway (aka Fairway at Big Canyon) #	Essex Portfolio, L.P.	74	Newport Beach, CA
Landmark	Essex Portfolio, L.P.	285	Hillsboro, OR
Wilshire Promenade	Essex Portfolio, L.P.	149	Fullerton, CA
Cedar Terrace	JMS Acquisition LLC	180	Bellevue, WA
Marbella	Essex Portfolio, L.P.	60	Los Angeles, CA
TOTAL:		2954

*	Properties owned at least 99% by Borrower or a Permitted Affiliates
#	Properties subject to a financeable ground lease

_________________________
1	Meadowood will be added as a Unencumbered Stabilized Asset Pool Property as of February ___, 2006.

A(1)-2

EXHIBIT A-2

UNENCUMBERED WORK IN PROCESS PROPERTIES

AS OF MARCH 24, 2006

PROPERTY NAME	NAME OF OWNER	LOCATION
Moorpark	Essex Portfolio, L.P.	Moorpark, CA
Tracy	Essex Tracy Development, Inc.	Tracy, CA
Park Blvd	Essex Park Boulevard, LLC	Palo Alto, CA
Grand Ave.	Essex Park Boulevard, LLC	Oakland, CA

A(2)-1

EXHIBIT B

FORM OF NOTICE OF COMMITTED BORROWING OR CONVERSION/CONTINUATION

Date:__________, ____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Revolving Credit Agreement dated as of March 24, 2006, among Essex Portfolio L.P., a California limited partnership (“Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., individually as a Lender and as administrative agent (in such capacity, “Administrative Agent”) and as Swing Line Lender and as L/C Issuer (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined).

The undersigned hereby requests (select one):

[ ]	A Borrowing of Committed Loans
[ ]	A Borrowing of Swing Loans
[ ]	A Conversion or Continuation of Committed Loans
[ ]	Issuance of a Letter of Credit (Letter of Credit Application enclosed)

Borrower’s new Availability under the Agreement $__________.

1.	On __________ (a Business Day).

2.	In the amount of $ __________.

3.	Comprised of [type of credit requested]:
[ ]	Swing Loan
[ ]	Reference Rate Committed Loan
[ ]	LIBOR Committed Loan
[ ]	Letter of Credit

4.	If applicable: with an Interest Period of _________ months.

The foregoing request complies with the requirements of [Section 2.3 (for a Borrowing of Committed Loans and Issuance of Letters of Credit)] [Section 2.7 (for a conversion/continuation of Committed Loans)] of the Agreement. The undersigned hereby certifies that the following

B-1

statements are true on the date hereof, and will be true on the above date, before and after giving effect to the application of the proceeds therefrom:

(a)    After giving effect to the requested Borrowing or Letter of Credit, the Outstanding Amount of Loans (including all Swing Loans and Bid Loans) plus the Outstanding Amount of L/C Obligations shall not exceed the Availability, the aggregate outstanding amount of the Swing Loans shall not exceed the Swing Line Availability, and the aggregate outstanding amount of Bid Loans shall not exceed the Bid Loan Sublimit.

(b)    Borrower and Guarantor, and any Subsidiaries or affiliates whose financial results are consolidated with those of Borrower and Guarantor for reporting purposes, are in compliance with all of the material covenants and financial covenants in the Agreement.

(c)    All of the representations and warranties contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Borrowing or the issuance of the requested Letter of Credit, both before and after giving effect to such Borrowing or issuance of the requested Letter of Credit; provided, however, that the representations and warranties set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to Administrative Agent pursuant to the Agreement.

(d)    No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the requested extension of credit.

(e)    The proceeds of the Borrowing, or the purpose of the Letter of Credit, are only as permitted by the Agreement.

(f)    No act, omission, change or event which would have a material adverse effect on Borrower has occurred since the date of the Agreement.

(g)    Enclosed are the documents and information requested by Lender as a condition to the requested Borrowing or the issuance of the Letter of Credit.**

Dated as of _____________, 200__	ESSEX PORTFOLIO, L.P.,
a California limited partnership

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner
By:
Name:
Title:

**	Pursuant to Section 9.4 of the Credit Agreement, the proceeds of a Borrowing must be sent to the Designated Account.

B-2

EXHIBIT C

FORM OF LETTER OF CREDIT APPLICATION

See Attached

[See sf-2035657]

EXHIBIT D-1

SUPPLEMENTAL SIGNATURE PAGE

(EXISTING CO-LENDER)

Re:
Fourth Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), dated as of March 24, 2006, among Essex Portfolio, L.P., the several financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Bank of America, N.A., individually as a Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Swing Line Lender and as L/C Issuer. Capitalized terms used below and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

Pursuant to Section 2.14 of the Credit Agreement, the undersigned agrees to increase its Commitment to $_____________ (and accordingly increase the Maximum Commitment Amount to $_____________), which represents a revised Pro Rata Share of ___________% of the combined Commitments of all the Lenders, effective as of _________________, 20___ (the “Effective Date”). The undersigned further agrees to continue to be bound by all of the terms and conditions of the Credit Agreement.

By

[Printed Name and Title]

D-1-1

ACKNOWLEDGED AND APPROVED:

We hereby consent to and approve the foregoing supplement to the Credit Agreement, and acknowledge and agree that as of the Effective Date the Maximum Commitment Amount is increased to $_____________, and the Commitment of _______________ _____________________, is increased to $_____________. We further agree that the foregoing supplement to the Credit Agreement, and the amendments effected thereby, shall not alter, diminish or otherwise affect any obligations under the Credit Agreement or any other Loan Document except as expressly set forth above. This acknowledgment and approval may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute a single agreement.

Date:_____________, 20___

“Borrower”

ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:	ESSEX PROPERTY TRUST, INC., a Maryland corporation
By:
Name:
Title:

“Administrative Agent”

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Kathleen Carry
Vice President

“Guarantor”

ESSEX PROPERTY TRUST, INC., a Maryland corporation

By:
Name:
Title:

D-1-2

“Permitted Affiliates”:

JMS ACQUISITION LLC, a Delaware limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

JAYSAC, LTD., Texas limited partnership

By:	Jaysac GP Corp., a Delaware corporation, its General Partner

By:
Name:
Title:

JAYSAC GP CORP., a Delaware corporation

By:
Name:
Title:

ESSEX BRIDLE TRAILS, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

D-1-3

ESSEX BRISTOL PARTNERS, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX BUNKER HILL, L.P., a California limited partnership

By:	Essex Bunker Hill Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX COLUMBUS LLC, a Delaware limited liability company

By:	Essex Columbus, Inc., a California corporation, its Managing Member

By:
Name:
Title:

D-1-4

ESSEX LORRAINE LLC, a Delaware limited liability company

By:	Essex Lorraine, Inc., a California corporation, its Managing Member

By:
Name:
Title:

ESSEX MAPLE LEAF, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX MARINA CITY CLUB, L.P., a California limited partnership

By	Essex MCC, LLC, a Delaware limited liability company, its General Partner

	By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

		By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

D-1-5

ESSEX MEADOWOOD, L.P., a California limited partnership

By:	Essex Meadowood Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX PARK BOULEVARD, LLC, a Delaware limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, bits Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

ESSEX SPRING LAKE, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX TRACY DEVELOPMENT, INC., a California corporation

By:
Name:
Title:

D-1-6

JACKSON SCHOOL VILLAGE LIMITED PARTNERSHIP, a California limited partnership

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

NEWPORT BEACH NORTH LLC, a Delaware limited liability company

By:	Newport Beach North, Inc., a Delaware corporation, its Managing Member

By:
Name:
Title:

PARK HILL LLC, a Washington limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

D-1-7

EXHIBIT D-2

SUPPLEMENTAL SIGNATURE PAGE
(NEW CO-LENDER)

Re:
Fourth Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), dated as of March 24, 2006, among Essex Portfolio, L.P., the several financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Bank of America, N.A., individually as a Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Swing Line Lender and as L/C Issuer. Capitalized terms used below and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

Pursuant to Section 2.14 of the Credit Agreement, the undersigned agrees to become a Lender under the Credit Agreement as if originally named therein, with a Commitment of $_____________ (increasing the Maximum Commitment Amount to $_____________), which represents a Pro Rata Share of ___________% of the combined Commitments of all the Lenders, effective as of _________________, 20___ (the “Effective Date”). The undersigned further agrees to be bound by all of the terms and conditions of the Credit Agreement.

By

[Printed Name and Title]

D-2-1

Offshore and Domestic Lending Offices,
Addresses for Notices:
,
as a Lender

Attention:

Telephone:
Telecopier:

Payment Information:

ABA No.:
Account Number:
At:
Reference:
Admin. Contact:
Telephone:
Telecopier:

D-2-2

ACKNOWLEDGED AND APPROVED:

We hereby consent to and approve the foregoing supplement to the Credit Agreement, and acknowledge and agree that as of the Effective Date the Maximum Commitment Amount is increased to $_____________, and __________________ has become a Lender under the Credit Agreement as if originally named therein, with a Commitment of ____________________. We further agree that the foregoing supplement to the Credit Agreement, and the amendments effected thereby, shall not alter, diminish or otherwise affect any obligations under the Credit Agreement or any other Loan Document except as expressly set forth above. This acknowledgment and approval may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute a single agreement.

Date:_____________, 20___

“Borrower”

ESSEX PORTFOLIO, L.P., a California limited partnership

By:	ESSEX PROPERTY TRUST, INC., a Maryland corporation

By:
Name:
Title:

“Administrative Agent”

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

“Guarantor”

ESSEX PROPERTY TRUST, INC., a Maryland corporation

By:
Name:
Title:

D-2-3

“Permitted Affiliates”:

JMS ACQUISITION LLC, a Delaware limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

JAYSAC, LTD., Texas limited partnership

By:	Jaysac GP Corp., a Delaware corporation, its General Partner

By:
Name:
Title:

JAYSAC GP CORP., a Delaware corporation

By:
Name:
Title:

ESSEX BRIDLE TRAILS, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

D-2-4

ESSEX BRISTOL PARTNERS, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX BUNKER HILL, L.P., a California limited partnership

By:	Essex Bunker Hill Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX COLUMBUS LLC, a Delaware limited liability company

By:	Essex Columbus, Inc., a California corporation, its Managing Member

By:
Name:
Title:

D-2-5

ESSEX LORRAINE LLC, a Delaware limited liability company

By:	Essex Lorraine, Inc., a California corporation, its Managing Member

By:
Name:
Title:

ESSEX MAPLE LEAF, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX MARINA CITY CLUB, L.P., a California limited partnership

By	Essex MCC, LLC, a Delaware limited liability company, its General Partner

	By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

		By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

D-2-6

ESSEX MEADOWOOD, L.P., a California limited partnership

By:	Essex Meadowood Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX PARK BOULEVARD, LLC, a Delaware limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, bits Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

ESSEX SPRING LAKE, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

ESSEX TRACY DEVELOPMENT, INC., a California corporation

By:
Name:
Title:

D-2-7

JACKSON SCHOOL VILLAGE LIMITED PARTNERSHIP, a California limited partnership

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

NEWPORT BEACH NORTH LLC, a Delaware limited liability company

By:	Newport Beach North, Inc., a Delaware corporation, its Managing Member

By:
Name:
Title:

PARK HILL LLC, a Washington limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

D-2-8

EXHIBIT E

COMPLIANCE CERTIFICATE

[See sf-2036908]

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Swing Loans, Letters of Credit, the Guaranty and each Payment Guaranty included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ___________________________________________

2.	Assignee: ___________________________________________

[and is an Affiliate/Approved Fund of [identify Lender] ]

3.	Borrower(s): ___________________________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Fourth Amended and Restated Revolving Credit Agreement, dated as of April 30, 2004, among Essex Portfolio, L.P., the several financial institutions from time to time party thereto (each a “Lender” and collectively, the

“Lenders”), and Bank of America, N.A., individually as a Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Swing Line Lender and as L/C Issuer.

6.	Assigned Interest: ___________________________________________

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]	CUSIP Number
	$	$	____________%
	$	$	____________%
	$	$	____________%

[7.	Trade Date:_________][3]

Effective Date: ______________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to and Accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By:
Kathleen Carry Vice President

BANK OF AMERICA, N.A., as L/C Issuer and Swing Line Lender

By:
James P. Johnson Managing Director

[Consented to:][4] ESSEX PORTFOLIO, L.P., a California limited partnership
By:	ESSEX PROPERTY TRUST, INC., a Maryland corporation its General Partner

By
Name:
Title:

4	To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

ESSEX PORTFOLIO, L.P.
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
DATED AS OF MARCH 24, 2006

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its subsidiaries or affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

FA-1

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to, but excluding, the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

FA-2

EXHIBIT G-1
FORM OF PAYMENT GUARANTY (GUARANTOR)

[See Attached]

G(1)

THIRD AMENDED AND RESTATED PAYMENT GUARANTY
(Guarantor - Revolving Loans and Letters of Credit)

THIS THIRD AMENDED AND RESTATED PAYMENT GUARANTY (this “Guaranty”) is dated as of March 24, 2006, and is made by ESSEX PROPERTY TRUST, INC., a Maryland corporation (“Guarantor”), in favor of Bank of America, N.A., as administrative agent (in such capacity, “Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to the Agreement (as hereinafter defined) and as Swing Line Lender and L/C Issuer (each a “Guaranteed Party”, and collectively, the “Guaranteed Parties”).

Factual Background

A.    Essex Portfolio, L.P., a California limited partnership (“Borrower”), Administrative Agent and the lenders party thereto entered into a Third Amended and Restated Revolving Credit Agreement dated as of April 30, 2004 (as amended from time to time, the “Existing Agreement”), pursuant to which such lenders agreed to make available to Borrower an unsecured revolving line of credit and letter of credit facility (the “Credit Line”) to Borrower on the terms and subject to the conditions set forth therein.

B.    In connection with the Existing Agreement, Guarantor executed a Second Amended and Restated Payment Guaranty (the “Existing Payment Guaranty”), dated as of April 30, 2004, to induce the lenders to extend the Credit Line to Borrower under the Existing Agreement.

C.    Borrower, Administrative Agent, Lenders, Swing Line Lender and L/C Issuer are entering into a Fourth Amended and Restated Revolving Credit Agreement, dated as of the date hereof (the “Agreement”), which Agreement amends and restates the Existing Agreement in full. In connection with the Agreement, Lenders have agreed to increase and extend the term of the Credit Line and enter into certain other amendments of the Existing Agreement.

D.    Guarantor is executing this Guaranty to induce Lenders to increase and extend the term of the Credit Line and enter into certain other amendments of the Existing Agreement. This Guaranty amends, restates and supersedes in full the Existing Payment Guaranty.

E.    This Guaranty is one of several Loan Documents, as defined and designated in the Agreement. The Loan Documents also include the Agreement and certain other specified instruments and agreements. Capitalized terms used in this Guaranty shall have the meanings set forth in Section 33 below or in the text of this Guaranty and, if not defined in Section 33 below or otherwise herein, shall have the meanings given to them in the Agreement.

Guaranty

Section 1. Guaranty of Credit Line. Guarantor hereby unconditionally and irrevocably guaranties to the Guaranteed Parties, and their respective successors, transferees and assigns, the full and prompt payment of the Credit Line when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of Borrower to the Guaranteed Parties under or in

G(1)-1

connection with the Agreement, the Notes and the other Loan Documents, and unconditionally and irrevocably agrees to pay to Administrative Agent, for its own account and for the account of the other Guaranteed Parties, upon the occurrence of an Event of Default under and as defined in the Agreement, the full amount of the Credit Line. This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of all or any part of the Credit Line, Guarantor shall in lawful money of the United States pay to Administrative Agent or order, on demand, all sums due and owing on the Credit Line, including all interest, charges, fees and other sums, costs and expenses.

Section 2.    Credit Line. In this Guaranty, the term “Credit Line” is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment charges, late charges, loan fees and any other fees, charges, sums, costs and expenses which may be owing at any time under the Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed, including all unpaid principal of the Loans, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all indemnification obligations of Borrower under or in connection with the Agreement, the Notes and the other Loan Documents, and all other amounts payable by Borrower to the Guaranteed Parties thereunder or in connection therewith, including all such amounts that may be or hereafter become unenforceable or be or hereafter become an allowed or disallowed claim under any Insolvency Proceeding, and including interest that accrues after the commencement by or against Borrower or any Affiliate thereof under any Insolvency Proceeding naming such Person as the debtor in such proceeding. For purposes of this Guaranty, the Credit Line includes all such obligations which may arise in connection with any transactions between Borrower and Lenders which may afford interest rate protection to all or part of the Credit Line, if any, and all other indebtedness, liabilities and obligations to be paid or performed by Guarantor in connection with this Guaranty (including any and all amounts due under Section 22).

Section 3.    Rights of Administrative Agent and the other Guaranteed Parties. Guarantor authorizes Administrative Agent and/or the other Guaranteed Parties to perform any or all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor’s obligations under this Guaranty:

(a)    alter any terms of the Credit Line or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Credit Line or any part of it;

(b)    take and hold security for the Credit Line or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security;

(c)    direct the order and manner of any sale of all or any part of any security now or later to be held for the Credit Line or this Guaranty, and Administrative Agent or any other Guaranteed Party may also bid at any such sale;

(d)    apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrower’s obligations under the Loan Documents

G(1)-2

in such manner, order and priority as Administrative Agent may elect whether or not those obligations are guarantied by this Guaranty or secured at the time of the application;

(e)    release Borrower of its liability for the Credit Line or any part of it;

(f)    substitute, add or release any one or more guarantors or endorsers; or

(g)    in addition to the Credit Line, extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor’s liability under this Guaranty.

Section 4.    Guaranty to be Absolute. Guarantor expressly agrees that until the Credit Line is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

(a)    any act or event that might otherwise discharge, reduce, limit or modify Guarantor’s obligations under this Guaranty;

(b)    any waiver, extension, modification, forbearance, delay or other act or omission of Administrative Agent or any other Guaranteed Party, or its failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

(c)    any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrower or any other Person;

(d)    any dealings occurring at any time between Borrower, Administrative Agent or any other Guaranteed Party, whether relating to the Credit Line or otherwise; or

(e)    any action of Administrative Agent or any other Guaranteed Party described in Section 3 above.

Guarantor hereby acknowledges that absent this Section 4, Guarantor might have a defense to the enforcement of this Guaranty as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Guarantor hereby expressly waives and surrenders any defense to any liability under this Guaranty based upon any of such acts, omissions, agreements, waivers or matters.

Section 5.    Liability of Guarantor. Guarantor’s obligations under this Guaranty are and shall be independent, absolute, unconditional and irrevocable, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor, other than the indefeasible payment and performance in full of the Credit Line. Guarantor’s liability with respect to the Credit Line shall remain in full force and effect without regard to, and shall not be impaired or affected by, any Insolvency Proceeding with respect to Borrower, Guarantor or any other Person, or any assignment or other transfer of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, or any claim, defense, counterclaim or setoff (other than that of prior performance), that Borrower, Guarantor or any other Person may have or assert; or any amendment, modification, renewal, extension, cancellation or surrender of

G(1)-3

any Loan Document or any collateral that may at any time secure the Credit Line, or any Guaranteed Party’s exchange, release, or waiver of any other guaranty of all or any part of the Credit Line or any other indebtedness, obligations or liabilities of Borrower or any other guarantor to any Guaranteed Party under the Credit Line.

Section 6.    Guarantor’s Waivers. Guarantor waives:

(a)    all statutes of limitations as a defense to any action or proceeding brought against Guarantor by Administrative Agent, to the fullest extent permitted by law;

(b)    any right it may have to require Administrative Agent or any other Guaranteed Party to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Administrative Agent’s or any other Guaranteed Party’s power to pursue;

(c)    any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower;

(d)    any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Administrative Agent or any other Guaranteed Party from any cause, whether consented to by Administrative Agent or any other Guaranteed Party or arising by operation of law or from any Insolvency Proceeding, and (iii) any rejection or disaffirmance of the Credit Line, or any part of it, or any security held for it, in any such Insolvency Proceeding;

(e)    any defense based on any action taken or omitted by Administrative Agent or any other Guaranteed Party in any Insolvency Proceeding involving Borrower, including any election to have Administrative Agent’s or any other Guaranteed Party’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lenders to Borrower in any Insolvency Proceeding, and the taking and holding by Administrative Agent or the other Guaranteed Parties of any security for any such extension of credit;

(f)    all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Administrative Agent to Guarantor expressly provided for in Section 1;

(g)    any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Credit Line or any part of it; and

(h)    any defense based on or arising out of any action of Administrative Agent or any Lender described in Section 3 or Section 4 above.

Section 7.    Waivers of Subrogation and Other Rights and Defenses.

(a)    Upon a default by Borrower, Administrative Agent and/or any other Guaranteed Party in their sole discretion, without prior notice to or consent of Guarantor, may

G(1)-4

elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security they may hold for the Credit Line, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Credit Line or any part of it or make any other accommodation with Borrower or Guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by Administrative Agent and/or any other Guaranteed Party shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Administrative Agent for its own account or for the account of any other Guaranteed Party, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Administrative Agent or any other Guaranteed Party or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Credit Line.

(b)    Regardless of whether Guarantor may have made any payments to Administrative Agent for its own account or for the account of any other Guaranteed Party, Guarantor waives, until all indebtedness, liabilities and other obligations of Borrower to the Guaranteed Parties under or in connection with the Agreement, the Notes and the other Loan Documents have been indefeasibly paid in full: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Administrative Agent or any other Guaranteed Party, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to participate in any security now or later to be held by Administrative Agent or the other Guaranteed Parties for the Credit Line, and (iii) all rights to enforce any remedy that Administrative Agent or any other Guaranteed Party may have against Borrower.

(c)    Guarantor waives Guarantor’s rights of subrogation and reimbursement and any other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code including, without limitation, any defenses Guarantor may have to the Guaranty obligation by reason of an election of remedies by Administrative Agent or any other Guaranteed Party, and any and all benefits that otherwise might be available to such Guarantor under California Civil Code §§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726. Accordingly, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt may at any time be secured by real property. This means, among other things: (A) the Guaranteed Parties may collect from Guarantor without first foreclosing on any real or personal property collateral that may at any time be pledged by Borrower; and (B) if the Administrative Agent forecloses on any real property collateral that may at any time be pledged by Borrower: (1) the amount of the debt may be reduced only by the price for which such collateral is sold at the foreclosure sale, even if such collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from Guarantor even if the Administrative Agent, by foreclosing on such real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt may at any time be secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

G(1)-5

(d)    Guarantor waives all right and defenses arising out of an election of remedies by Administrative Agent or the other Guaranteed Parties, even though that election of remedies has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower.

(e)    No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

Section 8.    Continuing Guaranty; Reinstatement. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Party, whether as a result of Insolvency Proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment.

Section 9.    Information Regarding Borrower and the Property. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Unencumbered Asset Pool, and such other matters as Guarantor deemed appropriate to assure itself of Borrower’s ability to discharge its obligations under the Loan Documents. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower’s ability to pay and perform its obligations to Administrative Agent and the other Guaranteed Parties. Neither Administrative Agent nor any Lender has a duty to disclose to Guarantor any information that Administrative Agent or any Lender may have or receive about Borrower’s financial condition or business operations, or any other circumstances bearing on Borrower’s ability to perform.

Section 10.    Subordination. Any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower, or to withdraw capital invested by it in Borrower, or to receive distributions from Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Administrative Agent and the other Guaranteed Parties of the Credit Line. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Credit Line has been paid and performed in full and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for Administrative Agent and the other Guaranteed Parties. The foregoing notwithstanding, Guarantor is not prohibited from receiving (a) such reasonable management fees or reasonable salary from Borrower as Administrative Agent may find reasonably acceptable from time to time,

G(1)-6

(b)    distributions from Borrower in an amount equal to any income taxes imposed on Guarantor which are attributable to Borrower’s income from any property owned by Borrower, and (c) distributions or dividends from Borrower from cash flow available for such distributions or dividends that was earned during the immediately preceding fiscal year in an amount that does not exceed ninety-five percent (95%) of Funds From Operations on a rolling four calendar quarter basis. Notwithstanding the above, Guarantor may receive distributions from Borrower to pay common and preferred stock dividends in any calendar quarter in an amount that exceeds Funds From Operations for such calendar quarter only to the extent necessary to enable Guarantor to make distributions necessary to continue to qualify as a REIT as that term is defined in Section 12(b) of this Guaranty.

Section 11.    Guarantor’s Representations and Warranties. Guarantor represents and warrants that:

(a)    Financial Statements True and Correct. All financial statements and other financial information furnished or to be furnished to Administrative Agent are or will be true and correct in all material respects determined according to GAAP unless otherwise provided for herein and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities) (for purposes of this Section 11(a), the term “material respects” means any variance in the aggregate amount of $10,000,000.00);

(b)    Financial Statements According to GAAP. All financial statements were or will be prepared in accordance with GAAP;

(c)    No Material Adverse Change. There has been no material adverse change in Guarantor’s financial condition since the dates of the statements most recently furnished to Administrative Agent;

(d)    Organization of Guarantor. Guarantor is a corporation duly formed, validly existing and in good standing under the laws of Maryland;

(e)    Authorization. The execution and compliance with this Guaranty, the Agreement, and the other Loan Documents to which Guarantor is a party are within Guarantor’s powers, have been duly authorized, and do not conflict with any of Guarantor’s organizational documents;

(f)    Enforceable Agreement. This Guaranty is a legal, valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, and any other Loan Document to which Guarantor is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable, except to the extent that the enforcement of the rights and remedies of Administrative Agent or the other Guaranteed Parties may hereafter be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies, and the availability of equitable remedies may be subject to the discretion of the court before which any proceeding thereof is brought;

(g)    Good Standing. In each state in which Guarantor does business, it is, where required, properly licensed, in good standing and in compliance with fictitious name statutes;

G(1)-7

(h)    No Conflicts. Guarantor, to the best of its knowledge, is not in violation of, nor do the terms of this Guaranty or any other Loan Document conflict with, any law (including Environmental Laws), regulation or ordinance, any order of any court or governmental entity, or any covenant or agreement affecting Guarantor which would materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty or under any other Loan Document to which Guarantor is a party; and

(i)    Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against Guarantor which, if lost, would materially adversely impair Guarantor’s financial condition or ability to repay the Credit Line.

(j)    Other Obligations. Guarantor is not in material default (taking into account all applicable cure periods, if any) on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

(k)    No Required Third Party/Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with any third party or any Governmental Authority, is necessary or required in connection with the execution, delivery or performance of this Guaranty or any other Loan Document to which Guarantor is a party.

(l)    Solvency. Immediately prior to and after and giving effect to the incurrence of Guarantor’s obligations under this Guaranty Guarantor is and will be Solvent. “Solvent” shall mean that (i) the fair value of Guarantor’s assets is greater than the amount of Guarantor’s liabilities as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act and any other applicable fraudulent conveyance statute; (ii) the present fair saleable value of Guarantor’s assets is not less than the amount that will be required to pay the probable liability of Guarantor on its debts as they become absolute and matured; (iii) Guarantor is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business; (iv) Guarantor does not intend to, and does not believe that it will, incur debts or liabilities beyond Guarantor’s ability to pay as such debts and liabilities mature; and (v) Guarantor is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which Guarantor’s property would constitute unreasonably small capital.

Section 12.    Affirmative Covenants. Guarantor promises to keep each of the following covenants:

(a)    Compliance with Law. Guarantor shall comply with all existing and future laws, regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all Governmental Authorities having jurisdiction over Guarantor or Guarantor’s business. Notwithstanding any contrary provision in this Section, Guarantor shall have a right to contest all existing and future Requirement of Law before complying therewith.

(b)    REIT Status. Guarantor has elected and shall continue to elect to be taxed as, and shall conduct its affairs in a manner so as to retain its status as a real estate investment

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trust (“REIT”) pursuant to Sections 856 and 857 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(c)    Stock Listing. Guarantor shall maintain a listing on the New York Stock Exchange.

(d)    Financial and Other Information. Guarantor shall keep true and correct financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as Administrative Agent in its reasonable judgment may find acceptable from time to time. Guarantor shall provide Administrative Agent with the items specified in Sections 6.3(a), (b), (c), (d), (f), (g) and (k) of the Agreement with respect to Guarantor, and any other financial or other information concerning Guarantor’s affairs and property as Administrative Agent may reasonably request, to be furnished promptly upon such request.

(e)    Agreement Covenants. Guarantor shall observe, perform and comply with all covenants expressly applicable to Guarantor set forth in Articles 6 and 10 of the Agreement, which by their terms Borrower is required to cause Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

Section 13.    Negative Covenants.

(a)    Without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld or delayed, Guarantor shall not:

(i)    enter into or invest in any consolidation, merger, pool, syndicate or other combination unless Guarantor is the surviving entity and control of Guarantor does not change;

(ii)    change the legal structure of Guarantor from a publicly traded real estate investment trust under the provisions of Sections 856 and 857 of the Code, or change the legal structure of Guarantor as a so-called up-REIT, or without 30 days’ prior written notice to Administrative Agent, change Guarantor’s jurisdiction of formation, place of business or chief executive office if Guarantor has more than one place of business; or

(iii)    withdraw as Borrower’s general partner, or allow Guarantor to suffer a change in its executive management such that Keith Guericke is no longer Chief Executive Officer, George M. Marcus is no longer Chairman of the Board of Directors or Michael J. Schall is no longer Chief Operating Officer, unless such executive management is replaced by parties reasonably acceptable to Administrative Agent within 180 days.

(b)    Guarantor shall not in any case:

(i)    form additional unconsolidated down-REITs for property acquisitions (an “Acquisition down-REIT”) unless they comply on an on-going basis with each of the following conditions:

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A.    such Acquisition down-REIT is a limited partnership or limited liability company, and Essex Management Corporation (“EMC”) or any wholly owned subsidiary of Borrower or Guarantor shall be the sole general partner of any such partnership or the sole managing member of such limited liability company;

B.    Guarantor and/or Borrower and/or EMC shall have effective management control of each Acquisition down-REIT and each property owned by such Acquisition down-REIT; and

C.    limited partners or members of such Acquisition down-REIT shall receive only partnership units or membership interests in the Acquisition down-REIT and/or cash for value contributed;

(ii)    liquidate or dissolve Guarantor’s business or, as general partner of Borrower, cause or permit Borrower to liquidate or dissolve Borrower’s business; or

(iii)    dispose of all or substantially all of Guarantor’s business or Guarantor’s assets or, as general partner of Borrower, cause or permit Borrower to dispose of all or substantially all of Borrower’s business or Borrower’s assets.

Section 14.    Governing Law; Jurisdiction and Dispute Resolution.

(i)    GOVERNING LAW. THIS GUARANTY IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

(ii)    SUBMISSION TO JURISDICTION. GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT, EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THIS GUARANTY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THIS GUARANTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE

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CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE THE GUARANTOR OR ITS PROPERTIES ARE LOCATED.

(iii)    WAIVER OF VENUE. GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT, EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(iv)    SERVICE OF PROCESS. GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 20. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(v)    WAIVER OF JURY TRIAL. GUARANTOR AND EACH OTHER GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(vi)    Judicial Reference. If any action or proceeding by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Loan Document is filed in a forum in which predispute waivers of the right to trial by jury are invalid under applicable law, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 (or similar applicable law)

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to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” (or similar term) as defined in California Code of Civil Procedure Section 1281.8 (or similar applicable law) shall be heard and determined by the court, and (b) the prevailing party, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all fees and expenses of any referee appointed in such action or proceeding.

Section 15.    Authorization; No Violation. Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of Guarantor, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party. No consent, approval or authorization of or notice to any person or entity is required in connection with Guarantor’s execution of and obligations under this Guaranty.

Section 16.    Additional and Independent Obligations. Guarantor’s obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Administrative Agent. Guarantor’s obligations under this Guaranty are independent of those of Borrower on the Credit Line. Administrative Agent or any other Guaranteed Party may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against Borrower, any other person or any security that Administrative Agent or any other Guaranteed Party may hold, and without pursuing any other remedy. Administrative Agent’s rights under this Guaranty shall not be exhausted by any action by Administrative Agent until the Credit Line has been paid and performed in full.

Section 17.    No Waiver; Consents; Cumulative Remedies. Each waiver by Administrative Agent must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Administrative Agent’s or any other Guaranteed Party’s delay in exercising or failure to exercise any right or remedy against Borrower, Guarantor or any security. Consent by Administrative Agent or the other Guaranteed Parties to any act or omission by Borrower or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Administrative Agent’s or the other Guaranteed Parties’ consent to be obtained in any future or other instance. All remedies of Administrative Agent or the other Guaranteed Parties against Borrower and Guarantor are cumulative.

Section 18.    No Release. Guarantor shall not be released from its obligations under this Guaranty except by a writing signed by Administrative Agent and the other Guaranteed Parties.

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Section 19.    Heirs, Successors and Assigns; Participations. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Administrative Agent, each Guaranteed Party and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Administrative Agent, given only with the consent of all of the other Guaranteed Parties in each instance. Each Lender shall have the right to transfer its Commitment and its outstanding Loans to any other Person on the terms and subject to the conditions set forth in Section 10.5 of the Agreement. Without the consent of or notice to Guarantor, Administrative Agent and the other Guaranteed Parties may disclose to any prospective or actual purchasers of any interest in any Loan or any other loans made by Lenders to Borrower (in the case of a prospective purchase of an interest in the Loans or any other loan, upon Lender’s receiving its standard confidentiality letter from the prospective purchaser of the interest in the Loan or any other loan), any financial or other information relating to Guarantor, this Guaranty or any security that may at any time be given for this Guaranty.

Section 20.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, in the case of Guarantor, to the address or telecopier number specified on the signature page hereof, and in the case of the Administrative Agent, the L/C Issuer and the Lenders, to the addresses or telecopier numbers specified in the Credit Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Each of Guarantor and the Guaranteed Parties may change its address or telecopier number for notices and other communications hereunder by notice to the other parties.

Section 21.    Rules of Construction. In this Guaranty, the word “Borrower” includes each of the named Borrower, each other Loan Party and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Credit Line. The word “person” includes any individual, company, trust or other legal entity of any kind. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty. The rules of interpretation set forth in Section 1.2 of the Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

Section 22.    Costs and Expenses; Indemnification.

(a)    Costs and Expenses. Guarantor shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution and delivery of this Guaranty and the other Guarantor

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Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any other Guaranteed Party (including the fees, charges and disbursements of any counsel for any Guaranteed Party), in connection with the enforcement or protection of its rights in connection with this Guaranty and the other Loan Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Guaranteed Obligations.

(b)    Indemnification. Guarantor shall indemnify the Administrative Agent (and any sub-agent thereof), each other Guaranteed Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)    Interest. Any amounts payable to by Guarantor under this Section 22 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Reference Rate Committed Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(d)    Payment. All amounts due under this Section 22 shall be payable within fifteen days after demand therefor.

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(e)    Survival. The agreements in this Section 22 shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Guaranteed Obligations.

Section 23.    Consideration. Guarantor acknowledges that it expects to benefit from Lenders’ extension of the Credit Line to Borrower because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.

Section 24.    Payments.

(a)    Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against Guarantor by virtue hereof, upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such Insolvency Proceeding). Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to Guarantor.

(b)    Any and all payments by or on account of any Guaranteed Obligation hereunder or under any other Guarantor Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Guarantor shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions and (iii) Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(c)    Without limiting the provisions of paragraph (b) above, Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)    Guarantor shall indemnify the Guaranteed Parties, within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Guaranteed Parties and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or

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Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Guarantor by a Guaranteed Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Guaranteed Party, shall be conclusive absent manifest error.

(e)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Guarantor to a Governmental Authority, Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)    Any payments by Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.3 of the Credit Agreement.

(g)    To the extent that any payment by or on behalf of Borrower is made to the Administrative Agent or any other Guaranteed Party, or the Administrative Agent or any other Guaranteed Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and the L/C Issuer severally (by its acceptance hereof) agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (ii) of the preceding sentence shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

(h)    Notwithstanding anything to the contrary contained herein or in Guarantor Document, the interest paid or agreed to be paid hereunder and under the other Guarantor Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any other Guaranteed Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Guaranteed Obligations or, if it exceeds such unpaid principal, refunded to Guarantor. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any other Guaranteed Party exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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(i)    The agreements in this Section 24 shall survive the payment of all Guaranteed Obligations.

Section 25.    Stay of Acceleration. In the event that acceleration of the time for payment of any of the obligations guaranteed hereunder is stayed, in connection with any Insolvency Proceeding commenced by or against Guarantor or Borrower, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by the Administrative Agent.

Section 26.    Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the L/C Issuer to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty or any other Guarantor Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and the L/C Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or the L/C Issuer may have. Each Lender and the L/C Issuer (by its acceptance hereof) agrees to notify Guarantor and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 27.    Integration; Modifications. This Guaranty (a) amends and restates in full the Existing Payment Guaranty, (b) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (c) supersedes all oral negotiations and prior writings with respect to its subject matter, and (d) is intended by Guarantor, the Administrative Agent and the other Guaranteed Parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor, the Administrative Agent and the other Guaranteed Parties. No representation, understanding, promise or condition shall be enforceable against Guarantor or any Guaranteed Party unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Administrative Agent and Guarantor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

Section 28.    Miscellaneous. The legal incapacity of any Guarantor shall not terminate the obligations of such Guarantor under this Guaranty, including its obligations with regard to future advances under the Loan Documents. The liability of all persons who are in any manner obligated under this Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Time is of the essence in the performance of this Guaranty by Guarantor.

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Section 29.    Counsel. Guarantor acknowledges that Guarantor has had adequate opportunity to carefully read this Guarantee and to consult with an attorney of Guarantor’s choice prior to signing it.

Section 30.    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Guarantor, which information includes the name and address of Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Guarantor in accordance with the Act.

Section 31.    Time is of the Essence. Time is of the essence of this Guaranty and the other Guarantor Documents.

Section 32.    Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 33.    Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Excluded Taxes” means, with respect to any Guaranteed Party or any other recipient of any payment to be made by or on account of any Guaranteed Obligation hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it, under the laws of any Governmental Authority, (b) any branch profits taxes imposed by any Governmental Authority, and (c) in the case of a Guaranteed Party that is a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to the Agreement (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1.5 of the Agreement, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 3.1.5 of the Agreement.

“Guaranteed Obligations” means the obligations guaranteed by Guarantor hereunder, as set forth in Sections 1 and 2 hereof.

“Guaranteed Parties” means the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders.

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“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to any Guaranteed Party under or in connection with this Guaranty.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Loan Party” means Borrower, Guarantor and each Permitted Affiliate.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Guarantor Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Guaranty or any other Guarantor Document. Other Taxes shall not include any Excluded Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority and arising from any payment made hereunder or under any other Guarantor Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Guaranty or any other Guarantor Document, including any interest, additions to tax or penalties applicable thereto.

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IN WITNESS WHEREOF, Guarantor has executed this Third Amended and Restated Payment Guaranty, as of the date first above written.

ESSEX PROPERTY TRUST, INC., a Maryland corporation

By:
Name:
Title:

Address Where Notices to Guarantor are to be Sent:

Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

Address Where Notices to Administrative Agent are to be sent:

Bank of America, N.A.
1455 Market Street, CA5-701-05-19
San Francisco, CA 94103
Attention: Kathleen Carry
Telephone: (415) 436-4001
Facsimile: (415) 503-5001
Electronic Mail: kathleen.carry@bankofamerica.com

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EXHIBIT G-2

FORM OF PAYMENT GUARANTY (PERMITTED AFFILIATE)

[See Attached]

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SECOND AMENDED AND RESTATED PAYMENT GUARANTY
(Permitted Affiliate - Revolving Loans and Letters of Credit)

THIS SECOND AMENDED AND RESTATED PAYMENT GUARANTY (this “Payment Guaranty”) is dated as of March 24, 2006, and is made by each entity named in the signature pages hereof (each a “Permitted Affiliate” and collectively, the “Permitted Affiliates”), in favor of Bank of America, N.A., as administrative agent (in such capacity, “Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to the Agreement (as hereinafter defined) and as Swing Line Lender and L/C Issuer (each a “Guaranteed Party”, and collectively, the “Guaranteed Parties”).

Factual Background

A.    Essex Portfolio, L.P., a California limited partnership (“Borrower”), Administrative Agent and the lenders party thereto entered into a Third Amended and Restated Revolving Credit Agreement dated as of April 30, 2004 (as amended from time to time, the “Existing Agreement”), pursuant to which such lenders agreed to make available to Borrower an unsecured revolving line of credit and letter of credit facility (the “Credit Line”) to Borrower on the terms and subject to the conditions set forth therein.

B.    In connection with the Existing Agreement, each of JMS Acquisition LLC, Jaysac GP Corp. and Jaysac, Ltd. executed an Amended and Restated Payment Guaranty, dated as of April 30, 2004 (the “Existing Payment Guaranty”), to induce the lenders to extend the Credit Line to Borrower under the Existing Agreement.

C.    Borrower, Administrative Agent, Lenders, Swing Line Lender and L/C Issuer are entering into a Fourth Amended and Restated Revolving Credit Agreement dated as of the date hereof (the “Agreement”), which Agreement amends and restates the Existing Agreement in full. In connection with the Agreement, Lenders have agreed to increase and extend the term of the Credit Line and enter into certain other amendments of the Existing Agreement.

D.    Each Permitted Affiliate is executing this Payment Guaranty to induce Lenders to extend the term of the Credit Line and enter into certain other amendments of the Existing Agreement. This Payment Guaranty amends, restates and supersedes in full each of the Existing Payment Guaranty.

E.    This Payment Guaranty is one of several Loan Documents, as defined and designated in the Agreement. The Loan Documents also include the Agreement and certain other specified instruments and agreements. Capitalized terms used in this Payment Guaranty shall have the meanings set forth in Section 35 below or in the text of this Payment Guaranty and, if not defined in Section 35 below or otherwise herein, shall have the meanings given to them in the Agreement.

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Guaranty

Section 1.    Guaranty of Credit Line; Limitation.

(a)    Each Permitted Affiliate hereby unconditionally and irrevocably jointly and severally guaranties to the Guaranteed Parties, and their respective successors, transferees and assigns, the full and prompt payment of the Credit Line when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of Borrower to the Guaranteed Parties under or in connection with the Agreement, the Notes and the other Loan Documents, and unconditionally and irrevocably agrees to pay to Administrative Agent, for its own account and for the account of the other Guaranteed Parties, upon the occurrence of an Event of Default under and as defined in the Agreement, the full amount of the Credit Line. This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of all or any part of the Credit Line, Permitted Affiliates shall in lawful money of the United States pay to Administrative Agent or order, on demand, all sums due and owing on the Credit Line, including all interest, charges, fees and other sums, costs and expenses.

(b)    Notwithstanding anything to the contrary contained herein, to the extent that any Permitted Affiliate shall, under this Payment Guaranty, repay any of the Credit Line, the liability of such Permitted Affiliate hereunder shall be limited to an amount equal to the maximum amount of liability for payments on the Credit Line which could be asserted against such Permitted Affiliate hereunder without (i) rendering such Permitted Affiliate “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) rendering such Permitted Affiliate no longer Solvent, or (iii) rendering such Permitted Affiliate’s obligations hereunder unlawful or subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Permitted Affiliate, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (the greatest amount payable by such Permitted Affiliate without rendering such Permitted Affiliate’s obligations hereunder unlawful or being subject to avoidance under the Fraudulent Transfer Laws being at any time, the “Maximum Liability”). To the extent that any Permitted Affiliate shall, under this Payment Guaranty, repay any of the Credit Line, then such Permitted Affiliate shall, subject to the provisions of Sections 7 and 10 below, be entitled to contribution and indemnification from, and be reimbursed by, each of the other Permitted Affiliates with respect thereto in an amount, for each other Permitted Affiliate, equal to a fraction of such payment, the numerator of which fraction is such other Permitted Affiliate’s Maximum Liability as of the date of determination and the denominator of which is the sum of the Maximum Liability of such Permitted Affiliate and all of the other Permitted Affiliates as of the date of determination.

Section 2.    Credit Line. In this Payment Guaranty, the term “Credit Line” is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment charges, late charges, loan fees and any other fees, charges, sums, costs and expenses which may be owing at any time under the Loan Documents, as any or all of them may from time to time be modified, amended, extended

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or renewed, including all unpaid principal of the Loans, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all indemnification obligations of Borrower under or in connection with the Agreement, the Notes and the other Loan Documents, and all other amounts payable by Borrower to the Guaranteed Parties thereunder or in connection therewith, including all such amounts that may be or hereafter become unenforceable or be or hereafter become an allowed or disallowed claim under any Insolvency Proceeding, and including interest that accrues after the commencement by or against Borrower or any Affiliate thereof under any Insolvency Proceeding naming such Person as the debtor in such proceeding. For purposes of this Payment Guaranty, the Credit Line includes all such obligations which may arise in connection with any transactions between Borrower and Lenders which may afford interest rate protection to all or part of the Credit Line, if any, and all other indebtedness, liabilities and obligations to be paid or performed by Permitted Affiliates in connection with this Payment Guaranty (including any and all amounts due under Section 22).

Section 3.    Rights of Administrative Agent and the other Guaranteed Parties. Each Permitted Affiliate authorizes Administrative Agent and/or the other Guaranteed Parties to perform any or all of the following acts at any time in its sole discretion, all without notice to any Permitted Affiliate and without affecting any Permitted Affiliate’s obligations under this Payment Guaranty:

(a)    alter any terms of the Credit Line or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Credit Line or any part of it;

(b)    take and hold security for the Credit Line or this Payment Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security;

(c)    direct the order and manner of any sale of all or any part of any security now or later to be held for the Credit Line or this Payment Guaranty, and Administrative Agent or any other Guaranteed Party may also bid at any such sale;

(d)    apply any payments or recoveries from Borrower, any Permitted Affiliate, any other guarantor or any other source, and any proceeds of any security, to Borrower’s obligations under the Loan Documents in such manner, order and priority as Administrative Agent may elect whether or not those obligations are guarantied by this Payment Guaranty or secured at the time of the application;

(e)    release Borrower of its liability for the Credit Line or any part of it;

(f)    substitute, add or release any one or more guarantors or endorsers; or

(g)    in addition to the Credit Line, extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting any Permitted Affiliate’s liability under this Payment Guaranty.

Section 4.    Guaranty to be Absolute. Each Permitted Affiliate expressly agrees that until the Credit Line is paid and performed in full and each and every term, covenant and

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condition of this Payment Guaranty is fully performed, none of the Permitted Affiliates shall be released by or because of:

(a)    any act or event that might otherwise discharge, reduce, limit or modify any Permitted Affiliate’s obligations under this Payment Guaranty;

(b)    any waiver, extension, modification, forbearance, delay or other act or omission of Administrative Agent or any other Guaranteed Party, or its failure to proceed promptly or otherwise as against Borrower, any Permitted Affiliate, any other guarantor or any security;

(c)    any action, omission or circumstance which might increase the likelihood that any Permitted Affiliate may be called upon to perform under this Payment Guaranty or which might affect the rights or remedies of any Permitted Affiliate as against Borrower or any other Person;

(d)    any dealings occurring at any time between Borrower, Administrative Agent or any other Guaranteed Party, whether relating to the Credit Line or otherwise; or

(e)    any action of Administrative Agent or any other Guaranteed Party described in Section 3 above.

Each Permitted Affiliate hereby acknowledges that absent this Section 4, each Permitted Affiliate might have a defense to the enforcement of this Payment Guaranty as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Each Permitted Affiliate hereby expressly waives and surrenders any defense to any liability under this Payment Guaranty based upon any of such acts, omissions, agreements, waivers or matters.

Section 5.    Liability of Permitted Affiliates. Each Permitted Affiliate’s obligations under this Payment Guaranty are and shall be independent, absolute, unconditional and irrevocable, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor, other than the indefeasible payment and performance in full of the Credit Line. Each Permitted Affiliate’s liability with respect to the Credit Line shall remain in full force and effect without regard to, and shall not be impaired or affected by, any Insolvency Proceeding with respect to Borrower, any Permitted Affiliate or any other Person, or any assignment or other transfer of any Guaranteed Party’s interests in and rights under this Payment Guaranty or the other Loan Documents, or any claim, defense, counterclaim or setoff (other than that of prior performance), that Borrower, any Permitted Affiliate or any other Person may have or assert; or any amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any collateral that may at any time secure the Credit Line, or any Guaranteed Party’s exchange, release, or waiver of any other guaranty of all or any part of the Credit Line or any other indebtedness, obligations or liabilities of Borrower or any other guarantor to any Guaranteed Party under the Credit Line.

Section 6.    Permitted Affiliate’s Waivers. Each Permitted Affiliate waives:

(a)    all statutes of limitations as a defense to any action or proceeding brought against any Permitted Affiliate by Administrative Agent, to the fullest extent permitted by law;

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(b)    any right it may have to require Administrative Agent or any other Guaranteed Party to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Administrative Agent’s or any other Guaranteed Party’s power to pursue;

(c)    any defense based on any claim that any Permitted Affiliate’s obligations exceed or are more burdensome than those of Borrower;

(d)    any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Administrative Agent or any other Guaranteed Party from any cause, whether consented to by Administrative Agent or any other Guaranteed Party or arising by operation of law or from any Insolvency Proceeding, and (iii) any rejection or disaffirmance of the Credit Line, or any part of it, or any security held for it, in any such Insolvency Proceeding;

(e)    any defense based on any action taken or omitted by Administrative Agent or any other Guaranteed Party in any Insolvency Proceeding involving Borrower, including any election to have Administrative Agent’s or any other Guaranteed Party’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lenders to Borrower in any Insolvency Proceeding, and the taking and holding by Administrative Agent or the other Guaranteed Parties of any security for any such extension of credit;

(f)    all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Payment Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Administrative Agent to such Permitted Affiliate expressly provided for in Section 1;

(g)    any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Credit Line or any part of it; and

(h)    any defense based on or arising out of any action of Administrative Agent or any Lender described in Section 3 or Section 4 above.

Section 7.    Waivers of Subrogation and Other Rights and Defenses.

(a)    Upon a default by Borrower, Administrative Agent and/or any other Guaranteed Party in their sole discretion, without prior notice to or consent of any Permitted Affiliate, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security they may hold for the Credit Line, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Credit Line or any part of it or make any other accommodation with Borrower, any Permitted Affiliate or any other guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by Administrative Agent and/or any other Guaranteed Party shall release or limit the liability of any Permitted Affiliate, who shall remain liable under this Payment Guaranty after the action, even if the effect of the action is to deprive such Permitted Affiliate of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Administrative Agent for its own account or for the account of any other Guaranteed Party, whether contractual or

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arising by operation of law or otherwise. Each Permitted Affiliate expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Administrative Agent or any other Guaranteed Party or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Credit Line.

(b)    Regardless of whether any Permitted Affiliate may have made any payments to Administrative Agent for its own account or for the account of any other Guaranteed Party, each Permitted Affiliate waives, until all indebtedness, liabilities and other obligations of Borrower to the Guaranteed Parties under or in connection with the Agreement, the Notes and the other Loan Documents have been indefeasibly paid in full: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower, any other Permitted Affiliate or any other guarantor for any sums paid to Administrative Agent or any other Guaranteed Party, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to participate in any security now or later to be held by Administrative Agent or the other Guaranteed Parties for the Credit Line, and (iii) all rights to enforce any remedy that Administrative Agent or any other Guaranteed Party may have against Borrower, any other Permitted Affiliate or any other guarantor.

(c)    Each Permitted Affiliate waives such Permitted Affiliate’s rights of subrogation and reimbursement and any other rights and defenses available to such Permitted Affiliate by reason of Sections 2787 to 2855, inclusive, of the California Civil Code including, without limitation, any defenses such Permitted Affiliate may have to the Payment Guaranty obligation by reason of an election of remedies by Administrative Agent or any other Guaranteed Party, and any and all benefits that otherwise might be available to such Permitted Affiliate under California Civil Code §§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726. Accordingly, each Permitted Affiliate waives all rights and defenses that such Permitted Affiliate may have because Borrower’s debt may at any time be secured by real property. This means, among other things: (A) the Guaranteed Parties may collect from such Permitted Affiliate without first foreclosing on any real or personal property collateral that may at any time be pledged by Borrower; and (B) if the Administrative Agent forecloses on any real property collateral that may at any time be pledged by Borrower: (1) the amount of the debt may be reduced only by the price for which such collateral is sold at the foreclosure sale, even if such collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from such Permitted Affiliate even if the Administrative Agent, by foreclosing on such real property collateral, has destroyed any right such Permitted Affiliate may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Permitted Affiliate may have because Borrower’s debt may at any time be secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(d)    Each Permitted Affiliate waives all right and defenses arising out of an election of remedies by Administrative Agent or the other Guaranteed Parties, even though that election of remedies has destroyed such Permitted Affiliate’s rights of subrogation and reimbursement against Borrower.

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(e)    No provision or waiver in this Payment Guaranty shall be construed as limiting the generality of any other waiver contained in this Payment Guaranty.

Section 8.    Continuing Guaranty; Reinstatement. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Permitted Affiliate expressly acknowledge that this Payment Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Permitted Affiliate until termination of the Commitments and payment and performance in full of the Guaranteed Obligations. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Party, whether as a result of Insolvency Proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment.

Section 9.    Information Regarding Borrower and the Property. Before signing this Payment Guaranty, each Permitted Affiliate investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Unencumbered Asset Pool, and such other matters as each Permitted Affiliate deemed appropriate to assure itself of Borrower’s ability to discharge its obligations under the Loan Documents. Each Permitted Affiliate assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower’s ability to pay and perform its obligations to Administrative Agent and the other Guaranteed Parties. Neither Administrative Agent nor any Lender has a duty to disclose to any Permitted Affiliate any information that Administrative Agent or any Lender may have or receive about Borrower’s financial condition or business operations, or any other circumstances bearing on Borrower’s ability to perform.

Section 10.    Subordination. Any rights of any Permitted Affiliate, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or any other Permitted Affiliate, or to withdraw capital invested by it in Borrower or any other Permitted Affiliate, or to receive distributions from Borrower or any other Permitted Affiliate, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Administrative Agent and the other Guaranteed Parties of the Credit Line. After and during the continuation of an Event of Default, each Permitted Affiliate shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Credit Line has been paid and performed in full and any such sums received in violation of this Payment Guaranty shall be received by such Permitted Affiliate in trust for Administrative Agent and the other Guaranteed Parties. The foregoing notwithstanding, as long as no Event of Default is continuing, the Permitted Affiliates may from receive such reasonable management fees or reasonable salary from Borrower as Administrative Agent may

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find reasonably acceptable from time to time and may receive from Borrower and retain any other amounts that are not prohibited by the terms of the Agreement.

Section 11.    Permitted Affiliates’ Representations and Warranties. Each Permitted Affiliate represents and warrants that:

(a)    Financial Statements True and Correct. All financial information furnished or to be furnished to Administrative Agent regarding such Permitted Affiliate are or will be true and correct in all material respects determined according to GAAP unless otherwise provided for herein and do or will fairly represent the financial condition of such Permitted Affiliate (including all contingent liabilities) (for purposes of this Section 11(a), the term “material respects” means any variance in the aggregate amount of $10,000,000.00);

(b)    No Material Adverse Change. There has been no material adverse change in any Permitted Affiliate’s financial condition since the dates of the statements most recently furnished to Administrative Agent;

(c)    Organization of Permitted Affiliate. Each Permitted Affiliate is a corporation, partnership, or limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(d)    Authorization. The execution and compliance with this Payment Guaranty, the Agreement, and the other Loan Documents to which any Permitted Affiliate is a party are within such Permitted Affiliate’s powers, have been duly authorized, and do not conflict with any of such Permitted Affiliate’s organizational documents;

(e)    Enforceable Agreement. This Payment Guaranty is a legal, valid and binding agreement of each Permitted Affiliate, enforceable against such Permitted Affiliate in accordance with its terms, and any other Loan Document to which such Permitted Affiliate is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable, except to the extent that the enforcement of the rights and remedies of Administrative Agent or the other Guaranteed Parties may hereafter be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies, and the availability of equitable remedies may be subject to the discretion of the court before which any proceeding thereof is brought;

(f)    Good Standing. In each state in which each Permitted Affiliate does business, such Permitted Affiliate is, where required, properly licensed, in good standing and in compliance with fictitious name statutes;

(g)    No Conflicts. Each Permitted Affiliate, to the best of such Permitted Affiliate’s knowledge, is not in violation of, nor do the terms of this Payment Guaranty or any other Loan Document conflict with, any law (including Environmental Laws), regulation or ordinance, any order of any court or governmental entity, or any covenant or agreement affecting any Permitted Affiliate which would materially and adversely affect such Permitted Affiliate’s ability to perform its obligations under this Payment Guaranty or under any other Loan Document to which such Permitted Affiliate is a party; and

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(h)    Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against any Permitted Affiliate which, if lost, would materially adversely impair such Permitted Affiliate’s financial condition or ability to repay the Credit Line.

(i)    Other Obligations. Each Permitted Affiliate is not in material default (taking into account all applicable cure periods, if any) on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

(j)    No Required Third Party/Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with any third party or any Governmental Authority, is necessary or required in connection with the execution, delivery or performance of this Payment Guaranty or any other Loan Document to which any Permitted Affiliate is a party.

(k)    Solvency. Immediately prior to and after and giving effect to the incurrence of the Permitted Affiliates’ obligations under this Payment Guaranty each Permitted Affiliate is and will be Solvent. “Solvent” shall mean that (i) the fair value of such Permitted Affiliate’s assets is greater than the amount of such Permitted Affiliate’s liabilities as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act and any other applicable fraudulent conveyance statute; (ii) the present fair saleable value of such Permitted Affiliate’s assets is not less than the amount that will be required to pay the probable liability of such Permitted Affiliate on its debts as they become absolute and matured; (iii) such Permitted Affiliate is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business; (iv) such Permitted Affiliate does not intend to, and does not believe that it will, incur debts or liabilities beyond such Permitted Affiliate’s ability to pay as such debts and liabilities mature; and (v) such Permitted Affiliate is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Permitted Affiliate’s property would constitute unreasonably small capital.

Section 12.    Affirmative Covenant. Each Permitted Affiliate promises to keep the following covenant:

(a)    Compliance with Law. Each Permitted Affiliate shall comply with all existing and future laws (including Environmental Laws), regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all Governmental Authorities having jurisdiction over such Permitted Affiliate or such Permitted Affiliate’s business, as applicable, including those pertaining to the construction, sale, leasing or financing of any Unencumbered Asset Pool Property or the environmental condition of any Unencumbered Asset Pool Property, and with all recorded covenants and restrictions affecting any Unencumbered Asset Pool Property (all collectively, the “Requirements”). Notwithstanding any contrary provision in this Section, (i) each Permitted Affiliate shall have a right to contest all existing and future Requirements of Law (other than those relating to Environmental Laws) before complying therewith, and (ii) each Permitted Affiliate shall have a right to contest all existing and future Requirements relating to Environmental Laws for one year, before complying

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therewith, provide that no Unencumbered Asset Pool Property is in danger of being lost or forfeited.

(b)    Agreement Covenants. Each Permitted Affiliate shall observe, perform and comply with all covenants expressly applicable to such Permitted Affiliate set forth in Articles 4, 6 and 10 of the Agreement, which by their terms Borrower is required to cause such Permitted Affiliate to observe, perform and comply with, as if such covenants were set forth in full herein.

Section 13.    Negative Covenants. Without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld or delayed, no Permitted Affiliate’s jurisdiction of formation, place of business, or chief executive office (if such Permitted Affiliate has more than one place of business) shall change, except upon thirty (30) days’ prior written notice to Administrative Agent.

Section 14.    Governing Law; Jurisdiction and Dispute Resolution.

(vii)    GOVERNING LAW. THIS PAYMENT GUARANTY IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

(viii)    SUBMISSION TO JURISDICTION. EACH PERMITTED AFFILIATE AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT, EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PAYMENT GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PERMITTED AFFILIATE AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THIS PAYMENT GUARANTY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. AND EACH PERMITTED AFFILIATE AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THIS PAYMENT GUARANTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PAYMENT GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY GUARANTEED PARTY

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MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PAYMENT GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY PERMITTED AFFILIATE OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE SUCH PERMITTED AFFILIATE OR ITS PROPERTIES ARE LOCATED.

(ix)    WAIVER OF VENUE. EACH PERMITTED AFFILIATE AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PAYMENT GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH PERMITTED AFFILIATE AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THIS PAYMENT GUARANTY) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(x)    SERVICE OF PROCESS. EACH PERMITTED AFFILIATE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 20. NOTHING IN THIS PAYMENT GUARANTY WILL AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(xi)    WAIVER OF JURY TRIAL. EACH PERMITTED AFFILIATE AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PAYMENT GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PERMITTED AFFILIATE AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAVE BEEN INDUCED TO ENTER INTO THIS PAYMENT GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(xii)    Judicial Reference. If any action or proceeding by or against any party hereto in connection with any of the transactions contemplated by this Payment Guaranty or any other Loan Document is filed in a forum in which predispute waivers of the right to a trial by jury are invalid under applicable law, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 (or similar applicable law) to a referee (who shall be a single active or retired judge) to hear and determine

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all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” (or similar term) as defined in California Code of Civil Procedure Section 1281.8 (or similar applicable law) shall be heard and determined by the court, and (b) the prevailing party, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all fees and expenses of any referee appointed in such action or proceeding.

Section 15.    Authorization; No Violation. Each Permitted Affiliate is authorized to execute, deliver and perform under this Payment Guaranty, which is a valid and binding obligation of such Permitted Affiliate, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles. No provision or obligation of any Permitted Affiliate contained in this Payment Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which such Permitted Affiliate is a party. No consent, approval or authorization of or notice to any person or entity is required in connection with such Permitted Affiliate’s execution of and obligations under this Payment Guaranty.

Section 16.    Additional and Independent Obligations. Each Permitted Affiliate’s obligations under this Payment Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Administrative Agent in accordance with the terms of the Agreement. Each Permitted Affiliate’s obligations under this Payment Guaranty are joint and several, and are independent of those of each other Permitted Affiliate, each other guarantor and Borrower on the Credit Line. Administrative Agent or any other Guaranteed Party may bring a separate action, or commence a separate reference or arbitration proceeding against any Permitted Affiliate without first proceeding against Borrower, any other Permitted Affiliate, any other guarantor, any other Person or any security that Administrative Agent or any other Guaranteed Party may hold, and without pursuing any other remedy. Administrative Agent’s rights under this Payment Guaranty shall not be exhausted by any action by Administrative Agent until the Credit Line has been paid and performed in full.

Section 17.    No Waiver; Consents; Cumulative Remedies. Each waiver by Administrative Agent must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Administrative Agent’s or any other Guaranteed Party’s delay in exercising or failure to exercise any right or remedy against Borrower, any Permitted Affiliate, any other guarantor or any security. Consent by Administrative Agent or the other Guaranteed Parties to any act or omission by Borrower, any Permitted Affiliate, any other guarantor or any other Person shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Administrative Agent’s or the other Guaranteed Parties’ consent to be obtained in any future or other instance. All remedies of Administrative Agent or the other Guaranteed Parties against Borrower, each Permitted Affiliate and each other guarantor are cumulative.

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Section 18.    No Release. Each Permitted Affiliate shall not be released from its obligations under this Payment Guaranty except by a writing signed by Administrative Agent in accordance with the terms of the Agreement.

Section 19.    Heirs, Successors and Assigns; Participations. The terms of this Payment Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Administrative Agent, each Guaranteed Party and each Permitted Affiliate; provided, however, that no Permitted Affiliate may assign this Payment Guaranty, or assign or delegate any of its rights or obligations under this Payment Guaranty, without the prior written consent of Administrative Agent in accordance with the terms of the Agreement. Each Lender shall have the right to transfer its Commitment and its outstanding Loans to any other Person on the terms and subject to the conditions set forth in Section 10.5 of the Agreement. Without the consent of or notice to any Permitted Affiliate, Administrative Agent and the other Guaranteed Parties may disclose to any prospective or actual purchasers of any interest in any Loan or any other loans made by Lenders to Borrower (in the case of a prospective purchase of an interest in the Loans or any other loan, upon Lender’s receiving its standard confidentiality letter from the prospective purchaser of the interest in the Loan or any other loan), any financial or other information relating to any Permitted Affiliate, this Payment Guaranty or any security that may at any time be given for this Payment Guaranty.

Section 20.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, in the case of any Permitted Affiliate, to the address or telecopier number specified on the signature page hereof, and in the case of the Administrative Agent, the L/C Issuer and the Lenders, to the addresses or telecopier numbers specified in the Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Each of the Permitted Affiliates and the Guaranteed Parties may change its address or telecopier number for notices and other communications hereunder by notice to the other parties.

Section 21.    Rules of Construction. In this Payment Guaranty, the word “Borrower” includes each of the named Borrower, each other Loan Party and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Credit Line. The word “person” includes any individual, company, trust or other legal entity of any kind. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Payment Guaranty. All headings appearing in this Payment Guaranty are for convenience only and shall be disregarded in construing this Payment Guaranty. The rules of interpretation set forth in Section 1.2 of the Agreement shall be applicable to this Payment Guaranty and are incorporated herein by this reference.

Section 22.    Costs and Expenses; Indemnification.

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(xiii)    Costs and Expenses. Each Permitted Affiliate shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution and delivery of this Payment Guaranty and the other Guarantor Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any other Guaranteed Party (including the fees, charges and disbursements of any counsel for any Guaranteed Party) in connection with the enforcement or protection of its rights in connection with this Payment Guaranty and the other Loan Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Guaranteed Obligations.

(xiv)    Indemnification. Each Permitted Affiliate shall indemnify the Administrative Agent (and any sub-agent thereof), each other Guaranteed Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Permitted Affiliate or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Payment Guaranty or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower, any Permitted Affiliates or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower, any Permitted Affiliate or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(xv)    Interest. Any amounts payable to by any Permitted Affiliate under this Section 22 or otherwise under this Payment Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Reference Rate applicable to Reference Rate Committed Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon

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demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(xvi)    Payment. All amounts due under this Section 22 shall be payable within fifteen days after demand therefor.

(xvii)    Survival. The agreements in this Section 22 shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Guaranteed Obligations.

Section 23.    Consideration. Each Permitted Affiliate acknowledges that it expects to benefit from Lenders’ extension of the Credit Line to Borrower because of its relationship to Borrower, and that it is executing this Payment Guaranty in consideration of that anticipated benefit.

Section 24.    Payments

(a)    Each Permitted Affiliate hereby agrees, in furtherance of the foregoing provisions of this Payment Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against any Permitted Affiliate by virtue hereof, upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Permitted Affiliate shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such Insolvency Proceeding). Each Permitted Affiliate shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to the Permitted Affiliates.

(b)    Any and all payments by or on account of any Guaranteed Obligation hereunder or under any other Guarantor Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Permitted Affiliate shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Permitted Affiliate shall make such deductions and (iii) such Permitted Affiliate shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(c)    Without limiting the provisions of paragraph (b) above, each Permitted Affiliate shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)    Each Permitted Affiliate shall indemnify the Guaranteed Parties, within fifteen days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Guaranteed Parties and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Permitted Affiliate by a Guaranteed Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Guaranteed Party, shall be conclusive absent manifest error.

(e)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Permitted Affiliate to a Governmental Authority, such Permitted Affiliate shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)    Any payments by any Permitted Affiliate hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.3 of the Credit Agreement.

(g)    To the extent that any payment by or on behalf of Borrower is made to the Administrative Agent or any other Guaranteed Party, or the Administrative Agent or any other Guaranteed Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and the L/C Issuer severally (by its acceptance hereof) agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (ii) of the preceding sentence shall survive the payment in full of the Guaranteed Obligations and the termination of this Payment Guaranty.

(h)    Notwithstanding anything to the contrary contained herein or in Guarantor Document, the interest paid or agreed to be paid hereunder and under the other Guarantor Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any other Guaranteed Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied

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to the principal of the Guaranteed Obligations or, if it exceeds such unpaid principal, refunded to such Permitted Affiliate. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any other Guaranteed Party exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(i)    The agreements in this Section 24 shall survive the payment of all Guaranteed Obligations.

Section 25.    Stay of Acceleration. In the event that acceleration of the time for payment of any of the obligations guaranteed hereunder is stayed, in connection with any Insolvency Proceeding commenced by or against any Permitted Affiliate or Borrower, or otherwise, all such amounts shall nonetheless be payable jointly and severally by each Permitted Affiliate immediately upon demand by the Administrative Agent.

Section 26.    Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the L/C Issuer to or for the credit or the account of any Permitted Affiliate against any and all of the obligations of the Permitted Affiliates now or hereafter existing under this Payment Guaranty or any other Guarantor Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Payment Guaranty or any other Loan Document and although such obligations of such Permitted Affiliate may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and the L/C Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or the L/C Issuer may have. Each Lender and the L/C Issuer (by its acceptance hereof) agrees to notify the affected Permitted Affiliate and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 27.    Integration; Modifications. This Payment Guaranty (a) amends and restates in full all of the Existing Payment Guaranty, (b) integrates all the terms and conditions mentioned in or incidental to this Payment Guaranty, (c) supersedes all oral negotiations and prior writings with respect to its subject matter, and (d) is intended by each Permitted Affiliate, the Administrative Agent and the other Guaranteed Parties as the final expression of the agreement with respect to the terms and conditions set forth in this Payment Guaranty and as the complete and exclusive statement of the terms agreed to by each Permitted Affiliate, the Administrative Agent and the other Guaranteed Parties. No representation, understanding, promise or condition shall be enforceable against any Permitted Affiliate or any Guaranteed Party unless it is contained in this Payment Guaranty. This Payment Guaranty may not be modified except in a writing signed by both Administrative Agent and the Permitted Affiliate that is to be bound by such modification. No course of prior dealing, usage of trade, parol or

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extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

Section 28.    Miscellaneous. The legal incapacity of any Permitted Affiliate shall not terminate the obligations of such Permitted Affiliate under this Payment Guaranty, including its obligations with regard to future advances under the Loan Documents. The liability of all persons who are in any manner obligated under this Payment Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Payment Guaranty shall not affect any other provision. Time is of the essence in the performance of this Payment Guaranty by each Permitted Affiliate.

Section 29.    Counsel. Each Permitted Affiliate acknowledges that such Permitted Affiliate has had adequate opportunity to carefully read this Guarantee and to consult with an attorney of such Permitted Affiliate’s choice prior to signing it.

Section 30.    Future Permitted Affiliates. At such time following the date hereof as any subsidiary of Borrower, Guarantor or any Permitted Affiliate becomes an owner of an Unencumbered Asset Pool Property (an “Acceding Permitted Affiliate”), such Acceding Permitted Affiliate shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Annex 1 (the “Accession Agreement”), signifying its agreement to be bound by the provisions of this Payment Guaranty as a Permitted Affiliate to the same extent as if such Acceding Permitted Affiliate had originally executed this Payment Guaranty as of the date hereof.

Section 31.    Counterparts. This Payment Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 32.    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Permitted Affiliate that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Permitted Affiliate, which information includes the name and address of such Permitted Affiliate and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Permitted Affiliate in accordance with the Act.

Section 33.    Time is of the Essence. Time is of the essence of this Payment Guaranty and the other Guarantor Documents.

Section 34.    Severability. If any provision of this Payment Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Payment Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or

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unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 35.    Defined Terms. As used in this Payment Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Excluded Taxes” means, with respect to any Guaranteed Party or any other recipient of any payment to be made by or on account of any Guaranteed Obligation hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it, under the laws of any Governmental Authority, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any Governmental Authority, and (c) in the case of a Guaranteed Party that is a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to the Agreement (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1.5 of the Agreement, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 3.1.5 of the Agreement.

“Guaranteed Obligations” means the obligations guaranteed by the Permitted Affiliates hereunder, as set forth in Sections 1 and 2 hereof.

“Guaranteed Parties” means the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders.

“Guarantor Documents” means this Payment Guaranty and all other certificates, documents, agreements and instruments delivered to any Permitted Affiliate under or in connection with this Payment Guaranty.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Loan Party” means Borrower, Guarantor and each Permitted Affiliate.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Guarantor Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Payment Guaranty or any other Guarantor Document. Other Taxes shall not include any Excluded Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority and arising from any payment made hereunder or under any other Guarantor Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Payment Guaranty or any other Guarantor Document, including any interest, additions to tax or penalties applicable thereto.

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IN WITNESS WHEREOF, each Permitted Affiliate has executed this Second Amended and Restated Payment Guaranty, as of the date first above written.

Address Where Notices to Administrative Agent are to be Sent:

Bank of America, N.A.
1455 Market Street, CA5-701-05-19
San Francisco, CA 94103
Attention: Kathleen Carry
Telephone: (415) 436-4001
Facsimile: (415) 503-5001

JMS ACQUISITION LLC, a Delaware limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member and Manager
	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
JMS Acquisition, LLC
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

JAYSAC, LTD., Texas limited partnership

By:	Jaysac GP Corp., a Delaware corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
Jaysac, Ltd.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

JAYSAC GP CORP., a Delaware corporation

By:
Name:
Title:

Address where Notices are to be sent:
Jaysac GP Corp
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

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ESSEX BRIDLE TRAILS, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
Essex Bridle Trails, L.P.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX BRISTOL PARTNERS, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
Essex Bristol Partners, L.P.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX BUNKER HILL, L.P., a California limited partnership

By:	Essex Bunker Hill Corporation, a California corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
Essex Bunker Hill, L.P.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX LORRAINE LLC, a Delaware limited liability company

By:	Essex Lorraine, Inc., a California corporation, its Managing Member
By:
Name:
Title:

Address where Notices are to be sent:
Essex Lorraine LLC
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

G(2)-21

ESSEX MAPLE LEAF, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
Essex Maple Leaf, L.P.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX MARINA CITY CLUB, L.P., a California limited partnership

By	Essex MCC, LLC, a Delaware limited liability company, its General Partner
	By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member
		By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
Essex Marina City Club, L.P.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX MEADOWOOD, L.P., a California limited partnership

By:	Essex Meadowood Corporation, a California corporation, its General Partner
By:
Name:
Title:

Address where Notices are to be sent:
Essex Meadowood, L.P.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX PARK BOULEVARD, LLC, a Delaware limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, bits Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

Address where Notices are to be sent:
Essex Park Boulevard, LLC
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

G(2)-22

ESSEX SPRING LAKE, L.P., a California limited partnership

By:	Essex Management Corporation, a California corporation, its General Partner

By:
Name:
Title:

Address where Notices are to be sent:
Essex Spring Lake, L.P.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX TRACY DEVELOPMENT, INC., a California corporation

By:
Name:
Title:

Address where Notices are to be sent:
Essex Tracy Development, Inc.
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

JACKSON SCHOOL VILLAGE LIMITED PARTNERSHIP, a California limited partnership

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

Address where Notices are to be sent:
Jackson School Village Limited Partnership
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

NEWPORT BEACH NORTH LLC, a Delaware limited liability company

By:	Newport Beach North, Inc., a Delaware corporation, its Managing Member

By:
Name:
Title:

Address where Notices are to be sent:
Newport Beach North LLC
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

G(2)-23

PARK HILL LLC, a Washington limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, its Sole Member

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

Address where Notices are to be sent:
Park Hill LLC
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

ESSEX COLUMBUS LLC, a Delaware limited liability company

By:	Essex Columbus, Inc., a California corporation, its Managing Member
By:
Name:
Title:

Address to where Notices are to be sent:
Essex Columbus LLC
c/o Essex Property Trust, Inc.
925 E. Meadow Drive
Palo Alto, California 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372

G(2)-24

Annex 1
to the Guaranty

FORM OF ACCESSION AGREEMENT

To:	Bank of America, N.A. as Administrative Agent

Re:	_________________

Ladies and Gentlemen:

This Accession Agreement is made and delivered pursuant to Section 30 of that certain Second Amended and Restated Payment Guaranty dated as of March 24, 2006 (as amended, modified, renewed or extended from time to time, the “Payment Guaranty”), made by each Permitted Affiliate named in the signature pages thereof (each a “Permitted Affiliate”), in favor of the Lenders party to the Agreement referred to below, and the L/C Issuer, the Swing Line Lender and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Payment Guaranty or the Agreement.

Essex Portfolio, L.P., a California limited partnership (“Borrower”), is party to that certain Fourth Amended and Restated Credit Agreement dated as of March 24, 2006 (the “Agreement”) by and among Borrower, the Lenders from time to time party thereto (the “Lenders”), the L/C Issuer, the Swing Line Lender and the Administrative Agent.

The undersigned, ___________________________ [insert name of acceding Permitted Affiliate], a _____________________ [corporation, partnership, limited liability company, etc.], is a direct or indirect wholly-owned subsidiary of Borrower, Guarantor or any Permitted Affiliate that owns an Unencumbered Asset Pool Property and hereby acknowledges for the benefit of the Guaranteed Parties that it shall be a “Permitted Affiliate” for all purposes of the Payment Guaranty effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 11 of the Payment Guaranty are true and correct in all material respects as to the undersigned as of the date hereof.

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Permitted Affiliate under, and to be bound in all respects by the terms of, the Payment Guaranty, including, without limitation, Section 11, Section 12 and Section 13 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto.

A-1

This Accession Agreement shall constitute a Loan Document under the Agreement.

THIS ACCESSION AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[Acceding Permitted Affiliate]
By
Title

Address for Notices:
c/o

Attn.:
Fax No.:
Email:

A-2

EXHIBIT H-1

FORM OF REVOLVING NOTE

AMENDED AND RESTATED REVOLVING NOTE

$____________________	San Francisco, California
March 24, 2006

FOR VALUE RECEIVED, ESSEX PORTFOLIO, L.P., a California limited partnership (“Borrower”), promises to pay to the order of ______________________ (“Lender”), at the offices of Bank of America, N.A., Administrative Agent for Lender, at 901 Main Street, TX1-492-14-14, Dallas, Texas 75202-3714, or at such other place as Lender may designate in writing from time to time, the sum of ______________________ DOLLARS ($______________________), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

Interest shall accrue on amounts outstanding hereunder in accordance with that certain Fourth Amended and Restated Revolving Credit Agreement, dated as of March 24, 2006 (the “Agreement”), among Borrower, the financial institutions party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer (capitalized terms used and not defined herein shall have the meanings given to them in the Agreement). Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Reference Rate Committed Loan Margin, or (b) at Borrower’s option, subject to the terms of the Agreement, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Committed Loan Margin. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Except as otherwise specified in the Agreement, interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

All unpaid principal and interest outstanding hereunder shall be due and payable as provided in the Agreement. This Note may be amended, modified, supplemented or replaced as provided in the Agreement.

This Note is one of the Notes referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening

H(1)-1

of certain stated events. This Note is entitled to the benefits of the Guaranty and each Payment Guaranty.

[This Note, amends and restate in full that certain [Second] Amended and Restated Revolving Note dated April 30, 2004, made by the undersigned and payable to the order of the Lender, in the maximum principal amount of $______________________ (the “Original Note”), which Original Note was made pursuant to that certain Third Amended and Restated Revolving Loan Agreement dated as of April 30, 2004, among the undersigned, as “Borrower”, Bank of America, N.A, as “Administrative Agent”, and the lenders party thereto, which Third Amended and Restated Revolving Loan Agreement has been amended and restated in full by the Agreement.]*

Lender may endorse on a schedule annexed to this Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement and the amount of each payment of principal that Borrower makes with respect thereto. Borrower irrevocably authorizes Lender to endorse this Note, and Lender’s record shall be conclusive absent manifest error; provided, however, that Lender’s failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect Borrower’s obligations to Lender hereunder or under the Agreement.

Borrower waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Time is of the essence hereof.

This Note has been executed by the undersigned in the State of California. THIS NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

ESSEX PORTFOLIO, L.P., a California limited partnership
By:	ESSEX PROPERTY TRUST, INC., a Maryland corporation
By:
Name:
Title:

H(1)-2

EXHIBIT H-2

FORM OF SWING LINE NOTE

SECOND AMENDED AND RESTATED REVOLVING NOTE
(Swing Line)

$25,000,000.00	San Francisco, California
March 24, 2006

FOR VALUE RECEIVED, ESSEX PORTFOLIO, L.P., a California limited partnership (“Borrower”), promises to pay to the order of BANK OF AMERICA, N.A. (“Swing Line Lender”), at the offices of Bank of America, N.A., Administrative Agent for Swing Line Lender, at 901 Main Street, TX1-492-14-14, Dallas, Texas 75202-3714, or at such other place as Swing Line Lender may designate in writing from time to time, the sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

Interest shall accrue on amounts outstanding hereunder in accordance with that certain Fourth Amended and Restated Revolving Credit Agreement, dated as of March 24, 2006 (the “Agreement”), among Borrower, the financial institutions party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer (capitalized terms used and not defined herein shall have the meanings given to them in the Agreement). Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Reference Rate Committed Loan Margin. A change in the interest rate for Swing Line Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Except as otherwise specified in the Agreement, interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

All unpaid principal and interest outstanding hereunder shall be due and payable as provided in the Agreement.

This is the Swing Line Note referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. This Swing Line Note is entitled to the benefits of the Guaranty and each Payment Guaranty.

This Swing Line Note amends and restates in full that certain Amended and Restated Revolving Note (Swing Line), dated April 30, 2004, made by the undersigned and payable to the

H(2)-1

order of Bank of America, N.A. in the maximum principal amount of $25,000,000, which Revolving Note (Swing Line) was made pursuant to that certain Third Amended and Restated Revolving Loan Agreement dated as of April 30, 2004, among the undersigned, as “Borrower”, Bank of America, N.A, as “Administrative Agent”, and the Swing Line Lenders party thereto, which agreement has been amended and restated in full by the Agreement.

Swing Line Lender may endorse on a schedule annexed to this Swing Line Note the date, amount and maturity of each Swing Loan that it makes pursuant to the Agreement and the amount of each payment of principal that Borrower makes with respect thereto. Borrower irrevocably authorizes Swing Line Lender to endorse this Swing Line Note, and Swing Line Lender’s record shall be conclusive absent manifest error; provided, however, that Swing Line Lender’s failure to make, or its error in making, a notation on the attached schedule with respect to any Swing Loan shall not limit or otherwise affect Borrower’s obligations to Swing Line Lender hereunder or under the Agreement.

Borrower waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Line Note. Time is of the essence hereof.

This Swing Line Note has been executed by the undersigned in the State of California. THIS SWING LINE NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

ESSEX PORTFOLIO, L.P., a California limited partnership
By:	ESSEX PROPERTY TRUST, INC., a Maryland corporation
By:
Name:
Title:

H(2)-2

EXHIBIT H-3

FORM OF BID NOTE

BID NOTE

San Francisco, California
March 24, 2006

FOR VALUE RECEIVED, ESSEX PORTFOLIO, L.P., a California limited partnership (“Borrower”), promises to pay to the order of ______________________ (“Lender”), at the offices of Bank of America, N.A., Administrative Agent for Lender, at 901 Main Street, TX1-492-14-14, Dallas, Texas 75202-3714, or at such other place as Lender may designate in writing from time to time, the principal amount of each Bid Loan from time to time made by the Lender to Borrower under the Agreement referenced below, in immediately available funds and lawful money of the United States of America.

Interest shall accrue on the unpaid principal amount of each Bid Loan from the date of such Bid Loan until such principal is repaid in full, in accordance with that certain Fourth Amended and Restated Revolving Credit Agreement, dated as of March 24, 2006 (the “Agreement”), among Borrower, the financial institutions party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer (capitalized terms used and not defined herein shall have the meanings given to them in the Agreement). Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating per annum rate equal to the Absolute Rate, or (b) at Borrower’s option, subject to the terms of the Agreement, at a per annum rate equal to the LIBOR Rate plus the margin specified by the Lender pursuant to Section 2.4 of the Agreement. Except as otherwise specified in the Agreement, interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

All unpaid principal and interest outstanding hereunder shall be due and payable as provided in the Agreement. This Bid Note may be amended, modified, supplemented or replaced as provided in the Agreement.

This Bid Note is one of the Notes referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. This Bid Note is entitled to the benefits of the Guaranty and each Payment Guaranty.

H(3)-1

Lender may endorse on a schedule annexed to this Bid Note the date, amount and maturity of each Bid Loan that it makes pursuant to the Agreement and the amount of each payment of principal that Borrower makes with respect thereto. Borrower irrevocably authorizes Lender to endorse this Bid Note, and Lender’s record shall be conclusive absent manifest error; provided, however, that Lender’s failure to make, or its error in making, a notation on the attached schedule with respect to any Bid Loan shall not limit or otherwise affect Borrower’s obligations to Lender hereunder or under the Agreement.

Borrower waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Bid Note. Time is of the essence hereof.

This Bid Note has been executed by the undersigned in the State of California. THIS BID NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR SUCCESSOR PROVISION), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

ESSEX PORTFOLIO, L.P., a California limited partnership
By:	ESSEX PROPERTY TRUST, INC., a Maryland corporation
By:
Name:
Title:

H(3)-2

Bid Loans and Payments with respect thereto

Date	Type of Bid Loan Made	Amount of Bid Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

H(3)-3

EXHIBIT I-1

FORM OF BID REQUEST

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Revolving Credit Agreement dated as of March 24, 2006, among Essex Portfolio L.P., a California limited partnership (“Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., individually as a Lender and as administrative agent (in such capacity, “Administrative Agent”) and as Swing Line Lender and as L/C Issuer (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined).

The Lenders are invited to make Bid Loans:

1.	On ______________________ (a Business Day).

2.	In an aggregate amount not exceeding $______________________ (with any sublimits set forth below).

3.	Comprised of (select one):
☐ Bid Loans based on an Absolute Rate	☐ Bid Loans based on a LIBOR Rate

Bid Loan No.	Interest Period requested[5]	Maximum principal amount requested
1	_______days/mos	$ _______________
2	_______days/mos	$ _______________
3	_______days/mos	$ _______________

The Bid Borrowing requested herein complies with the requirements of Section 2.4 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the application of the proceeds therefrom:

5	14 to 180 days for a bid Loan based on an Absolute Rate; one to six months for a Bid Loan based on a LIBOR Rate.

I(1)-1

(a)    The Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations shall not, after giving effect to the requested Bid Borrowing, exceed the Availability.

(b)    All of the representations and warranties contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Bid Borrowing, both before and after giving effect to such Bid Borrowing; provided, however, that the representations and warranties set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to Administrative Agent pursuant to the Agreement.

(c)    No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the requested Bid Borrowing.

(d)    The proceeds of the Bid Borrowing are only as permitted by the Agreement;

(e)    No act, omission, change or event which would have a material adverse effect on Borrower has occurred since the date of the Agreement.

(f)    Enclosed are the documents and information requested by Lender as a condition to the requested Bid Borrowing.

Borrower authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit I-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.4 of the Agreement for submitting Competitive Bids.

Dated as of _____________, 200__	ESSEX PORTFOLIO, L.P., a California limited partnership

	By:	Essex Property Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

I(1)-2

EXHIBIT I-2

FORM OF COMPETITIVE BID

__________, ____
To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Revolving Credit Agreement dated as of March 24, 2006, among Essex Portfolio L.P., a California limited partnership (“Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., individually as a Lender and as administrative agent (in such capacity, “Administrative Agent”) and as Swing Line Lender and as L/C Issuer (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined).

In response to the Bid Request dated _________________________, ____, the undersigned offers to make the following Bid Loan(s):

1.	Borrowing date: _________________________ (a Business Day).

2.	In an aggregate amount not exceeding $_________________________ (with any sublimits set forth below).

3.	Comprised of:

Bid Loan No.	Interest Period Offered6	Bid Maximum	Absolute Rate Bid or LIBOR Margin Bid*
1	_______days/mos	$ _______________	(- +) _______%
2	_______days/mos	$ _______________	(- +) _______%
3	_______days/mos	$ _______________	(- +) _______%

6	14 to 360 days for a bid Loan based on an Absolute Rate; one to twelve months for a Bid Loan based on the LIBOR Rate.
*	Expressed in multiples of 1/100th of a basis point.

I(2)-1

Contact Person: ________________________________   Telephone: ________________________________

[LENDER]

By:
Name:
Title:

THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:
The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

ESSEX PORTFOLIO, L.P., a California limited partnership

By:	Essex Property Trust, Inc., a Maryland corporation,its General Partner

By:
Name:
Title:

I(2)-2

SCHEDULE 1.1

LENDERS NAMES, ADDRESSES AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$34,500,000	17.25%
PNC Bank National Association	$34,000,000	17.00%
Union Bank of California, N.A.	$34,000,000	17.00%
JPMorgan Chase Bank, N.A.	$27,500,000	13.75%
KeyBank National Association	$25,000,000	12.50%
Comerica Bank	$25,000,000	12.50%
Chevy Chase Bank, F.S.B.	$20,000,000	10.00%
TOTAL	$200,000,000	100.00%

Sch1.1-1

SCHEDULE 1.2

ADMINISTRATIVE AGENT’S OFFICE;

AGENT’S PAYMENT OFFICE

BORROWER:

ESSEX PORTFOLIO, L.P.
Care of: Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, CA 94303
Attn: Mark J. Mikl and Jordan E. Ritter
Facsimile: (650) 843-1514 and (650) 858-1372
Telephone: (650) 849-1614 and (650) 849-1659
Email: mmikl@essexpropertytrust.com and jritter@essexpropertytrust.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
901 Main Street, 14th Floor, TX1-492-14-14
Dallas, TX 75202-3714
Attention: Sharon M. Tolin
Telephone: (214) 209-0203
Facsimile: (214) 290-9645
Electronic Mail: sharon.m.tolin@bankofamerica.com
Account No.: 1292000883
Ref: Essex Property Trust
ABA# 111000012

Other Notices as Administrative Agent:

Bank of America, N.A.
1455 Market Street, CA5-701-05-19
San Francisco, CA 94103
Attention: Kathleen Carry
Telephone: (415) 436-4001
Facsimile: (415) 503-5001
Electronic Mail: kathleen.carry@bankofamerica.com

Sch1.2-1

L/C ISSUER:

Bank of America, N.A.
Trade Operations - Los Angeles
1000 W. Temple Street, CA9-705-07-05
Los Angeles, CA 90012-1514
Attention: Stella Rosales, AVP; Trade Finance SVC Center Coordinator
Telephone:213-481-7828
Facsimile: 213-580-8441
Electronic Mail: Stella.Rosales@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, TX 75202-3714
Attention: Sharon M. Tolin
Telephone: (214) 209-0203
Facsimile: (214) 290-9645
Electronic Mail: sharon.m.tolin@bankofamerica.com
Account No.: 1292000883
Ref: Essex Property Trust
ABA# 111000012

Sch1.2-2

SCHEDULE 1.3

EXISTING LETTERS OF CREDIT

L/C no.	Amount	Expiry Date	Beneficiary

3065020	$1,902,400	8/26/06	The Travelers Indemnity Co.

Sch1.3-1

SCHEDULE 1.4

PERMITTED AFFILIATES

JMS Acquisition LLC

Jaysac, Ltd.

Jaysac GP Corp.

Essex Bridle Trails, L.P.

Essex Bristol Partners, L.P.

Essex Bunker Hill, L.P.

Essex Columbus LLC

Essex Lorraine LLC

Essex Maple Leaf, L.P.

Essex Marina City Club, L.P.

Essex Meadowood, L.P.

Essex Park Boulevard, LLC

Essex Spring Lake, L.P.

Essex Tracy Development, Inc.

Jackson School Village Limited Partnership

Newport Beach North LLC

Park Hill LLC

Sch1.4-1

SCHEDULE 1.5

PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $3,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $3,500 plus the amount set forth below:

Transaction	Assignment Fee

First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-
Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500

Sch.1.5-1